UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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United Continental Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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April 27, 2012

Dear Stockholder:

On behalf of the Board of Directors, we are pleased to invite you to the 2012 Annual Meeting of Stockholders of United Continental Holdings, Inc. A notice of the 2012 Annual Meeting and proxy statement follows. Please read the enclosed information and our 2011 Annual Report carefully before voting your proxy.

This year, we will continue to take advantage of the U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the internet. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Your vote is important. Even if you plan to attend the meeting in person, please authorize your proxy or direct your vote by following the instructions on each of your voting options described in the proxy statement and the Notice of Internet Availability. You may vote your shares by internet, telephone or mail pursuant to the instructions included on the proxy card or voting instruction card. We encourage you to use the first option and vote by internet.

Thank you for your continued support of United. We look forward to seeing you at the 2012 Annual Meeting.

Sincerely,

Glenn F. Tilton

Chairman of the Board

Jeffery A. Smisek

President and Chief Executive Officer

UNITED CONTINENTAL HOLDINGS, INC.

77 W. Wacker Drive

Chicago, Illinois 60601

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 12, 2012

DATE:	Tuesday, June 12, 2012
TIME:	9:00 a.m., Eastern Time
PLACE:	Crowne Plaza Hotel
1605 Broadway
New York, NY 10019

MATTERS TO BE VOTED ON:

1.	Election of the following members of the Board of Directors:

–	Eleven directors, to be elected by the holders of Common Stock;

–	One ALPA director, to be elected by the holder of Class Pilot MEC Junior Preferred Stock; and

–	One IAM director, to be elected by the holder of Class IAM Junior Preferred Stock.

2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2012.

3.	An advisory resolution approving the compensation of the Company’s named executive officers as presented in the proxy statement.

4.	Any other matters that may be properly brought before the meeting.

Brett J. Hart

Executive Vice President, General Counsel and Secretary

Chicago, Illinois

April 27, 2012

Even if you plan to attend the Annual Meeting in person, please authorize your proxy or direct your vote by following the instructions on each of the voting options described in the proxy statement and the Notice of Internet Availability. You may vote your shares by internet, telephone or mail pursuant to the instructions included on the proxy card or voting instruction card. If you mail the proxy or voting instruction card, no postage is required if mailed in the United States. If you attend the Annual Meeting in person and want to withdraw your proxy, you may do so as described in the attached proxy statement and vote in person on all matters properly brought before the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2012. The Company’s Notice of Annual Meeting, Proxy Statement and 2011 Annual Report to stockholders are available on the internet at http://www.envisionreports.com/ual.

(i)

UNITED CONTINENTAL HOLDINGS, INC.

77 W. Wacker Drive

Chicago, Illinois 60601

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 12, 2012

GENERAL INFORMATION

Purpose, Place, Date and Time

This proxy statement is furnished to you by our Board of Directors (the “Board”) in connection with the solicitation of your proxy to be voted at the 2012 Annual Meeting of Stockholders of United Continental Holdings, Inc., which we refer to as the “Annual Meeting,” to be held on Tuesday, June 12, 2012, at 9:00 a.m., Eastern Time, at the Crowne Plaza Hotel, 1605 Broadway, New York, NY 10019. This proxy statement is being made available to you on approximately April 27, 2012. In this proxy statement, the terms “we,” “our,” “us,” “UAL” and the “Company” refer to United Continental Holdings, Inc., which is the parent company of Continental Airlines, Inc. (“Continental”) and United Air Lines, Inc. (“United”). The Company became the parent company of Continental upon the closing of our merger transaction (the “Merger”) on October 1, 2010.

Internet Availability of Proxy Materials

We will continue to take advantage of the “Notice and Access” rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), which allow public companies to deliver a “Notice of Internet Availability of Proxy Materials” and provide internet access to proxy materials and annual reports to their stockholders. The use of Notice and Access generates cost savings for the Company and reduces the environmental impact of our Annual Meeting. In lieu of paper copies of the proxy statement and other materials, most of our stockholders will receive a “Notice of Internet Availability.” The Notice of Internet Availability will include instructions on accessing and reviewing our proxy materials and annual report to stockholders on the internet, and will provide instructions on submitting a proxy on the internet. Please follow the instructions on the Notice of Internet Availability for requesting paper or email copies of our proxy materials and annual report.

Pursuant to the SEC’s rules, our 2011 Annual Report, which includes our audited consolidated financial statements for 2011, is not considered a part of, or incorporated by reference in, our proxy solicitation materials.

Voting Rights and Proxy Information

Who is entitled to vote?

If you are a stockholder with shares of our voting stock, including our common stock, $0.01 par value per share (“Common Stock”) registered in your name with Computershare Investor Services, the Company’s transfer agent and registrar, then you are considered a “stockholder of record.” Stockholders of record at the close of business on April 16, 2012, which is known as the “record date” for the meeting, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

The following chart shows the number of shares of each class of our voting stock outstanding as of the record date, the number of holders of each class as of the record date entitled to vote at the meeting, the votes per share for each class for all matters on which the shares vote, and the directors each class is entitled to elect. The aggregate number of votes to which each class is entitled is equal to the number of shares outstanding of each respective class.

Title of Class	Shares Outstanding	Holders of Record	Votes per Share	Voting for Directors
Common Stock	332,061,107	30,157	1	Class elects 11 directors

Class Pilot MEC Junior Preferred Stock	1	1(ALPA-MEC)	1	Class elects 1 ALPA director

Class IAM Junior Preferred Stock	1	1(IAM)	1	Class elects 1 IAM director

How do I vote if I am a stockholder of record?

If you are a stockholder of record that holds shares as of the record date, you have three options for delivering your proxy to vote your shares:

•    Vote by Internet

You can vote via the internet by logging onto http://www.envisionreports.com/ual and following the prompts using the control number located on your meeting notice or proxy card. This vote will be counted immediately and there is no need to mail your proxy card.

•    Vote by Telephone

To use the telephone voting procedure, dial 1-800-652-8683 and listen for further directions. You must have a touch-tone phone in order to respond to the questions. This vote will be counted immediately and there is no need to mail your proxy card.

•    Vote by Proxy Card

Shares eligible to be voted, and for which a properly signed proxy card is returned, will be voted in accordance with the instructions specified on the proxy card.

Proxies submitted by internet or telephone must be received by 11:59 p.m., Eastern Time, on Monday, June 11, 2012.

We encourage you to vote by internet.

How are my shares voted if I do not indicate how to vote on the proxy card?

If no instructions are indicated on the proxy card, your shares will be voted “FOR” the election of each of the nominees for director (Proposal No. 1), “FOR” the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2), and “FOR” the advisory resolution approving the compensation of the Company’s named executive officers as presented in this proxy statement (Proposal No. 3).

How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?

If you hold your shares in an account at a broker, bank, trust or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you received a Notice of Internet Availability, votes directed by internet or telephone must be received by 11:59 p.m., Eastern Time, on Monday, June 11, 2012, the day before the Annual Meeting. You may direct the voting of those shares over the internet or by telephone by following the instructions provided. If you received printed proxy materials, you may vote by internet, telephone or mail pursuant to the instructions included on the voting instruction card provided to you by your broker, bank, trust or other nominee. Directing the vote of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first obtain a legal proxy from the stockholder of record for your shares.

How do I vote my shares if I participate in one of the United 401(k) plans?

If you hold shares in an account under the United Airlines Ground Employee 401(k) Plan, the United Airlines Flight Attendant 401(k) Plan or the United Airlines Management and Administrative 401(k) Plan (each a “Plan,” and collectively, the “Plans”), Computershare has sent you the Company’s proxy materials directly. You may direct the trustee of the Plans, Evercore Trust Company, N.A., on how to vote your Plan shares by following the instructions on each of the voting options described in the Notice of Internet Availability you received or, if you received printed proxy materials, you may direct the voting of your Plan shares by internet, telephone or mail pursuant to the instructions included on the proxy card. Please note that, in order to permit the trustee for the Plans to tally and vote all of the shares of Common Stock held in the Plans, your instructions, whether by internet, telephone, or proxy card, must be completed and received prior to 12:00 p.m., Eastern Time, on Thursday, June 7, 2012. You may not change your vote related to such Plan shares after this deadline.

If you do not provide voting instructions to the trustee, your Plan shares will be voted by the trustee in the same proportion that it votes shares in other Plan accounts for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of each Plan and trust agreement.

How is a quorum determined?

A quorum is necessary for conducting a valid annual meeting. The presence in person or represented by proxy of the holders of a majority of the total shares outstanding and entitled to vote at the meeting is necessary to constitute a quorum at the meeting.

Abstentions (shares of the Company’s capital stock for which proxies have been received but for which the holders have abstained from voting) and broker non-votes, which are described below, will be included in the calculation of the number of shares of the Company’s capital stock represented at the meeting for purposes of determining whether a quorum has been achieved.

What are “broker non-votes”?

Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks, trusts or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain routine matters when they do not receive timely voting instructions from the beneficial owner. With respect to certain non-routine matters, the broker, bank, trust or other nominee is not permitted to vote shares for a beneficial owner when they do not receive timely voting instructions. A “broker non-vote” occurs under the NYSE rules when a broker, bank, trust or other nominee is not permitted to vote on a particular proposal because it has not received voting instructions from a beneficial owner and does not have discretionary voting power with respect to that proposal. Accordingly, if you are a beneficial owner and do not provide timely voting instructions to a broker, bank, trust or other nominee that holds your shares, that institution will be prohibited from voting your shares in its discretion on all of the proposals set forth in this proxy statement other than the ratification of the independent registered public accounting firm (Proposal No. 2), which is the only “routine” matter included in the proposals.

If you are a beneficial owner, please note that, as indicated above, a broker, bank, trust or other nominee holding shares on your behalf will not be permitted to vote your shares with respect to the election of directors (Proposal No. 1) or the advisory resolution approving the compensation of the named executive officers (Proposal No. 3), which are considered non-routine matters, unless you provide timely voting instructions. We urge you to submit your voting instructions to your broker, bank, trust or other nominee in advance of the meeting. Please see “How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?” above for a discussion of the procedures and deadline for submitting your voting instructions.

What classes of stock vote for which matter and what is the vote required?

The holders of Common Stock, the Class Pilot MEC Junior Preferred Stock and the Class IAM Junior Preferred Stock will vote together as a single class on all proposals presented at the meeting other than the election of directors (Proposal No. 1).

Under the Delaware General Corporation Law and our Amended and Restated Bylaws (the “Bylaws”), provided a quorum is present: (i) the affirmative vote of the holders of the shares of capital stock representing a plurality of the votes present in person or by proxy at the meeting and entitled to be cast on the matter will be required to elect the directors to be elected by the applicable class of capital stock (Proposal No. 1); and (ii) the affirmative vote of the holders of the shares of capital stock representing a majority of the votes present in person or represented by proxy at the meeting and entitled to be cast on the matter will be required to approve the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2) and the advisory resolution approving the compensation of the named executive officers (Proposal No. 3).

How do abstentions work?

Abstentions are counted for purposes of determining whether a quorum is present. Abstentions will have the effect of a vote against the matters presented for a vote of the stockholders, other than the election of directors. Abstentions have no effect with respect to the election of directors (Proposal No. 1). For all other matters, abstaining shares are considered present and unvoted, which means they have the same effect as votes against the proposal.

How does the proxy voting process work?

If the proxy card is voted properly using the internet or telephone procedures specified, or is properly dated, signed and returned by mail, the proxy will be voted at the meeting in accordance with the instructions indicated by it. Our Board does not know of any matters, other than as described in this Notice of Annual Meeting and proxy statement, which are to come before the meeting. If a proxy is given, the persons named in the proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented at the meeting for action, including any proposal to adjourn or concerning the conduct of the meeting.

If a quorum is not present at the time the meeting is convened for any particular purpose, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the meeting with the vote of the stockholders then present. The persons named in the proxy may vote any shares of capital stock for which they have voting authority in favor of an adjournment.

How do I revoke a proxy?

Any proxy may be revoked by the person giving it at any time before it is voted. We have not established any specified formal procedure for revocation. A proxy may be revoked by a later proxy delivered using the internet or telephone voting procedures or by written notice mailed to the Secretary prior to the meeting. If you hold your shares through a broker, bank, trust or other nominee, you should follow their instructions as to how you can revoke a proxy. Attendance at the meeting will not automatically revoke a proxy, but a holder of Common Stock in attendance may request a ballot and vote in person, which revokes a previously granted proxy.

How are proxies being solicited and who pays solicitation expenses?

Proxies are being solicited by the Board on behalf of the Company. All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by us. In addition to solicitation by use of mails, proxies may be solicited by our directors, officers and employees in person or by telephone or other means of communication. These individuals will not be additionally compensated, but may be reimbursed for out-of-pocket expenses associated with solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock and voting preferred stock held of record, and we may reimburse these individuals for their reasonable expenses. To help assure the presence in person or representation by proxy of the largest number of stockholders possible, we have engaged Georgeson Inc., a proxy solicitation firm, to solicit proxies on our behalf. We are paying Georgeson a proxy solicitation fee of $11,000 plus reimbursement for reasonable out-of pocket costs and expenses.

What do I need to attend the meeting?

Admittance is limited to stockholders of the Company. The following procedures have been adopted to ensure that the Company’s stockholders can check in efficiently when entering the meeting.

Stockholders of Record

If you are a stockholder of record on April 16, 2012, you (or your duly appointed proxy holder) are entitled to attend the meeting. If you are a registered stockholder or you own shares through a Plan, there is an admission ticket located on your meeting notice or proxy card. You will be asked to present the admission ticket and valid picture identification to obtain admittance to the meeting.

If you are a record holder (or a record holder’s duly appointed proxy) and you do not have an admission ticket with you at the meeting, you will be admitted upon verification of ownership at the stockholders’ registration desk. Please be prepared to present valid picture identification.

Beneficial Stockholders

If you are a beneficial owner of Common Stock as of April 16, 2012, you may obtain admittance at the stockholders’ registration desk by presenting evidence of your Common Stock ownership. This evidence could be a legal proxy from the institution that is the record holder of your shares, or your most recent account statement from your broker, bank, trust or other nominee that includes the record date, along with valid picture identification. Please note that in order to vote at the meeting, beneficial owners must present the legal proxy from the record holder.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominating/Governance Committee has recommended to our Board, and our Board has unanimously nominated, the individuals named below for election as directors at our Annual Meeting. Except where you withhold authority or instruct otherwise, your proxy will be voted at the meeting, or any adjournments or postponements thereof, “FOR” the election of the nominee(s) named below for a term of one year and until his or her successor is duly elected and qualified. Incumbent directors will hold office until our next Annual Meeting of Stockholders, until their successors are elected and qualified, or until their earlier death, resignation or removal. Our Board expects all of the nominees named below, each of whom currently serves on our Board, to be available for election. Two current members of the Board will not stand for re-election at the 2012 Annual Meeting and as a result, will retire at the end of their current term: James J. O’Connor, who has reached the Board’s mandatory retirement age, and W. James Farrell.

Stockholder nominations will not be accepted for filling Board seats at the meeting as our Bylaws require advance notice for such a nomination, the time for which has passed as of the date of this proxy statement. Your proxy cannot be voted for a greater number of persons than the number of nominees named herein. There is no family relationship between any of the nominees for director or between any nominee and any executive officer of the Company.

Director Qualifications

Set forth on the following pages is biographical and other information about each nominee for election as a director. This information includes the principal occupations and directorships on the boards of public companies and registered investment companies held by the nominees during the past five years. This information also includes a discussion of the specific experience, qualifications, attributes and skills of each nominee that led to the Board’s determination that each nominee is qualified and should serve as a director.

In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills, our Board believes that all of our director nominees have demonstrated certain common attributes that the Board would generally expect any director nominee to possess. Those common attributes include an appropriate level of business, government or professional acumen, the capacity for strategic and critical thinking, leadership capabilities, a reputation for integrity and ethical conduct, and an ability to work collaboratively. Please see “Corporate Governance—Nominations for Directors” below for further discussion of the criteria considered by the Nominating/Governance Committee when identifying director nominees.

Directors to be Elected by Common Stock

Eleven directors are to be elected by the holders of Common Stock. Each director has served continuously since the date of his or her appointment. If a nominee unexpectedly becomes unavailable before election, proxies from the holders of Common Stock may be voted for another person designated by the Board or the appropriate Board Committee as required by our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). No persons other than our directors are responsible for the naming of nominees.

Nominee	(1) Principal Occupation (Current and past 5 years) (2) Public Company and Registered Investment Company Directorships (Current and past 5 years) (3) Experience and Qualifications			Age	Director Since
Carolyn Corvi	(1)		Retired Vice President and General Manager, Airplane Programs, Commercial Airplanes of Boeing Commercial Airplanes (commercial jet aircraft segment) (2005-2008); Various other positions with Boeing for 34 years, including Vice President and General Manager of 737/757 Programs, Vice President of Aircraft Systems and Interiors, Vice President of the Propulsion Systems Division, Director of Quality Assurance for the Fabrication Division and Director of Program Management for 737/757 Programs.	60	2010
	(2 (3	) )

Director—Continental (2009-2010); Goodrich Corporation (2009-present).

Ms. Corvi provides extensive management expertise to the Board, having served in key management and operational oversight roles for Boeing during her 34 years of service. She also brings an expertise with respect to the manufacturing of commercial aircraft, which she developed through her management of commercial airplane production for Boeing as Vice President and General Manager, Airplane Programs, Commercial Airplanes, Vice President and General Manager of 737/757 Programs, Vice President of Aircraft Systems and Interiors, Vice President of the Propulsion Systems Division, and in the other positions indicated above. Ms. Corvi brings experience to the audit committee function of the Board through her service on the Audit Committees of Continental and Goodrich Corporation, and her service on the Continental Board of Directors provided her with valuable experience in the airline industry.

Jane C. Garvey	(1)		Chairman of Meridiam, North America (infrastructure development fund) (2009-present); Vice President of U.S. Public Private Partnerships in Transportation at JPMorgan Chase (global financial services firm) (2008-2009); Executive Vice President and Chairman of Transportation Practice of APCO Worldwide (public affairs and strategic communications consulting firm) (2003-2008).	68	2009
	(2)		Director—Bombardier Inc. (2007-2008); Skanska (2003-2008).
	(3)		Ms. Garvey brings extensive management oversight experience to the Board as Chairman of Meridiam, North America. She also provides valuable leadership experience and knowledge of the airline industry in her past role as fourteenth administrator of the Federal Aviation Administration, where she was the first administrator to serve a five-year term, and as the recipient of the National Air Transportation Association’s Distinguished Service Award. In addition to those accomplishments, Ms. Garvey served on the transition team for President Barack Obama, focusing on transportation policies and related infrastructure challenges, and acted as Vice President of U.S. Public Private Partnerships in Transportation at JPMorgan Chase, advising on financing strategies to facilitate project delivery for state governments. She has also served as Executive Vice President and Chairman of Transportation Practice of APCO Worldwide, acting administrator and deputy administrator for the Federal Highway Administration and director of

Nominee	(1) Principal Occupation (Current and past 5 years) (2) Public Company and Registered Investment Company Directorships (Current and past 5 years) (3) Experience and Qualifications		Age	Director Since
Boston Logan International Airport. Through her various professional experiences, Ms. Garvey has also gained experience in a broad range of industries, including infrastructure development, financial services, transportation, construction and consulting.
Walter Isaacson	(1)	President and Chief Executive Officer of The Aspen Institute (international education and leadership institute) (2003-present).	59	2006
	(2)	Not applicable.
	(3)	Mr. Isaacson provides valuable business operations expertise and extensive management knowledge, having served as President and Chief Executive Officer of The Aspen Institute. Prior to that position, he gained additional leadership experience and strategic development and implementation skills as Chairman and Chief Executive Officer of CNN. During Mr. Isaacson’s leadership, CNN achieved brand name recognition, experienced high ratings and earned several prestigious awards. Mr. Isaacson has also served as the editor of Time Magazine. Through his various professional experiences, Mr. Isaacson has gained experience in a broad range of industries, including education, economics, communications and broadcasting.
Henry L. Meyer III	(1)	Retired Chairman of the Board of Directors and Chief Executive Officer of KeyCorp (a bank-based financial services company) (2010-2011); Chairman of the Board, President and Chief Executive Officer of KeyCorp (2001-2010).	62	2010
	(2)	Director—Continental (2003-2010); KeyCorp (1996-2011).
	(3)	Mr. Meyer provides valuable and extensive management, financial and banking expertise to the Board, developed during his nearly forty years of service in the financial services industry. He joined the former Society National Bank (now KeyBank National Association) in 1972, attaining positions of increasing responsibility throughout his career, which culminated in his election in 2001 as the Chairman of the Board of Directors and Chief Executive Officer of KeyCorp, one of the largest bank-based financial services companies in the United States. He is a former member of the boards of the Federal Reserve Bank of Cleveland, the Financial Services Roundtable, and the Federal Advisory Council of the Federal Reserve System. Mr. Meyer also brings to the Board expertise on corporate governance and board leadership, having served as the Chairman of the KeyCorp Board of Directors and as the lead independent director and the Chairman of the Corporate Governance and Social Responsibility Committee of the Board of Directors of Continental. In addition, he developed extensive experience with the airline industry during his seven years of service on the Continental Board of Directors. He also serves in leadership roles in a number of civic and community organizations in the Cleveland area, the location of one of the Company’s hub airports.

Nominee	(1) Principal Occupation (Current and past 5 years) (2) Public Company and Registered Investment Company Directorships (Current and past 5 years) (3) Experience and Qualifications		Age	Director Since
Oscar Munoz	(1)	Executive Vice President and Chief Operating Officer of CSX Corporation (freight transportation) (2012-present); Executive Vice President and Chief Financial Officer of CSX Corporation (2003-2012).	53	2010
	(2)	Director—Continental (2004-2010).
	(3)	Mr. Munoz provides valuable expertise in management, finance, accounting and auditing to the Board. He developed this expertise during his more than 25 years of service in key executive positions within the telecommunications, beverage and transportation industries. Mr. Munoz has served as the Executive Vice President and Chief Operating Officer of CSX since January 2012, with responsibility for managing all aspects of CSX’s operations across its 21,000-mile network, including transportation, service design, customer service, engineering, mechanical and technology. Mr. Munoz previously served as Executive Vice President and Chief Financial Officer of CSX from 2003 to January 2012, with responsibility for management and oversight of all financial, strategic planning, information technology, purchasing and real estate activities of CSX. He also brings to the Board expertise on the audit committee function, having served as the Chairman of the Audit Committee of Continental for more than four years prior to the Merger. In addition, he developed extensive experience in the airline industry during his six years of service on the Continental Board of Directors.
Laurence E. Simmons	(1)	President of SCF Partners (private equity investment management) (1989-present).	65	2010
	(2)	Director—Continental (2009-2010); Oil States International, Inc. (2001-2007); Zions Bancorporation (1978-present).
	(3)	Mr. Simmons provides the Board his extensive expertise in finance, corporate strategic transactions and the energy industry. Mr. Simmons is the founder and President of SCF Partners, a firm providing equity capital and strategic growth assistance to build energy service and equipment companies. Prior to founding SCF Partners, Mr. Simmons co-founded Simmons & Company International, one of the largest investment banking firms serving the energy industry. He also helped to create the corporate finance department at The First National Bank of Chicago. Mr. Simmons also brings to the Board his experience in both the airline industry and the audit committee function, having served on the Boards of Directors and Audit Committees of Continental and ExpressJet Holdings, Inc. In addition, he serves in leadership roles in a number of civic and community organizations in the Houston area, the location of one of the Company’s hub airports.

Nominee	(1) Principal Occupation (Current and past 5 years) (2) Public Company and Registered Investment Company Directorships (Current and past 5 years) (3) Experience and Qualifications		Age	Director Since
Jeffery A. Smisek	(1)	President and Chief Executive Officer of the Company (2010-present); Chairman of the Board, President and Chief Executive Officer of United (air transportation) and Continental (air transportation) (2010-present); President and Chief Operating Officer of Continental (2008-2009); President of Continental (2004-2008).	57	2010
	(2)	Director—Continental (2004-2010); National Oilwell Varco, Inc. (2005-present).
	(3)	Mr. Smisek brings to the Board his significant expertise in the airline industry, developed during his 17 years of service in leadership roles with Continental and the Company. After joining Continental in 1995 as Senior Vice President and General Counsel, Mr. Smisek became Continental’s President and was elected to Continental’s Board of Directors in 2004. He became President and Chief Operating Officer of Continental in September 2008, and assumed the role of Chairman, President and Chief Executive Officer of Continental in January 2010. In October 2010, Mr. Smisek became President and Chief Executive Officer of the Company effective upon the closing of the Merger. As he is responsible for, and has extensive familiarity with, the Company’s ongoing operations and management’s efforts to implement the strategic priorities identified by the Board, Mr. Smisek is uniquely suited to inform the Board with respect to these matters. In addition, he provides expertise on executive and director compensation and corporate governance to the Board, having served for several years on the National Oilwell Varco, Inc. Board of Directors as Chairman of the Compensation Committee and a member of the Nominating/Governance Committee, as well as expertise with a variety of corporate legal issues, which he developed as a partner at Vinson & Elkins L.L.P., an international law firm.
Glenn F. Tilton	(1)	Chairman of the Board (2002-present); Retired President and Chief Executive Officer of the Company (2002-2010); Retired Chairman and Chief Executive Officer of United (2002-2010); Chairman of the Midwest, JPMorgan Chase (financial services) (2011-present).	64	2002
	(2)	Director—Abbott Laboratories (2007-present); Phillips 66 (2012-present); Corning Incorporated (2010-2012); TXU Corporation (2005-2007).
	(3)	Mr. Tilton brings a deep understanding of strategic planning and operational management through years of airline industry experience, as well as business, management and financial experience. In June 2011, Mr. Tilton was named Chairman of the Midwest for JPMorgan Chase and a member of its Executive Committee. Prior to this role, he served as Chairman, President and Chief Executive Officer of the Company for eight years, providing management and business operations expertise to the Company. Mr. Tilton previously served as Vice Chairman of Chevron Texaco Corporation, Interim Chairman of Dynegy, Inc., and Chairman and Chief Executive Officer of Texaco Inc. At Texaco Inc., Mr. Tilton spent 30 years building business expertise in a variety of roles such

Nominee	(1) Principal Occupation (Current and past 5 years) (2) Public Company and Registered Investment Company Directorships (Current and past 5 years) (3) Experience and Qualifications		Age	Director Since
as marketing and corporate planning. He later gained significant leadership and management experience as President of Texaco USA and Senior Vice President of Texaco Inc. Mr. Tilton also gained exposure to international business operations, acting as President of Texaco Europe and President of Texaco’s Global Business Unit. Mr. Tilton also served a key leadership role in the aviation industry and airline services, having served as Chairman of the Air Transport Association (currently Airlines for America), the industry trade organization representing the leading U.S. airlines. Through his various professional roles, Mr. Tilton also has experience in a number of industries, including energy and pharmaceuticals.
David J. Vitale	(1)	President, Chicago Board of Education (education) (2011-present); Chair of the Urban Partnership Bank (2010-present); Chairman of DNP Select Income Fund, Inc. (2009-present), DTF Tax-Free Income Inc. (2009-present) and Duff & Phelps Utility and Corporate Bond Trust (2009-present) (investment companies); Senior Advisor to the Chief Executive Officer of the Chicago Public Schools (2007-2008) and Chief Administrative Officer of the Chicago Public Schools (2003-2007) (education).	65	2006
	(2)	Director—Duff & Phelps Global Utility Income Fund (2011-present); Alion Science & Technology Corporation (2009-present); DNP Select Income Fund, Inc. (2000-present); DTF Tax-Free Income Inc. (2005-present); Duff & Phelps Utility and Corporate Bond Trust (2005-present).
	(3)	Mr. Vitale provides valuable financial and management expertise to the Board through many years of experience in significant business roles. Mr. Vitale has served as President of the Chicago Board of Education since June 2011, with responsibility for the governance, organizational and financial oversight of the Chicago Public Schools. Mr. Vitale has acted both as Chief Administrative Officer of the Chicago Public Schools and Senior Advisor to the Chief Executive Officer of the Chicago Public Schools, where he provided oversight for all educational departments, including finance, operations, human resources, technology and procurement. He also provides significant financial, investment, corporate and strategic planning experience to the Board, having served as President and Chief Executive Officer of The Chicago Board of Trade and Vice Chairman of Bank One Corporation. Besides these positions, he has served as Executive Vice President and Vice Chairman of First Chicago Corporation, Vice Chairman of The First National Bank of Chicago, Vice Chairman of First Chicago NBD Corporation and President of The First National Bank of Chicago. He brings to the Board expertise on the audit committee function, having served on the Audit Committee of Alion Science & Technology Corporation. He brings additional leadership experience to the Board by serving as Chairman of Duff & Phelps Global Utility Income Fund, DNP Select Income Fund, Inc., DTF Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust. Through his extensive

Nominee	(1) Principal Occupation (Current and past 5 years) (2) Public Company and Registered Investment Company Directorships (Current and past 5 years) (3) Experience and Qualifications		Age	Director Since
professional roles, Mr. Vitale gained experience in a number of industries, including education, banking, financial services and investment management.
John H. Walker	(1)	Chief Executive Officer of Global Brass and Copper (copper and brass strip and bar manufacturer and distributor) (2007-present).	54	2002
	(2)	Director—Delphi Corporation (2005-2009); Nucor Corporation (2008-present).
	(3)	Mr. Walker provides valuable business expertise and extensive management knowledge to the Board, having served in key management and operational oversight roles, including serving as Chief Executive Officer of Global Brass and Copper, Chief Executive Officer and President of The Boler Company, Chief Executive Officer, Chief Operating Officer and President of Weirton Steel Corporation and President of Kaiser Aluminum Flat Rolled Products. He also brings consulting and strategy expertise from his early career with McKinsey & Company. Mr. Walker brings audit and financial experience to the Board through his service on the Audit Committees of Delphi Corporation and Nucor Corporation. Through his professional roles, Mr. Walker has experience in a number of industries, including copper manufacturing, steel manufacturing, aluminum manufacturing and vehicle parts manufacturing.
Charles A. Yamarone	(1)	Director of Houlihan Lokey (investment banking) (2009-present); Executive Vice President of the Libra Securities Division of the Oak Ridge Financial Services Group, Inc. (institutional broker-dealer) (2009); Executive Vice President of Libra Securities, LLC (institutional broker-dealer) (2002-2008).	53	2010
	(2)	Director—Continental (1995-2010); El Paso Electric Company (1996-present).
	(3)	Mr. Yamarone brings to the Board his expertise in management and finance, including capital market transactions and mergers and acquisitions. He has served as a director of Houlihan Lokey since 2009, where he is a senior member of the Debt Capital Markets group. Prior to that, Mr. Yamarone worked for over 18 years at Libra Securities with involvement in all areas of Libra’s business as an institutional broker-dealer, including capital markets, corporate finance, sales and trading, research, legal, compliance, operations and administration. He also provides expertise on executive and director compensation to the Board, having served as a member of the Compensation Committee of the El Paso Electric Board of Directors and as the Chairman of the Human Resources Committee of Continental’s Board of Directors. In addition, Mr. Yamarone has experience with a variety of corporate legal issues from his service as General Counsel of Columbia Savings, as well as experience serving on the boards of directors of companies in the entertainment and hospitality industries.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1.

Directors to be Elected by Other Classes of Stock

The following classes of directors are to be elected by the holders of certain classes of our stock other than Common Stock.

THE HOLDERS OF COMMON STOCK DO NOT VOTE ON THE ELECTION OF THE FOLLOWING DIRECTORS.

Each nominee was previously elected or appointed by the holders of the applicable class of our stock and has served continuously as a director since the date of his first election or appointment. If a nominee unexpectedly becomes unavailable before election, or we are notified that a substitute nominee has been selected, votes will be cast pursuant to the authority granted by the proxies from the respective holder(s) for the person who may be designated as a substitute nominee.

ALPA Director—Elected by Class Pilot MEC Junior Preferred Stock

One Air Line Pilots Association, International (“ALPA”) director (as defined in our Certificate of Incorporation) is to be elected by the United Airlines Pilots Master Executive Council of ALPA (the “ALPA-MEC”), the holder of our Class Pilot MEC Junior Preferred Stock. The ALPA-MEC has nominated and intends to re-elect James J. Heppner as the ALPA director.

Nominee	(1) Principal Occupation (Current and past 5 years) (2) Experience and Qualifications		Age	Director Since
James J. Heppner	(1)	Master Executive Council Chairman of ALPA-MEC (2012-present); Captain, United Boeing 777 (2005-present).	58	2012
	(2)	Mr. Heppner provides valuable management expertise and knowledge of aviation and airline services to the Board. Mr. Heppner has served in key labor union management positions within ALPA, including most recently as MEC Negotiating Committee Chairman and Co-Chairman of the ALPA Joint Negotiating Committee. In addition, Mr. Heppner has served as a captain for Boeing 777 aircraft since January 2005.

IAM Director—Elected by Class IAM Junior Preferred Stock

One International Association of Machinists and Aerospace Workers (“IAM”) director (as defined in our Certificate of Incorporation) is to be elected by the IAM, the holder of our Class IAM Junior Preferred Stock. The IAM has nominated and intends to re-elect Stephen R. Canale as the IAM director.

Nominee	(1) Principal Occupation (Current and past 5 years) (2) Experience and Qualifications		Age	Director Since
Stephen R. Canale	(1)	Retired President and Directing General Chairman of the IAM District Lodge 141 (1999-2008).	67	2002
	(2)	Mr. Canale provides valuable management expertise and knowledge of aviation and airline services to the Board. Mr. Canale has served in key labor union management positions, including President and Directing General Chairman of the IAM District Lodge 141.

CORPORATE GOVERNANCE

We are committed to high standards of corporate governance and to conducting our business ethically and with integrity and professionalism. In furtherance of these commitments, our Board has adopted Corporate Governance Guidelines developed and recommended by the Nominating/Governance Committee of our Board, which are available on the Company’s website, www.unitedcontinentalholdings.com, by following the link “Investor Relations—Governance” and selecting “Corporate Governance Guidelines.”

Corporate Governance Guidelines

The Nominating/Governance Committee monitors developments in the laws, regulations and best practices relating to corporate governance and periodically recommends to our Board the adoption of amendments to the Corporate Governance Guidelines to reflect those developments. The current Corporate Governance Guidelines provide for the governance practices described below.

Independence. Our Corporate Governance Guidelines require that a majority of our Board be “independent” under the criteria for independence established by the NYSE. Please see “Director Independence” below for a discussion of our Board’s independence determinations.

Limitation on Board Service. None of our directors is permitted to serve on the board of directors of more than four other public companies, and no member of the Company’s management is permitted to serve on the board of directors of another company if an independent director of the Company serves as the chairman, chief executive officer or president of such other company.

Changes in Business or Professional Affiliations or Responsibilities. If a director experiences a change in his or her principal business or professional affiliations or responsibilities from the time such individual was first elected to the Board, the director is required to volunteer to resign from the Board. Our Board, through the Nominating/Governance Committee, will then review the continued appropriateness of the director’s Board membership under the particular circumstances.

Conflicts of Interest. Our Corporate Governance Guidelines require any director with a potential conflict of interest to disclose the matter to the Chairman of the Board before any decision is made related to the matter. If the Chairman of the Board, in consultation with legal counsel, determines that a conflict exists, or that the perception of a conflict is likely to be significant, then the director is obligated to recuse himself or herself from any discussion or vote related to the matter.

Lead Director. Pursuant to our Corporate Governance Guidelines, the independent directors may designate a lead director (the “Lead Director”). If the independent directors do not designate a Lead Director, then the Chairman of the Nominating/Governance Committee will become the Lead Director on an ex officio basis. The Lead Director’s responsibilities include presiding over all executive sessions of the non-management directors and the independent directors, assisting the Board in assuring compliance with and implementation of the Corporate Governance Guidelines, coordinating the agenda for moderating sessions of the Board’s non-management directors and acting as principal liaison between the Company’s Chief Executive Officer and the non-management directors.

As designated by the independent directors, Mr. O’Connor, Chairman of the Nominating/Governance Committee, currently serves as the Company’s Lead Director. Mr. O’Connor, whose term as a director expires at the Annual Meeting, has reached the Board’s mandatory retirement age of 75 and will no longer serve as a director. At the first meeting of the Board of Directors following the Annual Meeting, the independent directors will designate a new Lead Director.

Annual Performance Evaluation of the Board. The Nominating/Governance Committee coordinates the annual performance evaluation of the Board to determine whether the Board is functioning effectively and meeting its objectives and goals.

Annual Meeting Attendance. Our directors are expected to attend each Annual Meeting of Stockholders absent exceptional reasons. Last year, all of our directors except one attended the 2011 Annual Meeting of Stockholders.

Bylaws, Committee Charters and Other Policies

In addition to those practices established by our Corporate Governance Guidelines, our Bylaws, the charters of our Board Committees and our other Company policies provide for the following significant corporate governance practices:

•	All of the members of our Board are elected annually by our stockholders.

•	Only independent directors are permitted to serve on our Audit Committee, Compensation Committee and Nominating/Governance Committee.

•

The Board and each of the Audit Committee, Compensation Committee, Finance Committee and Nominating/Governance Committee have the authority to retain outside consultants or advisors at the Company’s expense as the directors deem necessary or appropriate.

•

Our directors and our officers are subject to the Company’s securities trading policy, which prohibits the buying or selling of Common Stock or other Company securities during trading “blackout” periods preceding the release of our annual or quarterly financial results, during special trading “blackout” periods that may be established by the Company from time to time, and at any time while in possession of material, non-public information. Our securities trading policy also prohibits speculative and derivative trading and short selling by our officers and directors.

Director Independence

In connection with the annual determination of director independence, the Board has adopted the following categorical standards as part of the Company’s Corporate Governance Guidelines to assist it in determining whether a director has any direct or indirect material relationship with the Company.

Under the categorical standards adopted by the Board, a director is not independent if:

•

The director is, or has been within the last three years, an employee of the Company, or any of the director’s immediate family members is, or has been within the last three years, an executive officer of the Company;

•

The director, or any immediate family member of the director, has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

(i) The director is a current partner or employee of a firm that is the internal or external auditor of the Company; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who personally works on the Company’s audit; or (iv) the director, or any immediate family member of the director, was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•

The director, or any immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on the other company’s compensation committee; or

•

The director is a current employee, or any immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded two percent (2%) or $1 million, whichever is greater, of such other company’s consolidated gross revenues.

For purposes of these categorical standards, (i) an “immediate family member” of a director includes a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such director’s home, and (ii) the “Company” means United Continental Holdings, Inc. and its direct and indirect subsidiaries.

In connection with the determination of director independence, the Nominating/Governance Committee reviewed the categorical standards adopted by the Board together with the rules of the NYSE and other applicable legal requirements. The Nominating/Governance Committee also reviewed information compiled from the responses to questionnaires completed by each of the directors, information derived from the Company’s corporate and financial records and information available from public records.

Consistent with the recommendation of the Nominating/Governance Committee, our Board has applied these independence tests and standards to: (i) each of the nominees for director; (ii) Messrs. Farrell and O’Connor, who currently serve as directors, but are not standing for re-election at our Annual Meeting; and (iii) Kirbyjon H. Caldwell and Wendy J. Morse, each of whom served as a director during 2011. Our Board made a determination that each of: (i) the nominees for the Board (other than Messrs. Smisek, Tilton, Heppner and Canale); (ii) Messrs. Farrell and O’Connor; and (iii) Mr. Caldwell are “independent” under the applicable independence tests and standards. Mr. Smisek is not independent as he is an executive officer and employee of the Company and its wholly-owned subsidiaries, United and Continental. Mr. Tilton is not independent as he is a former executive officer and employee of the Company and United. Mr. Heppner is not independent because he is a current employee of United. Mr. Canale is not independent due to his status as a retired employee and his relationship with the IAM, an organization representing several of our unionized employee groups. The IAM first elected Mr. Canale to serve as a director of the Company in 2002, and has nominated him for re-election at the 2012 Annual Meeting to continue his service as the IAM director. Ms. Morse is not independent because she is a current employee of United. Please see “Proposal No. 1 Election of Directors” above for a list of all nominees for our Board, together with biographical summaries for the nominees, including each individual’s business experience, directorships and qualifications.

In making its independence determinations, the Board considered the following categories of transactions, relationships and arrangements between certain of the directors (or members of their immediate families) and the Company and its subsidiaries, that it deemed were immaterial to the relevant director’s independence:

Ms. Corvi. The Board considered transactions between the Company and Boeing, where Ms. Corvi’s sister is currently employed as a project manager, including the purchase or lease of aircraft and the purchase of aircraft-related services. During each of the past three years, our aggregate payments to Boeing were below the threshold that would have precluded independence under the NYSE rules if Ms. Corvi’s sister actually served as an executive officer of Boeing. These payments to Boeing were made in the ordinary course of the business of the Company. The Board has determined that these transactions involving Boeing are not material to Ms. Corvi and do not impair her independence.

Mr. Meyer. The Board considered the Company’s arrangements with KeyCorp, where Mr. Meyer served as the Chairman of the Board of Directors and Chief Executive Officer until May 2011. Continental received payments from KeyBank, a subsidiary of KeyCorp, with respect to its debit card reward program, which was discontinued in September 2011. In addition, the Company makes payments to KeyBank in connection with certain lease obligations. During each of the past three years, our aggregate payments to KeyCorp and KeyBank, as well as their aggregate payments to us, in each case was below the threshold that would preclude independence under the NYSE rules. These arrangements were entered into in the ordinary course of the business of the Company. The Board has determined that these arrangements are not material to Mr. Meyer and do not impair his independence.

Mr. Simmons. The Board considered that an executive officer of the Company serves as a director of a privately-held entity in which SCF Partners, where Mr. Simmons is President, holds an ownership interest. The Board has determined that this relationship is not material to Mr. Simmons and does not impair his independence.

Air Carrier Services. In addition to the transactions, relationships and arrangements described above, the Board considered the purchase of the Company’s air carrier services in the ordinary course by the employer of each of our directors (other than Messrs. Smisek, Tilton, Heppner and Canale) who is actively employed, and determined that the amount of such purchases were immaterial in amount and significance, and did not impair the independence of such directors.

Contributions to Non-Profit Organizations Affiliated with Directors. Our Board considered the amounts of our contributions to charitable institutions or other non-profit organizations for which certain of our directors (other than Messrs. Smisek, Tilton, Heppner and Canale) serve as a director, trustee or fiduciary, and determined that these contributions, which in each of the past three years did not exceed the greater of $1 million or 2% of the entity’s consolidated gross revenues, were not material to those directors and did not impair their independence.

Board Meetings

The Board meets regularly on previously determined dates, and special meetings are scheduled when required. The Board held seven meetings in 2011. During 2011, each of the nominees for our Board attended at least 75% of the sum of the total number of meetings of the Board and each Committee of which he or she was a member (during the period he or she was a member). As indicated above under “Corporate Governance Guidelines—Annual Meeting Attendance,” our directors are also expected to attend each Annual Meeting of Stockholders absent exceptional reasons.

Our non-management directors regularly meet separately in executive session without any members of management present. Our Corporate Governance Guidelines currently provide that the Lead Director shall preside over non-management director executive sessions. In addition, our Corporate Governance Guidelines require our independent directors to meet outside the presence of management at least twice per year, with the Lead Director also presiding over such sessions.

Board Leadership Structure

Our Board has the responsibility for selecting the appropriate leadership structure for the Company. Our current leadership structure is comprised of a non-executive Chairman of the Board, a Chief Executive Officer and a Lead Director. Pursuant to the Agreement and Plan of Merger among UAL Corporation, Continental and JT Merger Sub Inc. (the “Merger Agreement”) and the Company’s Bylaws, upon the closing of the Merger, Mr. Tilton became the Company’s non-executive Chairman of the Board and Mr. Smisek became the Company’s President and Chief Executive Officer. Our Bylaws, consistent with the terms of the Merger Agreement, also provide that Mr. Tilton will continue to serve as non-executive Chairman of the Board until December 31, 2012, subject to his earlier death, resignation or removal. At the time that Mr. Tilton ceases to serve as our non-executive Chairman of the Board, our Bylaws require the Board to appoint Mr. Smisek as Chairman of the Board, unless a majority of the members of the full Board determine otherwise following the recommendation of the Nominating/Governance Committee acting by the vote of a majority of all of such Committee’s members.

As indicated above, the Board’s leadership structure also includes a Lead Director. Mr. O’Connor, Chairman of the Nominating/Governance Committee, currently serves as the Lead Director. For a discussion of the responsibilities of the Lead Director, please see “Corporate Governance Guidelines—Lead Director” above.

In considering this leadership structure in connection with approval of the Merger Agreement, our Board determined that Mr. Tilton’s history as Chairman of the Board and Chief Executive Officer of the Company would make him the appropriate leader of the Board during the transition period while Mr. Smisek focuses on the integration of Continental and United. Following this transition period, the Board believes that the combination of the Chairman of the Board and Chief Executive Officer positions will allow for effective evaluation and execution of the Company’s strategies and operations management. In addition, a number of Board and Committee processes and procedures, including the existence of the Lead Director role, the regular executive sessions of non-management and independent directors and the annual performance evaluations, will provide substantial independent oversight of our Chairman of the Board and Chief Executive Officer’s performance and ensure that he provides the best leadership for the Company.

Board Oversight of Risk Management

Our Board considers effective risk oversight an important priority. As we consider risks in connection with virtually every business decision, the Board discusses risk throughout the year generally or in connection with specific proposed actions. The Board’s approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board and its Committees, and fostering an appropriate culture of integrity and compliance with legal and ethical responsibilities.

Our Board exercises its oversight of our risk management policies and practices primarily through its Committees, as described below, which regularly report back to the Board regarding their risk oversight activities.

•

The Audit Committee oversees the Company’s general risk assessment and risk management policies and procedures (other than those risks delegated to the Finance Committee), including risks related to the Company’s financial statements, the financial reporting process, accounting and certain legal and compliance matters. The Audit Committee also oversees the internal audit function and the Company’s ethics and compliance program.

•

The Finance Committee oversees the Company’s management of certain financial, economic and hazard risks, including the Company’s currency and fuel hedging programs, various insurance programs and certain legal and regulatory matters.

•

The Compensation Committee periodically reviews the risks arising from our compensation policies, practices and programs, as well as the mitigating controls, to determine whether any such risks are material to us. In approving the 2011 compensation program design, the Compensation Committee engaged in discussions with its independent compensation consultant and management regarding any potential risks arising from our compensation programs, policies and practices. Based on those discussions and a 2011 compensation risk assessment, the Compensation Committee determined that the structure of the Company’s compensation policies, practices and programs in place at that time did not create any risks that were reasonably likely to have a material adverse effect on the Company. In reaching this determination, the following design elements of our compensation policies, practices and programs were taken into account: independent compensation committee oversight; pay levels and mix; performance metrics; payout timing and adjustments; equity incentives; and stock ownership requirements and trading policies.

•

The Nominating/Governance Committee periodically reviews the risks arising from our corporate governance policies and practices, including the structure and performance of our Board, its Committees and our individual directors.

•	The Public Responsibility Committee oversees social, political, safety and environmental issues that could pose significant risk to the Company’s reputation, business or performance.

While the Board oversees risk management, the Company’s management is charged with identifying and managing the risks. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board about these risks. These include an enterprise risk management program, an enterprise risk management committee, an ethics and compliance program, and comprehensive internal and external audit processes. Our Board receives periodic reports on each of these aspects of the Company’s risk management process. In addition, the Board, through the Audit and Finance Committees, participates in the enterprise risk management process by providing feedback on management’s identification and assessment of the key risks facing the Company.

Communications with the Board

Stockholders and other interested parties may contact the Board as a whole, or any individual member, by one of the following means: (i) writing to the Board of Directors, United Continental Holdings, Inc., c/o the Corporate Secretary’s Office—HDQLD, 77 W. Wacker Drive, Chicago, IL 60601; or (ii) by emailing our Board at UALBoard@united.com.

Stockholders may communicate to the Board on an anonymous or confidential basis. The Board has designated the General Counsel and the Corporate Secretary’s Office as its agents for receipt of communications. All communications will be received, processed and initially reviewed by the Corporate Secretary’s Office. The Corporate Secretary’s Office generally does not forward communications that are not related to the duties and responsibilities of the Board, including junk mail, service complaints, employment issues, business suggestions, job inquiries, opinion surveys and business solicitations. The Corporate Secretary’s Office maintains all communications and they are all available for review by any member of the Board at his or her request.

The Chairman of the Audit Committee is promptly advised of any communication that alleges management misconduct or raises legal, ethical or compliance concerns about Company policies and practices. The Chairman of the Audit Committee receives periodic updates from the Corporate Secretary’s Office on other communications from stockholders and determines which of these communications to review, respond to or refer to another member of the Board.

Code of Ethics

The Company has adopted a code of ethics, the “Ethics and Compliance Principles,” for directors, officers (including the Company’s principal executive officer, principal financial officer and principal accounting officer) and employees. The code serves as a “Code of Ethics” as defined by SEC regulations, and as a “Code of Business Conduct and Ethics” under the Listed Company Manual of the NYSE. The code is available on the Company’s website, www.unitedcontinentalholdings.com, by following the links “Investor Relations—Governance” and selecting “Code of Conduct.”

Nominations for Directors

As described below, our Nominating/Governance Committee identifies and recommends for nomination individuals qualified to be Board members, other than directors appointed by holders of preferred stock of the Company. The Nominating/Governance Committee identifies directors through a variety of means, including suggestions from members of the Committee and the Board and suggestions from Company officers, employees and others. The Nominating/Governance Committee may retain a search firm to identify director candidates for Board positions (other than those elected by holders of shares of preferred stock of the Company). In addition, the Nominating/Governance Committee considers nominees for director positions suggested by stockholders.

Holders of Common Stock may submit director candidates for consideration (other than those elected by holders of shares of preferred stock of the Company) by writing to the Chairman of the Nominating/Governance Committee, United Continental Holdings, Inc., c/o the Corporate Secretary’s Office—HDQLD, 77 W. Wacker Drive, Chicago, IL 60601. Stockholders must provide the recommended candidate’s name, biographical data, qualifications and other information required by the Bylaws of the Company.

A candidate for election as a director of the Board (other than those elected by holders of shares of preferred stock of the Company) should possess a variety of characteristics. Candidates for director positions recommended by stockholders must be able to fulfill the independence standards established by the Board as set forth above under “Director Independence” and as set forth in the Company’s Corporate Governance Guidelines.

Although the Company does not have a formal policy on Board diversity, the Board seeks independent directors with diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. A candidate for director should have experience in positions with a high degree of responsibility and be selected based upon contributions he or she can make to the Board and upon his or her willingness to devote adequate time and effort to Board responsibilities. In making this assessment, the Nominating/Governance Committee will consider the number of other boards on which the candidate serves and the other business and professional commitments of the candidate. The candidate should also have the ability to exercise sound business judgment to act in what he or she reasonably believes to be in the best interests of the Company and its stockholders. No candidate is eligible for election or reelection as a director if at the time of such election he or she is 75 or more years of age, unless the Board affirmatively determines otherwise.

Submissions of candidates who meet the criteria for director nominees approved by the Board will be forwarded to the Chairman of the Nominating/Governance Committee for further review and consideration. The Nominating/Governance Committee reviews the qualifications of each candidate and makes a recommendation to the full Board. The Nominating/Governance Committee considers all potential candidates in the same manner and by the same standards regardless of the source of the recommendation and acts in its discretion in making recommendations to the full Board. Any invitation to join the Board (other than with respect to any director who is elected by the shares of preferred stock of the Company) is extended by the entire Board through the Chairman of the Board or the Chairman of the Nominating/Governance Committee.

Committees of the Board

The Board has Audit, Compensation, Executive, Finance, Nominating/Governance and Public Responsibility Committees. The Audit Committee, Compensation Committee and Nominating/Governance Committee are comprised solely of independent directors. Below is a chart showing the current membership of each Committee and a summary of the functions performed by the Committees during 2011.

COMMITTEE MEMBERSHIP
	AUDIT		COMPENSATION		EXECUTIVE		FINANCE		NOMINATING/ GOVERNANCE		PUBLIC RESPONSIBILITY
Stephen R. Canale											X
Carolyn Corvi	X						X				X
W. James Farrell			X				X		X
Jane C. Garvey									X		X	*
James J. Heppner											X
Walter Isaacson	X						X
Henry L. Meyer III			X				X		X
Oscar Munoz	X	*			X
James J. O’Connor			X		X				X	*
Laurence E. Simmons	X						X		X
Jeffery A. Smisek					X		X
Glenn F. Tilton					X	*	X
David J. Vitale	X				X		X	*
John H. Walker	X										X
Charles A. Yamarone			X	*	X

Key:	X	=	Current Committee Assignment
	*	=	Chair

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee met eight times during 2011 and is comprised of six independent members as defined by the applicable NYSE and SEC standards. The Board has determined that each of the Audit Committee members is financially literate, and that each of Messrs. Munoz, Vitale and Walker qualifies as an audit committee financial expert as defined by SEC regulations. The Audit Committee has a written charter adopted by the Board, which is available on the Company’s website, www.unitedcontinentalholdings.com, by following the links “Investor Relations—Governance” and selecting “Audit” under the heading “Committee Charters.”

The Audit Committee is responsible for the oversight of: (i) the accounting and financial reporting processes and audits of the Company’s financial statements; (ii) the integrity of the Company’s financial statements and the adequacy of the Company’s system of disclosure controls and internal controls for financial reporting; (iii) the Company’s compliance with legal and regulatory requirements and ethical standards; (iv) the outside auditors’ qualifications and independence; and (v) the performance of the Company’s internal audit function and outside auditors. The Audit Committee provides an open avenue of communication between the outside auditors, the internal auditors, management and the Board. The Audit Committee also prepares an audit committee report as required by the SEC, which is set forth in this proxy statement under “Audit Committee Report.”

In discharging its duties, the Audit Committee has the authority to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Audit Committee can form and delegate authority to subcommittees. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors as it deems advisable.

Compensation Committee

The Compensation Committee met seven times during 2011 and has a written charter adopted by the Board, which is available on the Company’s website, www.unitedcontinentalholdings.com, by following the links “Investor Relations—Governance” and selecting “Compensation” under the heading “Committee Charters.” All four members of the Compensation Committee are independent as defined by the NYSE’s applicable listing standards.

The Compensation Committee is responsible for: (i) oversight of the administration of the Company’s compensation plans (other than plans covering only directors of the Company), including the equity-based plans and executive compensation programs of the Company; (ii) discharge of the Board’s responsibilities relating to the evaluation and compensation of the Company’s officers; and (iii) preparation of the compensation committee report required by the SEC to be included in the annual proxy statement, which is set forth in this proxy statement under “Executive Compensation — Compensation Committee Report.” The Compensation Committee also reviews and makes recommendations to the Board with respect to the adoption (or submission to stockholders for approval) or amendment of such executive compensation plans and all equity-based compensation plans. Furthermore, the Compensation Committee exercises the powers and performs the duties, if any, assigned to it from time to time under any compensation or benefit plan of the Company or any of its subsidiaries.

The Compensation Committee performs a review, at least annually, of the goals and objectives for the CEO as set by the Nominating/Governance Committee and applies them to the Nominating/Governance Committee’s review of the CEO’s performance. The Compensation Committee has the sole authority to set the CEO’s compensation based on this evaluation and the Company’s compensation philosophy. The Compensation Committee also reviews and approves at least annually the compensation of each other executive officer of the Company and the designated senior officers of its subsidiaries. The Compensation Committee oversees the annual performance evaluation process of the executive officers of the Company (other than the CEO).

The Compensation Committee has delegated to the CEO the authority to grant stock awards to eligible participants other than executive officers of the Company, the interpretative authority under the Company’s incentive compensation plans for interpretations and determinations relating to the grant of stock awards to such eligible participants, and the modification of the terms of a participant’s award following termination of employment. Additionally, the CEO makes recommendations to the Compensation Committee regarding compensation of the officers who report directly to him. His recommendations are based on input from the Executive Vice President, Human Resources and Labor Relations, the Vice President, Human Resources and the Compensation Committee’s independent compensation consultant. The Compensation Committee has the authority to review, approve and revise these recommendations as it deems appropriate.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant hired to assist in the evaluation of the compensation of the CEO, other officers of the Company and the designated senior officers of the Company’s subsidiaries, including sole authority to approve compensation consultant fees and other terms of engagement. It has the authority, without having to seek Board approval, to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors as it deems advisable. The Compensation Committee is responsible for determining the scope of the executive compensation services provided by any consultant, including its fees.

Role of Compensation Consultant in Determining Executive Compensation

The Compensation Committee has retained Exequity LLP (“Exequity”) as its independent compensation consultant since November 2010. Exequity served as the compensation consultant to the Continental Human Resources Committee prior to the Merger. From time to time and in connection with the setting of incentive compensation targets, Exequity makes executive compensation recommendations to the Compensation Committee based on available marketplace compensation data for U.S. peer airlines and certain non-airline companies with comparable revenue and other characteristics. Exequity reports exclusively to the Compensation Committee and does not provide any additional services to the Company. In November 2010, the Compensation Committee also adopted a conflict of interest policy governing the relationship with this compensation consultant in order to ensure objectivity and minimize the potential for conflicts of interest in the delivery of executive compensation advice. The policy establishes management’s obligation to report periodically to the Compensation Committee the scope and amount of work being performed by the consultant or its affiliates for the Company. The policy also specifies that the consultant reports directly to the Compensation Committee and has direct access to the Committee through its Chairman (or in the case of services being provided to the Board, through the Lead Director). The policy prohibits the consultant from soliciting business from the Company other than work on behalf of the Compensation Committee or the Board and requires the consultant to develop policies and procedures to prevent any employee of the consultant who advises the Compensation Committee or the Board from discussing such services with other employees of the consultant who currently provide other services to the Company or who were providing other services during the prior year.

Executive Committee

The Executive Committee met six times during 2011 and has a written charter adopted by the Board, which is available on the Company’s website, www.unitedcontinentalholdings.com, by following the links “Investor Relations—Governance” and selecting “Executive” under the heading “Committee Charters.” The Executive Committee is authorized to exercise the powers, subject to certain limitations, of the Board in the management of the business and affairs of the Company, excluding any powers granted by the Board, from time to time, to any other Committee of the Board.

Finance Committee

The Finance Committee met seven times during 2011 and has a written charter adopted by the Board, which is available on the Company’s website, www.unitedcontinentalholdings.com, by following the links “Investor Relations – Governance” and selecting “Finance” under the heading “Committee Charters.” The

Finance Committee is responsible for, among other things: (i) reviewing capital plans and budgets and approving cash management plans and activities; (ii) evaluating and advising the Board on any proposed merger, consolidation or significant acquisition or disposition of assets; (iii) evaluating and advising the Board on new business opportunities and financing transactions; (iv) evaluating capital structure and recommending proposed issuances of securities; and (v) reviewing strategies relating to financial, economic or hazard risk. In the event of any merger or consolidation, the Finance Committee is also responsible for recommending any proposed transaction to the Board, and in the event of such transaction, reviewing with management the achievement of business synergies.

Nominating/Governance Committee

All five members of the Nominating/Governance Committee are independent as defined by the NYSE’s applicable listing standards. The Nominating/Governance Committee met seven times during 2011 and has a written charter adopted by the Board, which is available on the Company’s website, www.unitedcontinentalholdings.com, by following the links “Investor Relations—Governance” and selecting “Nominating/Governance” under the heading “Committee Charters.”

The Nominating/Governance Committee is responsible for, among other things: (i) identifying and recommending for nomination individuals qualified to be Board members, other than directors appointed by holders of preferred stock of the Company; (ii) developing, recommending and periodically reviewing the Company’s Corporate Governance Guidelines and overseeing corporate governance matters; (iii) evaluating the CEO’s performance and coordinating of CEO searches; (iv) coordinating of an annual evaluation of the Board and its Committees; and (v) making recommendations with respect to director compensation. In discharging its duties, the Nominating/Governance Committee has the authority to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Nominating/Governance Committee can form and delegate authority to subcommittees.

The Nominating/Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other terms of engagement. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors as it deems advisable.

Public Responsibility Committee

The Public Responsibility Committee met four times during 2011 and has a written charter adopted by the Board, which is available on the Company’s website, www.unitedcontinentalholdings.com, by following the links “Investor Relations—Governance” and selecting “Public Responsibility” under the heading “Committee Charters.”

The Public Responsibility Committee is responsible for oversight of: (i) the Company’s policies and positioning with respect to social responsibility and public policy, including those that relate to safety (including workplace safety and security) and the environment; political and governmental policies; consumer affairs; civic activities and business practices that impact communities in which the Company does business; and charitable, political, social and educational organizations; (ii) management’s identification, evaluation and monitoring of the social, political and environmental trends, issues and concerns, domestic and international, that affect or could affect the Company’s reputation, business activities and performance or to which the Company could make a meaningful contribution; and (iii) the Company’s general philosophy regarding diversity, including as it relates to Company policies and practices in areas other than employee diversity.

Compensation Committee Interlocks and Insider Participation

Our executive compensation programs are administered by the Compensation Committee of the Board. The Compensation Committee is currently composed of four independent, non-management directors, and no member of the Committee has ever been an officer or employee of the Company or any of its subsidiaries. None of our executive officers has served as a member of any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time since January 1, 2011.

Certain Relationships and Related Transactions

Review, Approval or Ratification of Transactions with Related Persons

The Board recognizes that transactions between the Company and certain related persons present a heightened risk of conflicts of interest. In order to ensure that the Company acts in the best interest of its stockholders, the Board has adopted a written policy for the review and approval of any Related Party Transactions (as defined below). It is the policy of the Company not to enter into any Related Party Transaction unless the Audit Committee (or in instances in which it is not practicable to wait until the next Audit Committee meeting, the Chair of the Audit Committee) approves the transaction or the transaction is approved by a majority of the Company’s disinterested directors. No member of the Audit Committee or the Board is permitted to participate in the review or approval of a Related Party Transaction if such member or his or her immediate family member is a Related Party (as defined below). In reviewing a proposed transaction, the Audit Committee must: (i) satisfy itself that it has been fully informed as to the Related Party’s relationship and interest and as to the material facts of the proposed transaction; and (ii) consider all of the relevant facts and circumstances available to the Audit Committee. After its review, the Audit Committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders.

If a Related Party Transaction has been completed without being approved, the Audit Committee or the Chair of the Audit Committee will (a) evaluate the transaction to determine whether rescission of the transaction and/or disciplinary action is appropriate, and (b) request that the General Counsel of the Company evaluate the Company’s controls and procedures to ascertain the reason the transaction was not submitted to the Audit Committee for prior approval and whether any changes to the controls and procedures should be adopted or implemented. For a Related Party Transaction that has not been approved but is not yet complete, the transaction will be reviewed in accordance with the procedures set forth above to determine the appropriate action.

As set forth in the policy, a “Related Party Transaction” is a transaction or series of related transactions involving a Related Party that had, has, or will have a direct or indirect material interest and in which the Company is a participant, other than:

•	a transaction with a Related Party involving less than $120,000;

•	a transaction involving compensation of directors otherwise approved by the Board or an authorized Committee of the Board;

•

a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or agreement or special supplemental benefit of an executive officer otherwise approved by the Board or an authorized Committee of the Board;

•	a transaction available to all employees generally or to all salaried employees generally;

•	a transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

•

a transaction in which the interest of the Related Party arises solely from the ownership of a class of the Company’s equity securities and all holders of that class receive the same benefit on a pro rata basis; or

•

a transaction in which the rates or charges involved therein are determined by competitive bids, or a transaction that involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

For purposes of this definition, “Related Party” includes: (i) an executive officer or director of the Company; (ii) a nominee for director of the Company; (iii) a 5% stockholder of the Company; (iv) an individual who is an immediate family member of an executive officer, director, nominee for director or 5% stockholder of the Company; or (v) an entity that is owned or controlled by a person listed in (i), (ii), (iii) or (iv) above or in which any such person serve as an executive officer or general partner or, together with all other persons specified in (i), (ii), (iii) or (iv) above, owns 5% or more of the equity interests thereof.

Related Person Transactions

The Company did not enter into any Related Party Transactions (as defined above) during 2011. Further, management reviewed with the Audit Committee all transactions since January 1, 2011 involving a “related person” identified in the annual director and officer questionnaire responses or otherwise known to the Audit Committee or the Company. None of these transactions were required to be disclosed as a related person transaction pursuant to the SEC’s rules.

BENEFICIAL OWNERSHIP OF SECURITIES

Certain Beneficial Owners

The following table shows the number of shares of our voting securities owned by any person or group known to us as of April 16, 2012, to be the beneficial owner of more than 5% of any class of our voting securities.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Ownership	Percent of Class(1)
Capital World Investors(2) 333 South Hope Street Los Angeles, CA 90071	Common Stock	36,051,651	10.7%
Janus Capital Management LLC(3) 151 Detroit Street Denver, CO 80206	Common Stock	30,370,790	9.2%
Wellington Management Company, LLP(4) 280 Congress Street Boston, MA 02210	Common Stock	25,238,233	7.63%
FMR LLC(5) 82 Devonshire Street Boston, MA 02109	Common Stock	24,346,257	7.311%
United Airlines Pilots Master Executive Council, Air Line Pilots Association, International(6) 6400 Shafer Court, Suite 700 Rosemont, IL 60018	Class Pilot MEC Junior Preferred Stock	1	100%
International Association of Machinists and Aerospace Workers(6) District #141 900 Machinists Place Upper Marlboro, MD 20722	Class IAM Junior Preferred Stock	1	100%

(1) Percentage of class of voting securities reported as of December 31, 2011.

(2) Based on Schedule 13G/A (Amendment No. 3) filed on February 10, 2012 in which Capital World Investors reported sole voting power for 31,262,413 shares and sole dispositive power for 36,051,651 shares. According to Amendment No. 3, Capital World Investors is a registered investment adviser and a division of Capital Research and Management Company. Capital World Investors reported that it is deemed to be the beneficial owner of the shares reported in the table above as a result of Capital Research and Management Company acting as investment adviser to various investment companies.

(3) Based on Schedule 13G/A (Amendment No. 1) filed on February 14, 2012 in which Janus Capital Management LLC reported sole voting power and sole dispositive power for 30,368,164 shares and shared voting power and shared dispositive power for 2,626 shares. Janus Capital Management LLC reported its direct ownership of a 94.5% stake in INTECH Investment Management and a 77.8% stake in Perkins Investment Management LLC. Janus Capital Management LLC, INTECH Investment Management and Perkins Investment Management LLC are registered investment advisers furnishing investment advice to various investment companies and their beneficial holdings are aggregated for purposes of the shares reported in the table above. Janus Capital Management LLC also reported that as a result of INTECH Investment Management’s role as investment adviser or sub-adviser to several investment companies, it may be deemed to beneficially own 2,100 shares.

(4) Based on Schedule 13G/A (Amendment No. 1) filed on February 14, 2012 in which Wellington Management Company, LLP, an investment adviser, reported shared voting power for 23,791,339 shares and shared dispositive power for 25,238,233 shares. Wellington Management Company, LLP reported that, in its capacity as an investment adviser, it may be deemed to beneficially own 25,238,233 shares which are held of record by its clients.

(5) Based on Schedule 13G/A (Amendment No. 7) filed on January 10, 2012 in which FMR LLC reported sole dispositive power for 24,346,257 shares. According to Amendment No. 7, FMR LLC, the parent holding company of Fidelity Management & Research Company, a wholly owned registered investment adviser, and Mr. Edward C. Johnson 3d, Chairman of FMR LLC, may be deemed to beneficially own the shares reported in the table above. FMR LLC reported sole dispositive power for 24,346,257 shares, and Mr. Johnson reported sole dispositive power for 24,346,257 shares. Amendment No. 7 also reported that Fidelity Management & Research Company beneficially owned 24,346,257 shares as a result of acting as an investment adviser for various investment companies (the “Fidelity Funds”). Fidelity Management & Research Company exercises the sole power to vote the shares beneficially owned by the Fidelity Funds pursuant to written guidelines established by the board of trustees of each Fidelity Fund.

(6) Shares of Class Pilot MEC and Class IAM stock elect one ALPA and IAM director, respectively, and have one vote on all matters submitted to the holders of Common Stock other than the election of directors.

Directors and Executive Officers

The following table shows the number of shares of our voting securities owned by our named executive officers, our directors, and all of our executive officers and directors as a group as of April 16, 2012. The person or entities listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse.

Name of Beneficial Owner	Title of Class	Amount and Natureof Ownership		Percent of Class
Stephen R. Canale	Common Stock	0		*
James E. Compton	Common Stock	52,781		*
Carolyn Corvi	Common Stock	12,401	(1)	*
W. James Farrell	Common Stock	10,000		*
Irene E. Foxhall	Common Stock	33,247		*
Jane C. Garvey	Common Stock	0		*
R. Keith Halbert(2)	Common Stock	8,818		*
James J. Heppner	Common Stock	11		*
Walter Isaacson	Common Stock	10,000		*
Peter D. McDonald	Common Stock	200,834	(3)	*
Henry L. Meyer III	Common Stock	44,426	(4)	*
Oscar Munoz	Common Stock	36,026	(5)	*
James J. O’Connor	Common Stock	10,000		*
Zane C. Rowe	Common Stock	51,943		*
Laurence E. Simmons	Common Stock	15,551	(6)	*
Jeffery A. Smisek	Common Stock	283,584		*
Glenn F. Tilton	Common Stock	1,227,635	(7)	*
David J. Vitale	Common Stock	10,000		*
John H. Walker	Common Stock	6,000		*
Charles A. Yamarone	Common Stock	35,764	(8)	*
Directors and Officers as a Group (26 persons)	Common Stock	2,224,187		*

* Less than 1% of outstanding shares.

(1) Includes 7,875 options to purchase shares of our Common Stock at $17.67.

(2) Mr. Halbert served as Executive Vice President and Chief Information Officer prior to his separation from the Company in April 2011.

(3) Includes 43,867 options to purchase shares of our Common Stock at $34.18 per share, 43,868 options to purchase shares of our Common Stock at $35.91 per share, 43,868 options to purchase shares of our Common Stock at $35.65 per share, and 31,000 options to purchase shares of our Common Stock at $4.86 per share.

(4) Includes 5,250 options to purchase shares of our Common Stock at $17.03 per share, 5,250 options to purchase shares of our Common Stock at $12.39 per share, 5,250 options to purchase shares of our Common Stock at $22.50 per share, 5,250 options to purchase shares of our Common Stock at $32.48 per share, 7,875 options to purchase shares of our Common Stock at $11.87 per share and 7,875 options to purchase shares of our Common Stock at $8.79 per share.

(5) Includes 5,250 options to purchase shares of our Common Stock at $11.58 per share, 5,250 options to purchase shares of our Common Stock at $22.50 per share, 5,250 options to purchase shares of our Common Stock at $32.48 per share, 7,875 options to purchase shares of our Common Stock at $11.87 per share and 7,875 options to purchase shares of our Common Stock at $8.79 per share.

(6) Includes 7,875 options to purchase shares of our Common Stock at $14.25 per share.

(7) Includes 164,400 options to purchase shares of our Common Stock at $34.18 per share, 164,400 options to purchase shares of our Common Stock at $35.91 per share, 164,400 options to purchase shares of our Common Stock at $35.65 per share, and 266,667 options to purchase shares of our Common Stock at $4.86 per share.

(8) Includes 5,250 options to purchase shares of our Common Stock at $28.20 per share, 5,250 options to purchase shares of our Common Stock at $22.50 per share, 5,250 options to purchase shares of our Common Stock at $32.48 per share, 7,875 options to purchase shares of our Common Stock at $11.87 per share and 7,875 options to purchase shares of our Common Stock at $8.79 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Such executive officers, directors and beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based on the Company’s records, we believe that all Section 16(a) reporting requirements related to the Company’s directors and executive officers were timely fulfilled during 2011.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2011 regarding the number of shares of our Common Stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders
Options	3,554,835
Restricted Stock Units	3,365,579

Subtotal	6,920,414	(1)	$14.50	(2)	5,382,551	(3)
Equity compensation plans not approved by security holders	3,391,473	(4)	$19.14		3,264,994	(5)

Total	10,311,887		$16.03		8,647,545

(1) In addition to this amount, the Company has issued 985,330 restricted shares that were not vested as of December 31, 2011. These nonvested restricted shares are included in the total number of outstanding shares at December 31, 2011. All stock-based compensation plans, including the stock-based compensation plans that were not approved by security holders, are discussed in Note 7–Share-Based Compensation Plans of the Combined Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

(2) Includes restricted stock units with an exercise price of $0. The weighted average exercise price of options is $28.23.

(3) Includes 27,686 shares available under the Director Equity Incentive Plan and 5,354,865 shares available under the 2008 Incentive Compensation Plan.

(4) These options were assumed in connection with the Merger.

(5) Represents 3,264,994 shares available under Incentive Plan 2010.

Incentive Plan 2010

The Incentive Plan 2010 was adopted by the Board of Directors of Continental in December 2009 and approved by Continental stockholders in 2010, and was assumed by the Company in connection with the Merger on October 1, 2010. Stock options outstanding prior to the Merger will vest on their original vesting schedule or earlier if the holder experiences an involuntary termination within two years of the Merger closing date. The Incentive Plan 2010 provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock awards, performance awards, incentive awards and other stock awards. Employees who were employed by United prior to the Merger closing date are not eligible to receive grants of equity-based awards under the Incentive Plan 2010.

The Incentive Plan 2010 is administered by the Compensation Committee with respect to awards made to persons subject to Section 16 of the Exchange Act, and by the Compensation Committee or the Chief Executive Officer with respect to awards made to persons who are not subject to Section 16 of the Exchange Act, unless the Incentive Plan 2010 otherwise specifies that the Compensation Committee will take specific action or the Compensation Committee specifies that it will serve as administrator.

Subject to adjustment for changes in capitalization, the aggregate number of shares which may be granted under the Incentive Plan 2010 is not to exceed 3,937,500 shares (which reflects the adjustment based on the exchange ratio that applied in connection with the Merger). To the extent that an award lapses, is terminated or is forfeited, or an award is paid in cash such that all or some of the shares of Common Stock covered by the award are not issued to the holder, any such forfeited or unissued shares of Common Stock then subject to such award will be added back to the number of shares available for issuance under the plan. No awards may be granted under the Incentive Plan 2010 after November 30, 2019.

The exercise price for all stock options and SARs under the Incentive Plan 2010 may not be less than the fair market value of a share of Common Stock on the date of grant. Stock options and SARs may not be exercisable after the expiration of 10 years following the date of grant. Performance awards and incentive awards may be granted in the form of restricted stock units or such other form as determined by the plan administrator.

Vesting and exercisability of awards may be based on continued employment, the satisfaction of certain performance measures, such other factors as the administrator may determine, or a combination of such factors. Awards granted under the Incentive Plan 2010 that vest based solely on the continued employment of the holder may not become exercisable or vest in full in less than three years from the date of grant, and awards that are based on the satisfaction of performance measures are subject to a minimum waiting period for vesting or exercise of one year from the date of grant. However, awards that have conditions related to both time and performance measures may vest or become exercisable upon the earlier satisfaction of the performance measures, subject to the one-year waiting period. The exercisability and vesting requirements set forth above are not applicable to: (i) acceleration of exercisability or vesting upon the death, disability or retirement of the holder and upon certain other terminations as provided pursuant to any employment agreement entered into prior to December 1, 2009; (ii) acceleration of exercisability or vesting upon a change in control or certain other corporate changes affecting the Company; and (iii) grants of awards made in payment of other earned cash-based incentive compensation. In addition, the plan administrator has the discretion to grant an award that does not contain the minimum exercisability and vesting requirements provided that the aggregate number of shares that may be subject to such awards may not exceed 5% of the aggregate maximum number of shares that may be issued pursuant to the plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We achieved many accomplishments in 2011 as we pursued our goal of creating the world’s leading airline – the airline that customers want to fly, co-workers want to work for, and investors want to invest in. As we concluded 2011, we began to see the positive results of the Merger, which was an important step in positioning the Company to compete more effectively in an increasingly competitive global airline industry and to generate long-term returns for our stockholders. Our accomplishments resulted from the focus, hard work, commitment and professionalism of our approximately 87,000 co-workers and the leadership of our management team. Although 2011 saw continued challenges in the global economy and instability and uncertainty in fuel prices and demand for travel, we were able to achieve substantial results under our 2011 Go Forward Plan, our annual business plan. Below are a few of our significant 2011 and recent accomplishments:

•

We generated $1.33 billion in pre-tax income, excluding special items[1], for the year ended December 31, 2011. Substantially all of our co-workers participated in profit sharing plans in 2011, which paid 15% of total pre-tax earnings to eligible employees (excluding our officers, who do not receive profit sharing).

•	We realized an estimated $400 million of Merger-related synergies in 2011, comprised of $250 million of revenue synergies and $150 million of net cost synergies.

•

In November 2011, we received our single operating certificate from the Federal Aviation Administration (“FAA”), providing a single point of contact with the FAA for our combined operations. This event marked a significant milestone in our Merger integration efforts.

•

We continued to invest in our future, and announced more than a half billion dollars in onboard product improvements, including flat-bed seating on our international fleet, the addition of Economy Plus seating to more than 300 aircraft, increased overhead storage space, and installation of satellite based WiFi on our mainline fleet. As of year-end 2011, we had completed the rebranding of more than 800 aircraft in the new United livery and had co-located check-in, ticket counter and gate facilities at 66 airports.

•

In March 2012, we completed the successful conversion to a single passenger service system, which marked a key milestone in our Merger integration. As a result of this accomplishment, all our agents are able to handle all our customers, and all our customers are able to use a single website (united.com) and enjoy the benefits of a single loyalty program (MileagePlus). While we continue to devote resources to address issues arising from the conversion and to improve the customer experience, the combined system allows us to move forward in achieving our Merger synergies and developing our combined business product.

•

FORTUNE magazine ranked us the No. 1 World’s Most Admired Airline on its annual airline-industry list of the World’s Most Admired Companies. In addition, the magazine ranked United No. 1 for global competitiveness and long-term investment among 12 global carriers.

A number of these accomplishments were directly tied to rewards under our new executive compensation program, which we implemented in 2011, the first year following the Merger. In connection with the Merger, the Compensation Committee reviewed the existing compensation programs and individual compensation levels of officers at United and Continental as well as best compensation practices within the general industries with

[1]	See “Item 6. Selected Financial Data – Reconciliation of GAAP to non-GAAP Financial Measures” in the Company’s Form 10-K for the year ended December 31, 2011 (the “2011 Form 10-K”) for information on these special items, which consisted primarily of integration-related costs. Unless otherwise indicated, references to net income and earnings exclude such special items.

which we compete for talent. Based on this review, the Compensation Committee designed a new executive compensation program that is built on the same basic principles as the Company’s prior program, and is designed to harmonize the programs of United and Continental so that the Company’s management team participates in a single, consistent compensation program. Our compensation philosophy continues to be based on achieving the following objectives: (1) linking executive pay to performance, (2) attracting, retaining and appropriately rewarding our executives in line with market practices, and (3) aligning the interests of our stockholders and executives. The 2011 program also recognized the increased scope of responsibility of each of our executives following the Merger, and reinforces key themes of consistent profitability, outperforming our peers, and creating the world’s leading airline.

Tight Linkage Between Performance and Executive Pay

The compensation opportunities of our executives are directly tied to the performance of the Company. Our pay-for-performance philosophy is demonstrated by the following elements of our executive compensation program for 2011:

•

On average, more than 78% of our named executive officers’ total targeted pay in 2011 was composed of incentives tied to Company performance (91% of our CEO’s pay was tied to Company performance). The charts below show the allocation of 2011 targeted pay across base salary, the annual incentive, and the long-term incentive awards for our CEO and for our other named executive officers in the 2011 Summary Compensation Table.[2]

•

In 2011, our long-term incentives represented the single largest component of our named executive officers’ targeted pay, ranging from an average of 48% of total targeted pay for our executive vice presidents to 78% of total targeted pay for our CEO.

•

Our 2011 awards are directly tied to the performance metrics that we believe are the best measures of our success and that will lead to value for our stockholders: annual profitability, long-term relative pre-tax margin performance (measured on a relative basis versus our industry peers), return on invested capital (“ROIC”), and stock price performance.

[2]	Because the performance-based Merger incentive grants represent one-time awards and not an annual element of our executive compensation program, these awards have been excluded from this annual targeted compensation analysis. The chart of targeted compensation for our other named executive officers represents our officers other than our CEO who are named in the 2011 Summary Compensation Table and who were continuing officers at year-end.

•

Our performance metrics are largely focused on absolute performance goals. We balance these absolute goals with a relative performance goal that measures our long-term earnings as compared to our industry peers. This structure motivates a focus on performance versus our operating plan and as compared to our peers.

•

The value of two-thirds of our 2011 long-term incentive awards and the entirety of our one-time Merger Incentive RSUs is directly linked to UAL stock price performance, which links executives’ pay directly to the creation of stockholder value.

Our Programs Reflect Best Practices

The Compensation Committee is focused on maintaining executive pay arrangements that are commonly recognized as “best practices” within the executive compensation arena. The Company’s executive compensation program includes the following best practices:

•	A significant majority of the targeted value of our named executive officers’ pay is contingent on Company performance.

•	We utilize multiple performance metrics to motivate and reward achievements that are complementary of one another and that contribute to the long-term creation of stockholder value.

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We utilize performance measures that emphasize absolute performance goals, which provide the primary links between incentive compensation and the Company’s business strategy and operational results, while providing balance through relative performance goals, which measure Company performance in comparison to an industry peer group.

•	Our annual incentive awards, long-term relative performance awards and Performance-Based RSUs include a limit on the maximum payout opportunities.

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Our peer group for compensation benchmarking purposes was carefully selected to include companies of similar size in terms of median revenues, scope and complexity with which we compete for talent following the Merger.

•	All long-term incentives granted in 2011 have “double trigger” vesting provisions, such that a change-in-control transaction alone will not cause immediate vesting of the awards.

•	Pay is targeted at market median levels.

•	No annual incentives are paid unless co-workers receive a profit-sharing payment for the year.

•	Our executives are subject to stock ownership guidelines and an insider trading policy.

•	We have a policy against the implementation of new tax indemnification agreements for excise taxes that may arise from a future change-in-control.

•	We maintain a clawback policy, requiring the return of incentive payments in certain restatement situations.

•	Our executive pay program has been designed with features to mitigate against the risk of inappropriate behaviors.

•	Our Compensation Committee retains the services of an independent executive compensation consultant who provides services directly to the Compensation Committee.

•	We have adopted an annual policy for say-on-pay vote as recommended by our stockholders at our 2011 annual meeting.

Philosophy and Objectives of Our Executive Compensation Program for 2011

While our 2011 executive compensation program was implemented with new compensation elements and certain new performance metrics, our overall compensation philosophy continued to be defined by the three main objectives stated above: (1) linking executive pay to performance; (2) attracting, retaining and appropriately rewarding our executives in line with market practices; and (3) aligning the interests of our stockholders and executives.

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Linking executive pay to performance. As described above, the 2011 awards to our executives are directly tied to the performance metrics that we believe are the best measures of success in our business: annual pre-tax income, long-term pre-tax margin performance relative to our industry peers, return on invested capital (“ROIC”) relative to cost of capital, and stock price performance. In 2011, executives also received one-time Merger performance incentive awards designed to motivate and reward successful efforts toward timely achieving critical Merger-related milestones and revenue and cost synergies. We believe these programs create strong incentives to align our executives’ performance to the successful execution of our strategic plan.

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Attracting, retaining and appropriately rewarding our executives in line with market practices. We seek to retain our executives primarily by setting our compensation and benefits at competitive levels relative to companies of similar size, scope and complexity. Because we believe that our senior executives have skills that are transferrable across industries, and because we recruit for talent both within the airline industry and also from a broad spectrum of leading businesses, we compare the overall compensation levels of our executives with the compensation provided to executives of a comparator group, as discussed in further detail in “Compensation Process and Oversight—Benchmarking” below. Compensation decisions also take into account each executive’s unique skills and capabilities, long-term leadership potential, performance and historic pay levels, and the overall scope of the executive’s responsibilities. Those factors are considered and balanced in light of concern for internal pay equity.

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Aligning the interests of our stockholders and executives. Our 2011 executive compensation program elements were aligned with the interests of our stockholders by linking our incentive compensation performance metrics to the following key indicators of the Company’s financial performance: annual pre-tax income; long-term pre-tax margin performance relative to our industry peers; and ability to achieve a ROIC that exceeds our cost of capital. A portion of the value of our long-term incentive awards is in the form of restricted share awards and restricted stock unit awards which provide a direct link to our stock value.

Furthermore, we believe that our executives should have a financial stake in our long-term success. As described in greater detail below, we have adopted stock ownership guidelines that require executive officers, including the named executive officers, to maintain a stake in the long-term success of our business. In addition, the Company’s Securities Trading Policy prohibits speculative and derivative trading and short selling by all officers. We believe these requirements, coupled with our long-term incentive program, effectively align the interests of our executives with those of our stockholders and motivate the creation of long-term stockholder value.

Our broad-based employee incentive opportunities also are designed to further our objective of aligning the interests of our co-workers with those of our stockholders and customers. Our profit sharing plans provide eligible co-workers with incentives that are aligned with the interests of our stockholders through payout opportunities based on our annual pre-tax profits. The Company also has implemented an on-time arrival incentive program and a perfect attendance program. These programs ensure a focus on operational performance that aligns co-worker performance with customer satisfaction, enhances our product, and drives financial performance.

Compensation Process and Oversight

Compensation Committee Role and Management Participation in Setting Executive Compensation. All 2011 executive compensation decisions with respect to the named executive officers, including final decisions regarding the design of the new annual, long-term and Merger incentive programs and awards, were made by the Compensation Committee, with input from Exequity L.L.P. (“Exequity”), the Committee’s independent compensation consultant. Exequity provides the Compensation Committee with background materials, including preparation of the benchmarking study described below, and participates in committee meetings to support the Committee’s executive compensation decision-making process and to respond to questions.

The Compensation Committee retained Exequity as its independent compensation consultant following the Merger. Exequity reports directly to the Committee, and the Committee has the sole authority to retain and terminate Exequity and to review and approve Exequity’s fees and other retention terms. The Committee has adopted an “Independent Executive Compensation Consultant Conflict of Interest Policy” pursuant to which Exequity is required to provide the Committee with regular reports on any work that it performs for the Company. During 2011, Exequity did not perform any work on behalf of the Company other than the executive compensation services provided to the Committee. For additional information concerning the Compensation Committee, including its authority and the independent compensation consultant policy, see “Committees of the Board—Compensation Committee” above.

The Committee also received input and recommendations regarding executive compensation decisions from the Company’s Executive Vice President, Human Resources and Labor Relations and the Vice President, Human Resources. Mr. Smisek also attends all Compensation Committee meetings and provides input with respect to the compensation for the management team other than himself, in particular with respect to the performance and compensation of his direct reports. Members of the Company’s financial planning and analysis group participate in discussions with the Committee relating to the Company’s financial plan and proposed performance goals under the executive compensation program and members of the Company’s internal audit group provide special reports to the Committee outlining its review of procedures and calculations relating to payout of incentives. Management prepares annual financial forecasts, operating capital expenditure budgets, and the Company’s Go Forward Plan, our annual business plan. Based on the Company’s 2011 planning process and the operating budget approved by the Board, management developed and proposed performance targets under the 2011 incentive compensation programs. These proposals were evaluated by Exequity, in light of compensation trends, benchmarking and compensation risk factors. The Compensation Committee is responsible for approving the performance targets and the compensation arrangements of the Company’s executive officers following its review and consideration of all recommendations as it deems appropriate.

Benchmarking. We recruit executives not only from within the airline industry, but from across a broad spectrum of leading businesses. In making compensation decisions, we examine the practices of companies in a general comparator group that is representative of the size (in revenues), scope and complexity of the Company’s global business operations. The competitive benchmarking analysis used for 2011 compensation decisions included the following organizations:

– 3M Company	– Lockheed Martin Corporation
– Alcoa Inc.	– McDonald’s Corporation
– AMR Corporation	– Northrop Grumman Corporation
– The Boeing Company	– PPG Industries, Inc.
– Caterpillar Inc.	– Raytheon Company
– Deere & Company	– Sara Lee Corporation
– Delta Air Lines, Inc.	– Southwest Airlines Co.
– FedEx Corporation	– Textron Inc.
– General Dynamics Corporation	– Union Pacific Corporation
– Honeywell International Inc.	– United Parcel Service, Inc.
– Illinois Tool Works Inc.	– US Airways Group, Inc.
– Johnson Controls, Inc.

The above list of companies reflects our 2010 evaluation of the comparator group in connection with the Merger, at which time we removed certain companies3 and added Delta Air Lines, Inc., US Airways Group, Inc. and Southwest Airlines Co., to better reflect the new position of the Company in the marketplace for talent and to expand the inclusion of our peer competitors. The following primary factors were considered in identifying the most appropriate peer companies for 2011 compensation benchmarking purposes: well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times UAL’s revenues); and all large domestic airlines (regardless of the revenue range).

We generally target total compensation opportunities for our executives at the market median (50th percentile) of our comparator group. Total compensation for our benchmarking purposes means the sum of base salary, annual cash incentive target, and long-term incentive targets. As is customary in these types of pay studies, retirement benefits and the special, one-term Merger incentive awards were not included in the benchmark comparison, although these factors were considered in connection with the overall review and establishment of 2011 award levels.

The compensation information for our comparator group is one of several factors in setting total compensation for our executives. We believe that any benchmarking of compensation must be balanced with the additional factor of internal parity of compensation among our executives, and must take into account the role and skills of each individual executive. In setting post-Merger compensation levels, the Compensation Committee compared the pay practices of the new comparator group and the programs that were in place at United and Continental prior to the Merger and made certain individual pay adjustments to better achieve compensation parity across the executive group. Development of the new program involved a convergence of the pay structures in place at United and Continental prior to the Merger. This convergence, together with the competitive studies conducted before the Merger, generally required adjustments to Continental executives’ base pay and adjustments to United executives’ long-term incentive opportunities. As part of the compensation harmonization process, elements of Continental’s supplemental executive retirement plans were frozen at the close of the Merger, resulting in significant reductions in total pay that were offset by other forms of pay being brought into better alignment with median pay practices among the peers. The new compensation program was implemented in 2011 (other than adjustments to base salary as described below, which were implemented in 2010 when the Merger closed).

Tally Sheets. In making the determinations regarding post-Merger executive compensation levels, the Committee reviewed tally sheets, which provided total compensation and an accumulated award summary for each executive. Those determinations, as well as the 2011 compensation decisions, took into account the unique skills and capabilities of each executive, including long-term leadership potential, his or her performance and historic pay levels, individual scope of responsibilities, internal pay equity and retention considerations, and the executive’s total compensation as compared to the external market. Comprehensive tally sheets covering each of the named executive officers are provided to the Committee in advance of meetings at which incentive compensation performance targets are set and annual incentive awards are considered and made.

Our 2011 Executive Compensation Program

The following discussion describes our 2011 compensation elements and 2011 compensation decisions related to our “named executive officers” or “NEOs.” Our named executive officers consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers.

[3]	The Committee removed the following companies from the initial 2010 peer group after determining that the revenues of such companies were no longer within a reasonable range when compared to the Company following the Merger: Archer-Daniels-Midland Company; Burlington Northern Santa Fe Corporation; Colgate-Palmolive Company; ConAgra Foods, Inc.; The Dow Chemical Company; E. I. du Pont de Nemours & Company; Emerson Electric Co.; General Mills, Inc.; Kellogg Company; Kimberly-Clark Corporation; Marriott International, Inc.; Paccar Inc.; PepsiCo, Inc.; Weyerhaueuser Company; Whirlpool Corporation; and Xerox Corporation.

Our 2011 NEO group also includes a former executive officer who would have been among the three other most highly compensated executive officers if he had been an executive officer on December 31, 2011. For 2011, these named executive officers are: Jeffery A. Smisek, our President and CEO; Zane C. Rowe, our Executive Vice President and Chief Financial Officer; Peter D. McDonald, our Executive Vice President and Chief Operations Officer; James E. Compton, our Executive Vice President and Chief Revenue Officer; Irene Foxhall, our Executive Vice President, Communications and Government Affairs; and R. Keith Halbert, our former Executive Vice President and Chief Information Officer who separated from the Company at the end of April 2011. Effective April 15, 2012, Mr. Rowe resigned from the Company in order to accept a non-financial position at another company and John D. Rainey, Senior Vice President - Financial Planning and Analysis of United and Continental, was appointed by the Board to the role of Executive Vice President and Chief Financial Officer of the Company.

Key Compensation Components

The table below summarizes the key components of our 2011 executive compensation program and detailed descriptions of these components are below.

Compensation Component	Program Type	Performance Measure
Base Salary	Fixed cash income stream throughout the year	—

Annual Incentive Awards	• Absolute performance • Short-term cash award	Pre-tax income

Long-term Incentives: • Long-term Relative Performance Awards • Performance-Based RSUs • Restricted Share Awards	• Relative performance • 3-year cliff vesting • Cash settled • Absolute performance • 3-year cliff vesting • Stock-price based • Cash settled • 3-year ratable vesting	Pre-tax margin relative to industry peer group ROIC relative to cost of capital Stock price performance over time

One-time Incentive Award:

Merger Performance Incentive RSUs	• One-time special incentive award • Milestones - vest as achieved • Synergies - 3-year cliff vesting • Cash settled	Merger milestones (40%) Revenue/cost synergies (60%)

Base Salary. In connection with the Merger, we evaluated the base salaries of our new combined management team to determine whether adjustments to base salaries should be made. Base salaries were set to reflect the new responsibilities of each executive in the combined Company, and to balance fixed and variable compensation levels. The Compensation Committee determined that increases to base salaries were appropriate in light of competitive practices among companies of similar size and complexity as the combined Company and the executives’ expanded responsibilities. Based on these factors, the base salary for each named executive officer is as follows: Mr. Smisek – $975,000; Mr. Rowe – $750,000; Mr. McDonald – $850,000; Mr. Compton – $750,000; Ms. Foxhall – $650,000; and Mr. Halbert – $575,000. These salary levels became effective in 2010 when the Merger closed and remained in effect throughout 2011.

Annual Incentive Awards. In 2011, the named executive officers participated in the United Continental Holdings, Inc. Annual Incentive Program (the “AIP”), an annual cash incentive plan adopted pursuant to the Company’s Incentive Plan 2010. In order for a payment to be made under the 2011 AIP awards, (i) the

Company’s 2011 pre-tax income must meet or exceed the entry level pre-tax income established by the Compensation Committee and (ii) a payment must have been made (or will be made) under the Company’s broad-based profit sharing plans for employees for such fiscal year. If either of these conditions is not satisfied, no payments are made under the AIP. Under the AIP, “pre-tax income” means, with respect to a fiscal year, the aggregated consolidated net income adjusted to exclude reported income taxes of the Company for such year as shown on the Company’s consolidated financial statements for such year, but calculated excluding any special, unusual or non-recurring items as determined by the Compensation Committee in accordance with applicable accounting rules4.

The 2011 award opportunities under the AIP were based on an individual award opportunity granted to each participant, with threshold payout equal to 50% of the target opportunity, target payout equal to 100% of the target opportunity, and stretch payout equal to 200% of the target opportunity (except that, for Mr. Smisek, the stretch AIP opportunity was equal to 200% of his base salary pursuant to the terms of his employment agreement). The pre-tax income performance targets for 2011 under the AIP were threshold – $500 million, target – $952 million, and stretch – $1.3 billion. The 2011 AIP individual target level opportunities for each of the named executive officers were expressed as a percentage of the executives’ base salary earned during the year as follows: Mr. Smisek – 150%; Mr. Rowe – 135%; Mr. McDonald – 135%; Mr. Compton – 135%; Ms. Foxhall – 125%; and Mr. Halbert – 125%.

For 2011, the Company achieved pre-tax income excluding special items of $1.33 billion and co-workers received payments pursuant to the Company’s profit sharing plans. This performance resulted in AIP payments at the “stretch” level. The Company’s 2011 performance resulted from our successful response to improving global economic conditions and fuel price challenges, our ability to capture certain Merger benefits, increasing passenger unit revenue, and our and the industry’s capacity discipline. Payments under the AIP are included in the 2011 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column and are quantified in a footnote to that column. Mr. Halbert forfeited his 2011 AIP award in connection with his separation from the Company. The named executive officers are not eligible to receive payments under our profit sharing plans.

2011 Long-Term Incentive Awards. In designing the long-term incentive award structure for the new United, the Compensation Committee divided the long-term incentive opportunity into three separate awards as follows:

•	Long-Term Relative Performance Awards: Designed to motivate pre-tax margin performance in excess of our airline peers;

•	Performance-Based RSUs: Designed to reward the creation of economic value, measured by our return on invested capital (“ROIC”) and our cost of capital; and

•	Restricted Share Awards: Intended to align executives’ interests with the creation of stockholder value and to motivate retention over the vesting period.

Each of these awards is structured with a three-year performance or vesting period. For the named executive officers, the 2011 total long-term incentive target opportunities are as follows: Mr. Smisek – $8,400,000; Mr. Rowe – $1,800,000; Mr. McDonald – $1,600,000; Mr. Compton – $1,800,000; Ms. Foxhall – $1,200,000; and Mr. Halbert – $750,000. The target award level with respect to Mr. Smisek was established pursuant to the terms of his employment agreement and was set at a level designed to help align Mr. Smisek’s total targeted pay with median peer practices. With respect to the remaining named executive officers, the target long-term target incentive opportunities were established with reference to the benchmarking analysis conducted by Exequity in connection with the Merger and with regard to harmonization of the historic compensation practices of United and Continental and internal pay equity. See “—Compensation Process and Oversight—Benchmarking” above. Mr. Halbert forfeited his 2011 long-term incentive awards in connection with his separation from the Company.

[4]	See “Item 6. Selected Financial Data – Reconciliation of GAAP to non-GAAP Financial Measures” in the Company’s Form 10-K for information on these special items, which consisted primarily of integration-related costs.

In general, the 2011 total long-term target opportunities were divided equally between each of the three long-term incentive awards. In order to satisfy provisions of the Company’s 2008 Incentive Compensation Plan, which requires the performance-based RSU awards to be granted at the maximum potential number of units and which limits the maximum level of annual awards to an individual, Mr. Smisek received a lower Performance Based RSU award and a higher restricted share award to comply with these plan requirements.

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Long-Term Relative Performance Cash Awards. In 2011, the named executive officers received awards under the United Continental Holdings, Inc. Long-Term Relative Performance (“LTRP”) Program, which was adopted by the Compensation Committee in 2011 pursuant to provisions of the Company’s Incentive Plan 2010. The LTRP Program measures and rewards performance based on the Company’s cumulative pre-tax margin over a three-year performance period as compared with an industry peer group. The LTRP Program provides that the Company’s peer group for this purpose initially consists of AMR Corporation, Delta Air Lines Inc., US Airways Group, Inc., Southwest Airlines Co., JetBlue Airways Corporation, and Alaska Air Group, Inc. Performance is generally measured as (A) the Company’s pre-tax income over the performance period divided by its revenues over such period as compared to (B) the peer companies’ aggregate pre-tax income over the performance period divided by the peer companies’ aggregate revenues over such period. The calculations are adjusted to exclude special items as determined by the Compensation Committee in accordance with applicable accounting rules. If the Company achieves the minimum threshold level of performance, the LTRP awards are paid in cash following the end of the three-year performance period.

The 2011 LTRP awards have a performance period of January 1, 2011 through December 31, 2013. The target performance level established for the 2011 LTRP awards was set by the Compensation Committee so that executives would earn market-competitive rewards for achieving a pre-tax margin performance level that was designed to be achievable with strong management performance. The entry level payout was designed to be reasonably achievable, while the maximum payout opportunity was set at a high level designed to be significantly more challenging to achieve than at the target level. In determining the performance goals, the Committee considered the historic performance of the Company and the peer group and the economic and market conditions at the time the goals were established. The 2011 LTRP award opportunities, subject to achievement of the specified performance levels, are expressed as a percentage of the target award value as follows: entry – 50% of target; target – 100% of target; and stretch – 150% of target. Payment opportunities under the LTRP awards are subject to linear interpolation between performance levels.

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Performance-Based RSUs. In 2011, the Compensation Committee adopted the United Continental Holdings, Inc. Performance-Based RSU Program (the “RSU Program”), pursuant to the provisions of the Company’s 2008 Incentive Compensation Plan. The RSU Program requires the Company to achieve specified levels of return on invested capital (“ROIC”) relative to the Company’s cost of capital over the three-year performance period. If the Company’s ROIC meets or exceeds the target ROIC performance goal set by the Compensation Committee, each RSU represents the right to receive a cash payment at the end of a three-year performance period based on the average closing price of the Company’s Common Stock over the 20 trading days preceding the end of the performance period. The number of RSUs that become vested under the RSU Program increases as the Company’s ROIC for the performance period exceeds the target goal. The payment with respect to a vested Performance-Based RSU may not exceed the maximum payment amount established by the Compensation Committee at the time of grant. If the Company achieves the target level of performance, the awards will be paid out in cash following the end of the three-year performance period.

The 2011 Performance-Based RSU awards have a performance period of January 1, 2011 through December 31, 2013. The target performance goal was set so that executives would not earn any payout unless the Company achieves ROIC at least equal to the Company’s cost of capital over the performance period. The maximum level was designed to reward a significant financial accomplishment that the Committee determined to be significantly challenging to achieve at the time the goal was established. The maximum performance level opportunity is equal to 200% of the target award. Payment opportunities under the Performance-Based RSU awards are subject to linear interpolation between performance levels. The 2011 Performance-Based RSUs do not have an “entry” level opportunity below the target level. In calculating the number of RSUs subject to the 2011 Performance Based RSU awards, the Committee applied a discount factor to the closing price of the Company’s Common Stock on the date of grant in recognition of the Company’s history of not achieving a ROIC equal to at least the cost of capital over the three-year performance period. As noted in the 2011 Summary Compensation Table, the grant date fair value of the Performance-Based RSUs is zero because the satisfaction of the required performance conditions was not considered probable as of the grant date.

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Restricted Share Awards. The final one-third of the 2011 long-term incentive opportunity was delivered in the form of restricted share awards that vest in one-third increments on each of the first through third anniversaries of the grant date, subject to continued employment through each vesting date. These awards were granted pursuant to the Company’s 2008 Incentive Compensation Plan.

2011 Merger Performance Incentive Awards. In 2011, the Compensation Committee approved a one-time award designed to provide incentives to deliver on the potential value from the integration of the operations of United and Continental. This program is structured in the form of performance-based restricted stock units (the “Merger Incentive RSUs”) granted pursuant to the Company’s 2008 Incentive Plan. For the named executive officers, the three-year target opportunities under the Merger Incentive RSUs, contingent on achieving pre-established performance goals, are as follows: Mr. Smisek – $4,000,000; Mr. Rowe – $1,500,000; Mr. McDonald – $1,500,000; Mr. Compton – $1,500,000; Ms. Foxhall – $1,250,000; and Mr. Halbert – $1,250,000. The target award levels were developed in consultation with Exequity and in light of the benchmarking analysis conducted with respect to the targeted annual award levels. Although the Merger Incentive RSUs were not included for purposes of benchmarking targeted annual long-term incentive opportunity, the results of the comparative pay analysis provided a basis for determining the Merger Incentive RSU award opportunities. Mr. Halbert forfeited his Merger Incentive RSUs in connection with his separation from the Company.

Vesting of a portion of the Merger Incentive RSUs, representing 40% of the award at the targeted value, is based on achievement of certain key Merger-related milestones that were set by the Compensation Committee. Each of these milestones were equally weighted at the targeted level and include ratification of joint collective bargaining agreements, obtaining a single operating certificate, integration of our customer loyalty program, and integration of our reservation system. Vesting of the remainder of the Merger Incentive RSUs, representing 60% of the award at the targeted value, is based on achievement of revenue and cost synergies over a three-year performance period ending on December 31, 2013. The payout percentage opportunities for achieving such performance metrics are entry or threshold – 50% of target, target – 100%, and stretch – 150% of target, except with respect to the achievement of a single operating certificate, for which the maximum payout equaled 100% of target.

The number of Merger Incentive RSUs that become vested depends on the timing and/or level of achievement of the related performance goals. As a general matter, each tranche of the Merger Incentive RSUs will vest and will be paid in cash to the recipients following the achievement of the performance goal for such tranche. All performance goals must be achieved by December 31, 2013. Payments are calculated based on the 20-day average closing price of the Company’s Common Stock either immediately prior to the vesting date or, as applicable, on the last day of the month in which the Merger milestone is achieved, but may not exceed the maximum payment amount established by the Compensation Committee. As of March 2012, management had achieved the portions of the Merger Incentive RSUs related to integration of our customer loyalty program, integration of our reservation system and obtaining a single operating certificate at the maximum opportunity level.

Other Compensation Components

Pre-Merger Awards. Mr. McDonald holds RSU awards granted to him in April 2009 and April 2010 pursuant to the 2008 Incentive Compensation Plan (the “ICP”). Each of these awards vests ratably over the three year period following the date of grant.

Continental awards that were outstanding prior to the Merger were assumed by the Company, including LTIP awards and Profit Based RSUs granted pursuant to the Continental Long-Term Incentive and RSU Programs (“LTIP/RSU Programs”). These awards remained outstanding after the Merger and will continue to be paid on their normal payment dates (or, if earlier, upon death, disability, retirement eligibility or termination without “cause” or resignation for “good reason”) provided that the participant remains employed on such date.

Severance Benefits. Upon the consummation of the Merger, we entered into employment agreements with each of the named executive officers. The employment agreements were approved prior to the Merger by the UAL Human Resources Subcommittee and the Continental Human Resources Committee. These agreements provide severance benefits upon certain terminations of employment, with an enhanced level of severance protections during the two-year period following the Merger (ending October 1, 2012). The employment agreements provide consistent post-employment benefits across our new management team. Based on advice of the independent compensation consultant, the potential severance amounts are in line with those provided to similarly-situated executives in the general market for executive talent, and are an important component of the compensation package required to attract and retain top caliber talent in senior leadership roles. The alignment of the severance arrangements also was intended to promote integration efforts across the executive teams. The employment agreements have an initial term of two years (three years for Mr. Smisek) and will renew automatically for additional one-year periods at the end of the initial term and each subsequent term unless notice of non-renewal is provided by either the Company or the executive. However, with the exception of Mr. Smisek’s employment agreement, no payments will be due to the executives if the Committee elects not to renew the employment agreements at the end of the initial term or any subsequent term, provided that at the time of expiration of the employment agreement the executives are covered by a plan or agreement that provides severance benefits.

In April 2011, Mr. Halbert separated from the Company and Mr. Halbert and the Company entered into a separation agreement and a consulting agreement. The terms of these agreements were considered and approved by the Compensation Committee. Under the terms of the separation and pursuant to the terms of the awards, Mr. Halbert forfeited all of his 2011 awards, including the AIP award, the long-term incentive awards and the Merger Incentive RSUs, remains subject to non-compete and non-solicitation restrictions through December 31, 2013, received cash severance of $3 million, and entered a consulting arrangement with an opportunity to provide consulting services to the Company through December 31, 2013. Please refer to “Narrative to 2011 Summary Compensation Table and Grants of Plan-Based Awards for 2011—Employment Agreements” below for a detailed description of the employment agreements and “Potential Payments Upon Termination or Change in Control” below for a detailed discussion of all potential severance benefits under the employment agreements and in connection with Mr. Halbert’s separation. The consulting agreement provides a rate of $750 per hour for up to a maximum of 1,000 service hours; however, Mr. Halbert has not provided any services and the Company has not made any payments pursuant to the consulting agreement.

Frozen SERP. Prior to the Merger, Continental maintained SERPs for Messrs. Smisek, Rowe and Compton and Ms. Foxhall that provide an annual retirement benefit expressed as a percentage of the executives’ final average compensation. In designing the new executive compensation program, the Human Resources Subcommittee determined that the SERP would not be an element of the new compensation program and should be phased out for the continuing Continental executives in order to provide compensation parity with the continuing United executives. The SERP benefit for Messrs. Smisek, Rowe and Compton and Ms. Foxhall was frozen as of December 31, 2010. The benefit formulas and the compensation limitations applicable to the SERP are described below under “Narrative to Pension Benefits Table.”

Pension Benefits. Messrs. Smisek, Rowe and Compton and Ms. Foxhall participate in the Continental Retirement Plan (“CARP”), a non-contributory, defined benefit pension plan in which substantially all of Continental’s non-pilot domestic employees are entitled to participate. The CARP benefit is based on a formula that utilizes final average compensation and service while one is an eligible employee. The benefit formulas and the compensation limitations applicable to the CARP are described below under “Narrative to Pension Benefits Table.”

Defined Contribution Retirement Benefits. We also provide retirement benefits including a tax qualified 401(k) plan to all of our non-union employees, and an excess 401(k) benefit cash plan to certain employees of our United subsidiary, including Mr. McDonald. We believe this encourages retention and is part of delivering an overall competitive pay package necessary to recruit and retain talented executives.

Relocation. In connection with the Merger, certain of our executives and key employees previously employed by Continental and located in Houston, Texas were asked to relocate to our headquarters in Chicago, Illinois. In order to retain critical executive talent, and to ease the burden of the relocation of our executives and key employees, we implemented a relocation program consistent with market practices in similar circumstances. Key components of the relocation program available to the named executive officers include: the provision of temporary living accommodations, reimbursement of certain costs in connection with home sales, assistance with travel and certain costs associated with home purchases, conditional reimbursement of losses on home sales up to $200,000, and tax indemnifications with respect to home sales and new home purchases resulting from such relocation.

Perquisites. We offer our named executive officers certain perquisites that are consistent with those provided to executives at similar levels at companies within the airline industry and general industry groups. While we are generally moving away from providing perquisites to our executives, we believe that providing certain benefits to our executives, rather than cash, enhances retention, results in a cost savings to the Company, and strengthens our relationships with our executives. For example, travel privileges on United flights provide our executives and non-management directors the opportunity to become familiar with our network, product and locations and to interact with co-workers. The incremental cost to the Company of providing such flight benefits is minimal, while we believe the value of these benefits to the named executive officers is perceived by them to be high. Other benefits are primarily linked to maintaining heath and financial wellbeing. Please refer to “2011 Summary Compensation Table—Explanation of All Other Compensation Disclosure” and the footnotes to the 2011 Summary Compensation Table for additional information regarding perquisites.

Other Executive Compensation Matters

Consideration of Prior Say-on-Pay Vote. A key objective of our executive compensation program is linking the interests of our executives with the interests of our stockholders, and we place emphasis on maintaining an executive compensation program that addresses and satisfies the key concerns of our stockholders. Our “say-on-pay” proposal received approval from our stockholders at our 2011 annual stockholder meeting. The Committee has not made any changes to the executive compensation program based on the results of the 2011 say-on-pay vote. The Committee considers stockholder interests and concerns relating to executive pay as it designs our executive compensation program and implements specific compensation elements that represent best practices. The Compensation Committee will continue to consider stockholder feedback, including say-on-pay voting results, as part of its decision-making process.

Recoupment of Earned Awards/“Claw-back” Provisions. If our financial results are restated due to material noncompliance with any financial reporting requirement under the securities laws as a result of the Company’s misconduct, we require the chief executive officer and the chief financial officer to reimburse us for any incentive-based or equity-based compensation and any profits from the sale of our securities received during the 12-month period following the date the financial statements that were subject to restatement were issued.

Stock Ownership Guidelines. In connection with the Merger and adoption of a new executive compensation program, the Compensation Committee approved updated stock ownership guidelines that apply to our executive officers. The updated guidelines encourage our executives, including each of the named executive officers, to hold Company Common Stock or equity-based awards with a fair market value that equals or exceeds a multiple of the executive’s base salary. The stock ownership target for our CEO, Mr. Smisek, is five times his base salary. The stock ownership target for our Executive Vice Presidents, including Messrs. Rowe, McDonald and Compton and Ms. Foxhall, is two times base salary. For purposes of determining whether an executive satisfies the stock ownership guidelines, restricted shares and restricted stock units are included in total stock holdings. The Committee reviews equity ownership at least annually. Once an executive is determined to be in compliance with the stock ownership guidelines, the executive will be considered to be in compliance until such time as he or she sells or otherwise disposes of any his or her Company Common Stock, restricted shares or restricted stock units, at which time the Committee will reevaluate the executive’s compliance with the stock ownership guidelines. All named executives officers are currently in compliance with the guidelines. We also maintain stock ownership guidelines that apply to our non-employee directors, which are described below in “Director Compensation.”

Securities Trading Policy. Our securities trading policy prohibits speculative and derivative trading and short selling by all officers and directors.

Tax Matters. In designing and implementing the programs applicable to executives, we consider the effects of applicable sections of the Code, including section 162(m) and section 4999. Section 162(m) of the Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its most highly compensated executive officers (other than the chief financial officer). However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. While the tax impact of any compensation arrangement is one factor that the Committee may consider in its deliberations, this impact would be evaluated in light of the Company’s overall compensation philosophy and objectives. Under certain circumstances, the Committee believes that the Company’s and stockholders’ interests would be best served by providing compensation that is not fully deductible and that its ability to exercise discretion outweighs the advantages of requiring that all compensation be qualified under Section 162(m). The 2011 Merger Performance Incentive RSUs reflect performance goals based on Merger-related milestones and integration synergies that are not included in the list of performance metrics previously approved by stockholders and therefore these awards do not qualify for the performance-based exclusion provided by section 162(m) of the Code. The Committee determined that these goals were important metrics to motivate executives to achieve the desired Merger results despite the limited tax deductibility. In light of the Company’s significant net operating loss carry-forward, limited tax deductibility does not have a near-term impact on the Company.

Section 4999 of the Code imposes an excise tax on so-called “excess parachute payments” made to an executive in connection with a change in control as described in section 280G of the Code. Prior to the Merger, each of the named executive officers was contractually entitled to tax indemnifications with respect to such excise taxes. The Company has developed a general policy of not providing tax indemnification with respect to such excise taxes going forward. In accordance with this policy, the new employment agreements with our executives do not include a reimbursement of the section 4999 excise tax, except that the agreements with the continuing Continental officers include tax indemnification to the extent that the application of such excise tax is due to the Merger and to the extent that such officer had a grandfathered indemnity prior to the Merger. There are no 280G excise taxes payable by any of the named executive officers in connection with the Merger and therefore the excise tax indemnity is not triggered for any of the named executive officers. With respect to any future transaction that results in the application of an excise tax under section 4999 of the Code, amounts payable to our executives will be reduced to the threshold level under section 280G of the Code to avoid the excise tax, except to the extent that the executive would be in a better net after-tax position by receiving the payments and paying the excise tax.

Consistent with historic practice and the travel policies at other airlines, the Company provides tax indemnification on the travel benefits provided to active and certain former officers. Prior to the Merger, United and Continental adopted policies to eliminate tax indemnification for post-separation perquisites provided to officers who were not officers as of the date the respective policy was adopted. The tax indemnification provided to each of the named executive officers with respect to active and former (grandfathered) officer travel is subject to an annual limit.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement on Schedule 14A and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Respectfully submitted,

Charles A. Yamarone, Chairman

W. James Farrell

Henry L. Meyer III

James J. O’Connor

2011 Summary Compensation Table

The following table provides information regarding the Company’s principal executive officer (Mr. Smisek), principal financial officer (Mr. Rowe) and the three other most highly compensated executive officers in 2011 (Messrs. McDonald and Compton and Ms. Foxhall), determined in accordance with applicable SEC disclosure rules. The table provides information for 2011, 2010 and 2009 if the executive officer was included in the Company’s Summary Compensation Table for those years. The table also provides information regarding a former executive officer (Mr. Halbert), who would have been among the three other most highly compensated executive officers if he had been an executive officer on December 31, 2011.

Effective April 15, 2012, Mr. Rowe resigned from the Company in order to accept a non-financial position at another company and John D. Rainey, Senior Vice President - Financial Planning and Analysis of United and Continental, was appointed by the Board to the role of Executive Vice President and Chief Financial Officer of the Company.

With respect to Messrs. Smisek, Rowe, and Compton and Ms. Foxhall, 2010 compensation does not represent full-year compensation but rather reports amounts earned subsequent to the Merger (October 1, 2010 to December 31, 2010) in accordance with applicable SEC disclosure rules. Accordingly, the 2011 compensation amounts reported below for Messrs. Smisek, Rowe, and Compton and Ms. Foxhall are not comparable to the 2010 reported compensation amounts.

Name and Principal Position	Year		Salary ($)		Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)
CURRENT OFFICERS
Jeffery Smisek President & Chief Executive Officer	2011 2010	(1)	975,000 791,250	(1)	0 0	7,530,415 0	0 0	4,413,750 3,558,750	1,326,749 0	454,918 9,766	14,700,832 4,359,766
Zane Rowe Executive Vice President & Chief Financial Officer	2011 2010	(1)	750,000 187,500		0 0	2,250,148 0	0 0	2,888,793 1,439,655	66,732 9,586	282,737 24,758	6,238,410 1,661,499
Peter McDonald Executive Vice President & Chief Operations Officer	2011 2010 2009		850,000 805,974 768,072		0 0 0	2,183,496 987,206 301,320	0 0 342,249	2,295,000 1,956,123 0	0 0 0	290,400 152,175 1,566,910	5,618,896 3,901,478 2,978,551
James Compton Executive Vice President & Chief Revenue Officer	2011 2010	(1)	750,000 187,500		0 0	2,250,148 0	0 0	2,643,750 2,346,336	508,921 0	224,075 6,889	6,376,894 2,540,725
Irene Foxhall Executive Vice President Communications & Government Affairs	2011 2010	(1)	650,000 162,500		0 0	1,775,110 0	0 0	2,044,784 1,679,784	91,386 28,019	123,016 68,059	4,684,296 1,938,362
FORMER OFFICER
Keith Halbert Former Executive Vice President & Chief Information Officer	2011	(1)	191,667		0	1,625,111	0	0	0	3,177,939	4,994,717

(1) For the officers who came from Continental, the 2010 amounts only report compensation earned subsequent to the Merger (October 1, 2010 to December 31, 2010). For Mr. Smisek, the amounts reported in 2010 include his base salary earned for the portion of 2010 prior to October 1 when he was employed by Continental ($547,500). Mr. Smisek agreed to waive his 2010 salary and annual incentive unless Continental was profitable for the year. This salary amount was paid to him by the Company retroactively at the end of 2010 upon the determination by the Compensation Committee that Continental had achieved a 2010 profit. Mr. Halbert separated from the Company on April 30, 2011.

(2) For 2011, the amount shown represents the aggregate grant date fair value of restricted share unit (“RSU”) and restricted share awards determined in accordance with ASC Topic 718, Compensation—Stock Compensation (formerly FASB Statement No. 123R). For the restricted share awards, the amount was calculated by multiplying the number of restricted shares awarded by the closing price of the Company’s Common Stock on the date of grant ($23.95 per share). In accordance with the SEC disclosure rules, the aggregate grant date fair value of the Performance-Based RSUs and the Merger Incentive RSUs has been determined based on the probable satisfaction of the performance conditions for those awards. In accordance with ASC Topic 718, the grant date fair value of the Performance-Based RSUs is zero because the satisfaction of the required performance conditions was not considered probable as of the grant date. For a discussion of the assumptions relating to the valuations for the 2011 RSU awards, see Note 7 to the combined notes to consolidated financial statements included in Item 8 of the 2011 Form 10-K. The following table reflects the aggregate grant date value of the 2011 stock awards with the restricted shares valued as described above and assuming that the Performance-Based RSUs and the Merger Incentive RSUs vest at the maximum performance levels:

Name	Restricted Share Awards ($)	Performance- Based RSUs Maximum Value ($)	Merger Incentive RSUs Maximum Value ($)	Total Stock Awards at Maximum Value ($)
Jeffery Smisek	3,130,002	6,174,981	5,799,995	15,104,978
Zane Rowe	599,995	1,499,989	2,174,995	4,274,979
Peter McDonald	533,343	1,333,344	2,174,995	4,041,682
James Compton	599,995	1,499,989	2,174,995	4,274,979
Irene Foxhall	399,989	1,000,008	1,812,488	3,212,485
Keith Halbert	249,990	624,999	1,812,488	2,687,477

All of the stock awards granted to Mr. Halbert were forfeited in connection with his separation from the Company and he did not receive any value for these awards.

(3) Amounts reported for 2011 represent amounts earned under (i) the Company’s Annual Incentive Program (Smisek—$1,950,000; Rowe—$2,025,000; McDonald—$2,295,000; Compton—$2,025,000; and Foxhall—$1,625,000,) and (ii) awards pursuant to the pre-Merger Continental LTIP (Smisek—$2,463,750; Rowe—$863,793; Compton—$618,750; and Foxhall—$419,784). The Continental LTIP amounts for Messrs. Smisek and Rowe represent payment for the 2009-2011 performance period that were earned in 2011. Following completion of the Merger, any participant in the Continental LTIP that is or becomes eligible for retirement receives prorated payments with respect to the LTIP awards upon completion of each year in the performance period. Because Mr. Compton and Ms. Foxhall were eligible to retire at the end of 2010, the 2011 amounts disclosed for them includes the final one-third payment with respect to the 2009-2011 performance period and a one-third payment with respect to the 2010-2012 performance period ($287,931 and $330,819 for Mr. Compton, respectively, and $183,750 and $236,034 for Ms. Foxhall, respectively). Although Mr. Smisek is eligible to retire, he previously waived his retirement eligibility with respect to his LTIP awards outstanding at the date of the Merger and his payment remains subject to his continued employment (subject to payment upon certain qualified termination events).

(4) Prior to the Merger, Continental maintained supplemental executive retirement plan (“SERP”) benefits for certain officers that provide an annual retirement benefit expressed as a percentage of the executives’ final average compensation. Following the Merger, the SERP is not an element of the Company’s new executive compensation program and SERP benefits for Messrs. Smisek, Rowe, and Compton and Ms. Foxhall were frozen as of December 31, 2010. The values of these frozen benefits will continue to fluctuate based on changes in actuarial assumptions. See “Narrative to Pension Benefits Table” below for a discussion of the assumptions used to calculate the present values of these pension benefits and further information on the provisions of the plans.

(5) The following table provides details regarding amounts disclosed in the “All Other Compensation” column for 2011:

Name	Insurance Premiums Paid by Company ($)(a)	401(k) Company Contributions ($)(b)	401(k)Cash- Match Program ($)(b)	Perquisites and Other Benefits ($)(c)	Tax Indemnification ($)(d)	Separation Benefits ($)(e)	Total
Jeffery Smisek	67,947	7,350	0	241,457	138,164	—	454,918
Zane Rowe	2,209	7,350	0	210,313	62,865	—	282,737
Peter McDonald	14,807	19,600	201,077	46,507	8,409	—	290,400
James Compton	8,179	7,350	0	167,771	40,775	—	224,075
Irene Foxhall	10,389	7,350	0	64,699	40,578	—	123,016
Keith Halbert	4,589	15,925	79,105	16,648	11,545	3,050,127	3,177,939

(a) Represents premiums paid by the Company for supplemental life insurance provided to the named executive officers.

(b) Amounts shown represent Company matching contributions to the applicable subsidiary-entity 401(k) plan. The 401(k) cash-match program is provided to employees of the United subsidiary and provides immediate cash payments equivalent to direct and matching contributions that could not be made to United’s 401(k) plan as a result of contribution limits imposed under the Internal Revenue Code.

(c) In each case, this column includes the Company’s incremental cost of providing the named executive officer with air travel on flights operated by any UAL subsidiary or operated as “United Express” and reserved parking at the Company’s offices. Certain of the named executive officers also received executive physicals. In connection with their required relocation from Houston, Texas to Chicago, Illinois as a result of the Merger, Messrs. Smisek, Rowe, and Compton and Ms. Foxhall received benefits pursuant to the Company’s relocation policy, including temporary lodging, shipping benefits, and certain home sale and purchase benefits. The Company’s relocation policy also provides tax indemnification for certain relocation benefits and these amounts are included in the tax indemnification totals above and referenced in footnote (d) below. The amount shown for Mr. Smisek includes a health club membership, financial planning and tax services ($67,838), relocation benefits ($144,235), and an automobile benefit. The amount shown for Mr. Rowe includes a health club membership, financial planning and tax services, and relocation benefits ($193,826). The amount shown for Mr. McDonald includes financial planning and tax services, an automobile benefit, and reimbursement for club membership dues. The amount shown for Mr. Compton includes an automobile benefit and relocation benefits ($136,134). The amount shown for Ms. Foxhall includes a health club membership, financial planning and tax services, and relocation benefits ($43,401). The amount shown for Mr. Halbert includes financial planning and tax services.

Our calculation of the aggregate incremental cost to the Company of providing air travel to the named executive officers includes incremental fuel, meal expense (by cabin), passenger liability insurance, war risk insurance and frequent flyer miles earned. As described in footnote (d), the executives receive a tax reimbursement relating to flight benefits (which value is greater than the incremental cost to the Company of providing such benefits). In addition, the named executive officers have access to certain other travel-related benefits with no incremental cost to the Company, such as access to our United Club facilities and status in our Mileage Plus programs for the executives and their immediate family members, complementary car rentals provided by certain travel partners, and flight privileges on certain airline partners.

(d) Represents taxes paid on behalf of the named executive officers with respect to (i) air travel on flights operated by any UAL subsidiary or operated as “United Express” and (ii) taxable relocation benefits provided to Messrs. Smisek, Rowe and Compton and Ms. Foxhall (see footnote (c) above). Mr. Smisek’s amount also includes tax indemnity for the life insurance provided to him under the terms of his employment agreement.

(e) This amount represents payments and benefits provided to Mr. Halbert in connection with his severance agreement with the Company, including cash severance ($3,000,000) and unused vacation as of his separation date ($50,127). The terms of this agreement are discussed below under “Potential Payments upon Termination or Change in Control.”

Grants of Plan-Based Awards for 2011

The following table sets forth information regarding awards granted during 2011 to our named executive officers. The annual incentive and long-term relative performance awards were granted pursuant to our Annual Incentive Program and our Long-Term Relative Performance Program, respectively, each of which was implemented under our Incentive Plan 2010. The Performance-Based RSUs were granted pursuant to our Performance-Based RSU Program, which was implemented under our 2008 Incentive Compensation Plan. The restricted share awards and the Merger Performance Incentive Awards were granted pursuant to our 2008 Incentive Compensation Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(6)	Target (#)(6)	Maximum (#)(6)
Jeffery Smisek	2/25/11	(1)	731,250	1,462,500	1,950,000	—	—	—	—	—	—	—
	2/25/11	(2)	1,400,000	2,800,000	4,200,000	—	—	—	—	—	—	—
	2/25/11	(3)	—	—	—	—	—	—	130,689	—	—	3,130,002
	2/25/11	(4)	—	—	—	—	128,914	257,828	—	—	—	0
	2/25/11	(5)	—	—	—	83,507	167,015	242,171	—	—	—	4,400,413
Zane Rowe	2/25/11	(1)	506,250	1,012,500	2,025,000	—	—	—	—	—	—	—
	2/25/11	(2)	300,000	600,000	900,000	—	—	—	—	—	—	—
	2/25/11	(3)	—	—	—	—	—	—	25,052	—	—	599,995
	2/25/11	(4)	—	—	—	—	31,315	62,630	—	—	—	0
	2/25/11	(5)	—	—	—	31,315	62,630	90,814	—	—	—	1,650,153
Peter McDonald	2/25/11	(1)	573,750	1,147,500	2,295,000	—	—	—	—	—	—	—
	2/25/11	(2)	266,667	533,333	800,000	—	—	—	—	—	—	—
	2/25/11	(3)	—	—	—	—	—	—	22,269	—	—	533,343
	2/25/11	(4)	—	—	—	—	27,836	55,672	—	—	—	0
	2/25/11	(5)	—	—	—	31,315	62,630	90,814	—	—	—	1,650,153
James Compton	2/25/11	(1)	506,250	1,012,500	2,025,000	—	—	—	—	—	—	—
	2/25/11	(2)	300,000	600,000	900,000	—	—	—	—	—	—	—
	2/25/11	(3)	—	—	—	—	—	—	25,052	—	—	599,995
	2/25/11	(4)	—	—	—	—	31,315	62,630	—	—	—	0
	2/25/11	(5)	—	—	—	31,315	62,630	90,814	—	—	—	1,650,153
Irene Foxhall	2/25/11	(1)	406,250	812,500	1,625,000	—	—	—	—	—	—	—
	2/25/11	(2)	200,000	400,000	600,000	—	—	—	—	—	—	—
	2/25/11	(3)	—	—	—	—	—	—	16,701	—	—	399,989
	2/25/11	(4)	—	—	—	—	20,877	41,754	—	—	—	0
	2/25/11	(5)	—	—	—	26,096	52,192	75,678	—	—	—	1,375,121
Keith Halbert(8)	2/25/11	(1)	359,375	718,750	1,437,500	—	—	—	—	—	—	—
	2/25/11	(2)	125,000	250,000	375,000	—	—	—	—	—	—	—
	2/25/11	(3)	—	—	—	—	—	—	10,438	—	—	249,990
	2/25/11	(4)	—	—	—	—	13,048	26,096	—	—	—	0
	2/25/11	(5)	—	—	—	26,096	52,192	75,678	—	—	—	1,375,121

(1) Represents 2011 award opportunities granted under the Company’s Annual Incentive Program. Based on 2011 performance, these awards were settled at the maximum level of performance and were paid in the first quarter of 2012. The annual incentive awards paid to the named executive officers are included in the “Non-Equity Incentive Plan Compensation” column in the 2011 Summary Compensation Table. Under the terms of Mr. Smisek’s employment agreement, his annual incentive award maximum opportunity is set at a multiple of his base salary rather than a multiple of his target opportunity, which resulted in Mr. Smisek receiving a lower annual incentive payment than certain of his direct reports in 2011. For 2012, the Committee structured Mr. Smisek’s 2012 award consistent with the remainder of the officer group.

(2) Represents award opportunities under the Long-Term Relative Performance Program for the period January 1, 2011 through December 31, 2013. Payment of this award depends on the Company’s cumulative pre-tax income performance compared to an industry peer group over the three-year performance period.

(3) Represents a restricted share award granted pursuant to the Company’s 2008 Incentive Compensation Plan. This award is scheduled to vest in one-third increments on each of the first through third year anniversaries of the grant date.

(4) Represents target and maximum award opportunities for the 2011 Performance-Based RSUs. Settlement of this award depends on the Company’s return on invested capital performance during the period January 1, 2011 through December 31, 2013.

(5) Represents a 2011 Merger Performance Incentive Award denominated in RSUs and granted pursuant to the Company’s 2008 Incentive Compensation Plan. Settlement of this award depends on the Company’s achievement of certain Merger-related milestones and revenue and cost synergies achieved over the performance period January 1, 2011 through December 31, 2013.

(6) Due to requirements of the 2008 Incentive Compensation Plan, the Performance-Based RSUs and the Merger Incentive RSUs are granted at the “stretch” level of units but remain subject to satisfaction of the specified performance conditions in order to achieve vesting.

(7) The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with ASC Topic 718. In accordance with the SEC disclosure rules, the aggregate grant date fair value of the Performance-Based RSUs and the Merger Incentive RSUs has been determined based on the probable satisfaction of the performance conditions for those awards. In accordance with ASC Topic 718, the grant date fair value of the Performance-Based RSUs is zero because the satisfaction of the required performance conditions was not considered probable as of the grant date. For a discussion of the assumptions related to the valuation for the 2011 RSU awards, see Note 7 to the notes to consolidated financial statements included in Item 8 of the Company’s 2011 Form 10-K.

(8) All of the 2011 awards granted to Mr. Halbert were forfeited upon his separation from the Company. He did not receive any payment with respect to these awards at the time of his separation from employment, and he will not receive any payment in the future with respect to these awards.

Narrative to 2011 Summary Compensation Table and Grants of Plan-Based Awards for 2011 Table

The following is a description of material factors necessary to understand the information disclosed in the 2011 Summary Compensation Table and the Grants of Plan-Based Awards for 2011 table.

Employment Agreements

On October 1, 2010, in connection with the Merger, we entered into employment agreements with each of our continuing executive officers, including Messrs. Smisek, Rowe, McDonald, Compton and Halbert and Ms. Foxhall. Each employment agreement has an initial term of two years (except Mr. Smisek’s employment agreement, which has an initial term of three years) and will renew automatically for additional one-year periods at the end of the initial term and each subsequent term unless notice of non-renewal is provided.

The following describes the material terms of the employment agreements with our named executive officers:

•

Annual base salary. The agreements specified the initial base salary level for each named executive officer, which amounts are set forth in the 2011 salary column of the 2011 Summary Compensation Table for the continuing officers and have not been adjusted since the Merger. Mr. Halbert’s salary was set at $575,000. Pursuant to the agreements, the executive’s base salary may not be reduced unless the reduction is the result of a generally applicable reduction imposed on substantially all of the officers of UAL and its affiliates, and in an amount proportionate to the reduction for other officers at substantially the same level as the applicable executive.

•

Annual bonus. Each of our named executive officers is entitled to participate in the Company’s annual cash bonus programs maintained for senior management. Mr. Smisek’s agreement provides that his annual bonus target opportunity will be equal to 150% of his annual base salary, and may range from 75% to 200% of base salary depending on the achievement of entry, target and stretch goals. For 2011, the employment agreements for each of Messrs. Rowe, McDonald and Compton provide an annual target incentive compensation opportunity equal to 135% of his annual base salary, while the agreements for Ms. Foxhall and Mr. Halbert provide an annual target incentive compensation opportunity for 2011 equal to 125% of his or her annual base salary.

•

Long-term incentive plans. Each of our named executive officers is eligible to receive grants under our long-term incentive plans at the discretion of the Compensation Committee. Mr. Smisek’s agreement provides for a 2011 long-term incentive award with a grant date value (at target) of $8.4 million and a one-time Merger integration incentive award with a target value of $4 million based on the achievement of specific integration goals established by the Compensation Committee. Mr. Smisek’s 2011 awards are set forth in the Grants of Plan-Based Awards for 2011 table.

•

Other benefit arrangements. Each of our named executive officers is entitled to participate in all employee benefit plans, policies and programs maintained by the Company or its affiliates for similarly situated employees, including the Officer Travel Policy. Benefits provided in 2011 are identified in a footnote to the “All Other Compensation” column of the 2011 Summary Compensation Table.

•

Relocation assistance. For a period beginning on October 1, 2010 and ending on the earliest of (i) October 1, 2012, (ii) the relocation of Mr. Smisek’s family to Chicago, and (iii) Mr. Smisek’s purchase of a permanent residence in Chicago, the Company will provide Mr. Smisek with an aggregate housing allowance of up to $15,000 per month. Messrs. Smisek, Rowe, and Compton and Ms. Foxhall are eligible for relocation benefits as described in “Other Compensation Components—Relocation” section of the CD&A. Benefits provided in 2011 are identified in a footnote to the “All Other Compensation” column of the 2011 Summary Compensation Table.

•

Severance benefits. Each named executive officer is entitled to certain benefits upon qualifying terminations of employment. The extent and nature of these benefits are described below under “Potential Payments Upon Termination or Change in Control.”

•

Excise tax indemnification. Messrs. Smisek, Rowe, and Compton and Ms. Foxhall were parties to employment agreements with Continental that provided tax indemnification with respect to any excise taxes arising under sections 280G and 4999 of the Code. In order to persuade them to continue with the Company following the Merger, we agreed to grandfather these benefits with respect to potential excise taxes arising under sections 280G and 4999 of the Code solely with respect to the Merger transaction. No excise taxes have been incurred by the named executive officers in connection with the Merger and none is anticipated.

Effective April 30, 2011, the Company and Mr. Halbert entered into a separation agreement setting forth the terms of Mr. Halbert’s separation from the Company. The terms of the separation and the payments and benefits provided to Mr. Halbert in connection with his termination of employment are described below under “Potential Payments Upon Termination or Change in Control.”

Annual Incentive Awards

As discussed in the CD&A, during 2011, each of the named executive officers participated in the United Continental Holdings, Inc. Annual Incentive Program (the “AIP”), an annual cash incentive plan.

The 2011 AIP target level opportunities for each of the named executive officers were expressed as a percentage of the executives’ base salary as follows: Mr. Smisek – 150%; Mr. Rowe – 135%; Mr. McDonald – 135%; Mr. Compton – 135%; Ms. Foxhall – 125%; and Mr. Halbert – 125%. The 2011 AIP award opportunities were expressed as follows: entry – 50% of targeted value; target – 100% of targeted value; and stretch – 200% of targeted value (except with respect to Mr. Smisek). Pursuant to the terms of Mr. Smisek’s employment agreement, Mr. Smisek’s 2011 stretch AIP opportunity was calculated as 200% of his base salary earned during the year. For 2011, the annual incentive award provisions of Mr. Smisek’s agreement resulted in his receipt of a lower AIP payment than certain of his direct reports because the stretch opportunity of such direct reports represented a multiple of the target award opportunity rather than a multiple of base salary. After considering the disparity between Mr. Smisek’s award and the awards of the other named executive officers, the Committee exercised its discretion to structure Mr. Smisek’s 2012 award in a manner consistent with the remainder of the officer group. Accordingly, Mr. Smisek’s 2012 AIP award is expressed as a multiple of his target award opportunity rather than base salary. Please see “Key Compensation Components—Annual Incentive Awards” in the CD&A above for further information regarding operation of the AIP, including the 2011 performance measures.

2011 Long-Term Incentive Awards

As discussed in the CD&A, during 2011, each of the named executive officers received the following long-term incentive awards:

•	Long-Term Relative Performance Awards (cash settled)

•	Performance-Based RSU Awards (cash settled)

•	Restricted Share Awards

Each of these awards is structured with a three-year performance or vesting period. For discussion regarding the establishment of the 2011 opportunity levels, see “Compensation Discussion and Analysis” above. Please see “Key Compensation Components – 2011 Long-Term Incentive Awards” in the CD&A above for further information regarding the annual long-term incentive awards, including applicable performance measures.

Long-Term Relative Performance Cash Awards. On February 17, 2011, the Compensation Committee adopted the United Continental Holdings, Inc. Long-Term Relative Performance (“LTRP”) Program, effective January 1, 2011, pursuant to the provisions of the Company’s Incentive Plan 2010. The 2011 LTRP Program awards measure and reward performance based on the Company’s cumulative pre-tax margin for the January 1, 2011 through December 31, 2013 performance period as compared with an industry peer group. Participants must remain continuously employed through the end of the performance period to receive a payment, with limited exceptions for pro-rata payments in the case of death, disability, retirement and certain involuntary termination events.

Performance-Based RSUs. On February 17, 2011, the Compensation Committee adopted the United Continental Holdings, Inc. Performance-Based RSU Program (the “RSU Program”), effective January 1, 2011, pursuant to the provisions of the Company’s 2008 Incentive Compensation Plan. The 2011 RSU Program awards require the Company to achieve specified levels of return on invested capital (“ROIC”) relative to the Company’s cost of capital over the January 1, 2011 through December 31, 2013 performance period. The number of RSUs that become vested under the RSU Program increases as the Company’s ROIC for the performance period exceeds the target level ROIC. The payment with respect to a vested Performance-Based RSU may not exceed the maximum payment amount established by the Compensation Committee, equal to two times the UAL share price on the date of grant, reflecting a limit of $47.90 per share with respect to the 2011 awards.

Participants must remain continuously employed through the end of the performance period to receive a payment, with limited exceptions for pro-rata payments in the case of death, disability, retirement and certain involuntary termination events. For the named executive officers, the grant date fair value of the 2011 Performance-Based RSUs is determined for purposes of the 2011 Summary Compensation Table and the Grants of Plan-Based Awards for 2011 table based on the probable satisfaction of the performance conditions. In accordance with ASC topic 718, the grant date fair value of the Performance-Based RSUs is reported as zero because the satisfaction of the required performance conditions was not considered probable as of the grant date.

Restricted Share Awards. The final one-third of the 2011 long-term incentive opportunity was delivered in the form of restricted share awards granted pursuant to the Company’s 2008 Incentive Compensation Plan. These shares are scheduled to vest in one-third increments on February 25, 2012, 2013 and 2014, subject to continued employment through each vesting date. The holder of restricted shares will be eligible to receive any dividends or other distributions paid or distributed with respect to the restricted shares at the time the restricted shares vest, if at all.

2011 Merger Performance Incentive Awards

In 2011, the Compensation Committee approved a one-time incentive opportunity award designed to provide incentives to deliver on the potential value from the integration of the operations of United and Continental. This program is structured in the form of performance-based restricted stock units (the “Merger Incentive RSUs”) granted pursuant to the Company’s 2008 Incentive Plan. As discussed in the CD&A, vesting of a portion of the Merger Incentive RSUs is based on achievement of certain key Merger-related milestones set by the Compensation Committee (which are integration of customer loyalty programs, integration of reservation systems, ratification of new joint collective bargaining agreements, and obtaining a single operating certificate from the FAA, each of which represents 10% of the award at the targeted value). Vesting of the remainder of the Merger Incentive RSUs, representing 60% of the award at the targeted value, is based on achievement of specific revenue and cost synergies over a three-year performance period ending on December 31, 2013.

As a general matter, each tranche of the Merger Incentive RSUs will vest and will be paid in cash to the recipients following the achievement of the performance goal for such tranche; provided that the tranche relating to the achievement of revenue and cost synergies will vest and be paid by March 15, 2014, depending on the synergies achieved during the three-year performance period. Payments are calculated based on the 20-day average closing price of the Company’s Common Stock either immediately prior to the vesting date or, as applicable, on the last day of the month in which the Merger milestone is achieved. The payment with respect to a vested Merger Incentive RSU may not exceed the maximum payment amount established by the Compensation Committee, equal to two times the Common Stock share price on the date of grant, reflecting a limit of $47.90 per share. Please see “Key Compensation Components – 2011 Merger Performance Incentive Awards” in the CD&A above for further information regarding these awards, including applicable performance measures.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each named executive officer as of December 31, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffery Smisek	—	—	—	—	28,000	(2)	986,160(5)	—	—
	—	—	—	—	35,000	(2)	1,232,700(5)	—	—
	—	—	—	—	76,667	(2)	2,700,200(5)	—	—
	—	—	—	—	130,689	(3)	2,466,101(6)	128,914(8)	2,432,607(9)
	—	—	—	—	—		—	75,146(10)	1,418,005(11)
Zane Rowe	—	—	—	—	16,667	(2)	587,000(5)	—	—
	—	—	—	—	28,000	(2)	986,160(5)	—	—
	—	—	—	—	30,667	(2)	1,080,080(5)	—	—
	—	—	—	—	25,052	(3)	472,731(6)	31,315(8)	590,914(9)
	—	—	—	—	—		—	28,180(10)	531,757(11)
Peter McDonald	43,867	—	34.18	1/31/2016	—		—	—	—
	43,868	—	35.91	1/31/2016	—		—	—	—
	43,868	—	35.65	1/31/2016	—		—	—	—
	—	31,000	4.86	3/31/2019	20,667	(4)	461,494(7)	—	—
	—	—	—	—	33,734	(4)	753,280(7)	—	—
	—	—	—	—	22,269	(3)	420,216(6)	27,836(8)	525,265(9)
	—	—	—	—	—		—	28,180(10)	531,757(11)
James Compton	—	—	—	—	25,052	(3)	472,731(6)	31,315(8)	590,914(9)
	—	—	—	—	—		—	28,180(10)	531,757(11)
Irene Foxhall	—	—	—	—	16,701	(3)	315,148(6)	20,877(8)	393,949(9)
	—	—	—	—	—		—	23,483(10)	443,124(11)
Keith Halbert	—	—	—	—	—		—	—	—

(1) Represents the unvested portion of option awards granted in 2009, the final portion of which vests on April 1, 2012.

(2) Represents the remaining two-thirds of Continental profit-based RSUs granted in 2008, 2009 and 2010 that were outstanding at the date of the Merger. Upon the Merger closing, performance targets for these awards were deemed satisfied at 150% (the pre-determined level established by the Continental Human Resources Committee at the time the awards were granted). The profit-based RSUs held by Messrs. Smisek and Rowe require continued employment, subject to limited exceptions, and will be paid on their remaining regular payment dates (March 1, 2012 and March 1, 2013).

(3) Represents restricted shares granted on February 25, 2011, which vest in one-third increments on February 25, 2012, 2013 and 2014.

(4) Represents the unvested portion of RSU awards granted to Mr. McDonald prior to the Merger. The remainder of the 2009 RSU grant (20,667 RSUs) vests on April 1, 2012 and the 2010 RSU grant (33,734 RSUs) vests in equal installments on April 1, 2012 and April 1, 2013.

(5) The value of the profit-based RSUs held by Messrs. Smisek and Rowe is calculated based on the number of unvested RSUs as of December 31, 2011 multiplied by $23.48, the average closing price of Continental common stock for the 20 trading days prior to the Merger, which is the fixed value of the profit-based RSUs, and multiplied by 150%, the level of performance deemed achieved upon the Merger.

(6) Market value is calculated based on the number of restricted shares held as of December 31, 2011 multiplied by the closing share price of the Common Stock on December 30, 2011, which was $18.87 per share.

(7) The value of the 2009 and 2010 RSUs held by Mr. McDonald is calculated based on the number of unvested RSUs as of December 31, 2011 multiplied by $22.33, the average closing price of the Common Stock for the 20 trading days prior to the Merger, which is the fixed value of the RSUs.

(8) Represents the outstanding 2011 Performance-Based RSU awards assuming that the awards achieve the target level of performance (which is equal to the threshold or entry level for these awards). Vesting of these awards remains subject to achievement of specified performance conditions over the January 1, 2011 through December 31, 2013 performance period. See the narrative following the Grants of Plan-Based Awards for 2011 table above for more information regarding the performance-based vesting conditions applicable to these awards.

(9) The value of the unvested Performance-Based RSUs outstanding as of December 31, 2011is calculated based on the number of unvested RSUs as of December 31, 2011 that represent the target level of award (which is equal to the threshold or entry level for these awards), multiplied by the Common Stock closing share price on December 30, 2011, which was $18.87 per share. Vested Performance-Based RSUs will be settled based on the average closing price of the Common Stock over the 20 trading days at the end of the performance period, but may not exceed the maximum payment amount established by the Compensation Committee. The 20-day average closing price as of December 30, 2011 was $19.98 per share.

(10) Represents the outstanding Merger Incentive RSU awards assuming that the awards achieve the threshold or entry level of performance. Vesting of these awards remains subject to achievement of specified performance conditions over the January 1, 2011 through December 31, 2013 performance period. See the narrative following the Grants of Plan-Based Awards for 2011 table above for more information regarding the performance-based vesting conditions applicable to these awards.

(11) The value of the unvested Merger Incentive RSUs outstanding as of December 31, 2011is calculated based on the number of unvested RSUs as of December 31, 2011 that represent the threshold or entry level of award, multiplied by the Common Stock closing share price on December 30, 2011, which was $18.87 per share. Vested Merger Incentive RSUs will be settled based on the 20-day average closing price of the Company’s Common Stock either immediately prior to the vesting date or, as applicable, on the last day of the month in which the Merger milestone is achieved, but may not exceed the maximum payment amount established by the Compensation Committee. The 20-day average closing price of the Common Stock as of December 30, 2011 was $19.98 per share.

Option Exercises and Stock Vested for 2011

The following table presents information regarding the exercise of stock options and the vesting of restricted share and RSU awards during 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Units Vesting (#)		Value Realized on Vesting ($)
Jeffery Smisek	—	—	16,734	(2)	292,343	(2)
	—	—	69,833	(3)	2,459,530	(3)
Zane Rowe	—	—	6,275	(2)	109,624	(2)
	—	—	37,667	(3)	1,326,620	(3)
Peter McDonald	31,000	569,969	6,275	(2)	109,624	(2)
	—	—	37,533	(4)	838,112	(4)
James Compton	—	—	6,275	(2)	109,624	(2)
	—	—	120,500	(3)	4,244,010	(3)
Irene Foxhall	—	—	5,229	(2)	91,351	(2)
	—	—	90,000	(3)	3,169,800	(3)
Keith Halbert	25,800	584,169	—		—

(1) For option awards exercised, value realized on exercise was calculated by multiplying the number of shares acquired upon exercise of the option by the excess of the market price of the underlying securities on the date of exercise over the exercise price of the option.

(2) Represents Merger Incentive RSUs that vested in November 2011 in connection with the Company’s achievement of a single operating certificate (“SOC”). Payments were made in December 2011 based on the 20-day average closing price of the Company’s Common Stock prior to November 30, 2011 ($17.47). This tranche of the RSU award represents 10% of the total targeted award value, and was paid at the maximum level for this tranche of the award (100%) based on the Company’s achievement of SOC prior to December 31, 2011.

(3) Represents pre-Merger profit-based RSU awards paid in March 2011 at $23.48, the average closing price of Continental common stock for the 20 trading days prior to the Merger, which is the fixed value of the profit-based RSUs, multiplied by the number of RSUs and multiplied by 150%, the level of performance deemed achieved upon the Merger. This represents payment for one-third of the profit-based RSUs held at the date of the Merger by Messrs. Smisek and Rowe and all of the holdings of Mr. Compton and Ms. Foxhall, which were paid in full following the Merger as a result of their retirement eligibility. The remaining holdings of Messrs. Smisek and Rowe as of December 31, 2011 are reflected in the Outstanding Equity Awards at 2011 Year-End table.

(4) Represents pre-Merger RSU awards which were paid in April 2011 at $22.33, the average closing price of the Company’s Common Stock for the 20 trading days prior to the Merger, which is the fixed value of these RSUs.

2011 Pension Benefits Table

Prior to the Merger, Continental maintained supplemental executive retirement plan (“SERP”) benefits for Messrs. Smisek, Rowe, and Compton and Ms. Foxhall that provide an annual retirement benefit expressed as a percentage of the executives’ final average compensation. Following the Merger, the SERP is not an element of the Company’s new compensation program and is phased out for the continuing Continental executives in order to provide compensation parity with the continuing UAL executives. The SERP benefit for Messrs. Smisek, Rowe and Compton and Ms. Foxhall was frozen as of December 31, 2010, the final average compensation used for calculating the SERP benefit values for each of these officers will be based on their compensation from Continental, UAL or its affiliates as of December 31, 2010, and none of the officers will receive additional service credit for purposes of the SERP benefit after December 31, 2010. The following table sets forth information as of December 31, 2011 for the continuing Continental named executive officers concerning the present value of his or her accumulated benefits under (i) the Continental Airlines Retirement Plan (“CARP”) and (ii) the SERP. The SERP amounts shown in this proxy statement reflect an estimated Medicare tax indemnification that is expected to be paid by the Company in the same year the SERP benefit is paid.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Jeffery Smisek	CARP	16.8	327,814	0
	SERP	26.0	9,987,746	0
Zane Rowe	CARP	18.5	151,953	0
	SERP	4.4	173,810	0
James Compton	CARP	16.9	309,074	0
	SERP	16.0	3,424,783	0
Irene Foxhall	CARP	16.6	376,483	0
	SERP	3.4	339,901	0

(1) Years of credited service recognized under the SERP differ from actual service with the Company. Actual Company service (including Continental service) is shown with respect to the CARP.

(2) The present value is based on the benefit accrued as of the measurement date and does not assume any future accrual of credited service or compensation increases. The assumptions used to calculate the present value of accumulated benefits under CARP and SERP, including those shown in the 2011 Summary Compensation Table, are set forth in the table below. These assumptions are primarily the same as those used for pension plan accounting under FASB ASC Topic 715-20 “Compensation – Retirement Benefits – Defined Benefit Plans – General” (“ASC 715-20”), as of each measurement date with three exceptions: pre-retirement mortality, pre-retirement turnover, and the age at which participants are assumed to retire.

Narrative to Pension Benefits Table

	Measurement Date
Assumption	12/31/2010	12/31/2011
Discount Rate:
• CARP	5.59%	5.21%
• SERP	5.59%	4.92%
Lump Sum Interest Rate:
• CARP	5.44%	5.21%
• SERP	5.59%	4.92%
Lump Sum Election	100%	100%
Pre-retirement Turnover	None	None
Mortality Assumption:
• Pre-retirement	None	None
• Lump Sum	2011 IRS 417(e) Table	2012 IRS 417(e) Table
Assumed Retirement Age (earliest unreduced age):
• CARP	Age 65	Age 65
• SERP	Age 60	Age 60

CARP. The CARP is a non-contributory, defined benefit pension plan in which substantially all of Continental’s non-pilot domestic employees (including Messrs. Smisek, Rowe, and Compton and Ms. Foxhall) are entitled to participate. In addition, Continental maintains the Continental Pilots Retirement Plan (“CPRP”) for its pilots, which is also a non-contributory defined benefit plan. Effective May 31, 2005, no additional benefit accruals occur under the CPRP for pilot employees. Instead, retirement benefits accruing in the future are provided through two pilot-only defined benefit contribution plans. During 2011, Continental contributed $166 million to its tax qualified defined benefit pension plans, including $107 million contributed to CARP and $59 million contributed to CPRP.

The CARP benefit is based on a formula that utilizes final average compensation and service while one is an eligible employee of Continental. Compensation used to determine benefits is regular pay, which includes salary deferral elections under broad-based employee programs (such as Continental’s 401(k) plan), but excludes bonuses, taxable income derived from group term life insurance, payments pursuant to profit sharing plans, and any form of non-cash or incentive compensation. A limit of $170,000 is applied to each year of compensation (lower limits applied to compensation earned prior to 2000). Final average compensation is based on five consecutive calendar years of the ten most recent calendar years of employment. The final average compensation used to calculate the December 31, 2011 CARP benefit present value for Messrs. Smisek, Rowe, and Compton and Ms. Foxhall is $170,000.

The benefit under the CARP is calculated as (A) times (B), where:

(A) is 1.19% of final average compensation plus 0.45% of the final average compensation in excess of the participant’s average Social Security wage base; and

(B) is credited service, limited to 30 years.

Normal retirement under the CARP is age 65, but a participant is entitled to receive a reduced benefit after attaining either age 55 with 10 years of service or age 50 with 20 years of service. The early retirement benefit is the same as the normal retirement benefit, but actuarially reduced from age 65 to the early retirement age.

The CARP benefit can be received as a single life annuity or an actuarially equivalent contingent annuity with 50%, 66-2/3%, 75%, or 100% of the participant’s payments continuing for the life of the surviving spouse following the participant’s death, or as an actuarially equivalent lump sum. The lump sum payment option is not available if the participant terminates before being eligible for either normal or early retirement.

Frozen SERP. The SERP benefits originally were granted in connection with Messrs. Smisek, Rowe, and Compton and Ms. Foxhall’s employment agreements with Continental and will be offset by amounts paid or payable under the CARP. These benefits are not protected from bankruptcy, are subject to the rights of creditors of the Company, and are not protected by the Pension Benefit Guaranty Corporation. Continental provided the SERP benefits to address the compensation limits under CARP and to encourage retention by enhancing the financial value of continued employment with Continental. As stated above, as of December 31, 2010, SERP benefits were frozen for Messrs. Smisek, Rowe, and Compton and Ms. Foxhall.

Payouts under the SERP are based on final average compensation and credited years of service, which were frozen as of December 31, 2010 for Messrs. Smisek, Rowe, and Compton and Ms. Foxhall. Under the SERP, final average compensation means the greater of a specified minimum amount or the average of the participant’s highest five years of compensation during their last ten calendar years through 2010. For purposes of such calculation, compensation includes salary and cash bonuses but excludes certain stay bonus amounts, any termination payments, payments under the Continental Officer Retention and Incentive Award Program (which has been terminated), proceeds from awards under any option or stock incentive plan and any cash awards paid under a long term incentive plan. The final average compensation used to calculate the December 31, 2011 SERP benefit present value is $1,279,909 for Mr. Smisek; $484,460 for Mr. Rowe; $789,860 for Mr. Compton; and $536,709 for Ms. Foxhall.

Credited years of service recognized under the SERP began January 1, 1995 for Mr. Smisek; September 6, 2006 for Mr. Rowe; January 1, 2001 for Mr. Compton; and September 13, 2007 for Ms. Foxhall. Mr. Smisek and Mr. Compton received additional credited years of service under the SERP for each actual year of service during a specific period of time as follows: from 2000 through 2004, two additional years of each year of service for Mr. Smisek; from 2001 through 2006, one additional year for each year of service of Mr. Compton. This additional service credit was provided as a retention incentive. The portion of the Present Value of Accumulated Benefits attributable to years of service credited under the SERP that are in excess of actual years worked while participating in the SERP are as follows: $4,032,757 for Mr. Smisek and $1,376,207 for Mr. Compton.

The benefit under the SERP is defined as a single life annuity, which is (a) times (b) minus (c), where:

(a) is 2.50% of final average compensation;

(b) is credited service; and

(c) is the benefit payable from the CARP.

The Company will increase the amount for the executive’s portion of any Medicare payroll tax incurred in connection with the SERP payout (plus income taxes on such indemnity payment). This Medicare tax indemnity is expected to be paid in the same year the SERP benefit is paid.

Normal retirement under the SERP is age 60, but an officer is entitled to receive a reduced benefit upon the earlier of attaining age 55 or completing 10 years of actual service under the SERP. The benefit is payable as a lump sum, which is the actuarial equivalent of the single life annuity benefit payable at age 60.

The lump sum is calculated using the same mortality table that is used in the CARP (currently the IRS prescribed 417(e) table). It is also calculated using an interest rate that is the average of the Moody’s Aa Corporate Bond rate for the three month period ending on the last day of the second month preceding payment.

Potential Payments Upon Termination or Change in Control

This section quantifies and describes potential payments that may be made to Messrs. Smisek, Rowe, McDonald and Compton and Ms. Foxhall and our potential costs associated with their receiving certain additional benefits that would be provided at, following, or in connection with certain terminations of employment or upon a change in control of the Company assuming that such event had occurred on December 31, 2011. For Mr. Halbert, this section quantifies and describes actual payments made upon his separation from the Company on April 30, 2011 and an estimate of the potential costs to provide him post-employment benefits.

The Company has entered into employment agreements and maintains certain plans that require the Company to pay compensation and provide certain benefits to the named executive officers following, or in connection with, a qualifying termination of employment or a change in control of the Company. The material terms and conditions relating to these payments and benefits in effect on December 31, 2011 are described in the narrative following the tables. This section does not quantify or include a description of the payments that would be made under the Company’s Annual Incentive Program for 2011 upon certain qualifying terminations of employment or a change in control of the Company as the 2011 awards under such program were earned as of the last business day of the year. Please see the 2011 Summary Compensation Table for a summary of the amounts paid to each named executive officer under the 2011 Annual Incentive Program.

Estimate of Potential Payments and Benefits to Messrs. Smisek, Rowe, McDonald and Compton and Ms. Foxhall

Estimate of Mr. Smisek’s Potential Post-Employment Payments and Benefits
Type of Payment or Benefit	Retirement ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	6,703,125	—	6,703,125
Long-Term Incentives
LTIP Award (pre-Merger)	—	2,463,750	2,463,750	2,463,750	—	2,463,750
Profit-Based RSUs (pre-Merger)	—	4,919,060	4,919,060	4,919,060	—	4,919,060
LTRP Award	933,333	2,800,000	2,800,000	2,800,000	—	2,800,000
Performance-Based RSUs	—	—	—	—	—	2,432,607
Restricted Shares	—	2,466,101	2,466,101	2,466,101	—	2,466,101
Merger Incentive RSUs	—	1,418,005	1,418,005	1,418,005	2,836,010	2,836,010
Health and Welfare Benefits
Continuation of Health & Welfare Benefits	212,326	134,770	212,326	212,326	—	212,326
Continuation of Life Insurance Benefit	3,311	—	3,311	3,311	—	3,311
Perquisites and Tax Payments
Outplacement Services	—	—	—	18,000	—	18,000
Flight Benefits	65,395	65,395	65,395	65,395	—	65,395
Tax Indemnification on Flight Benefits	303,339	303,339	303,339	303,339	—	303,339

Estimate of Mr. Rowe’s Potential Post-Employment Payments and Benefits
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	4,846,875	—	4,846,875
Long-Term Incentives
LTIP Award (pre-Merger)	—	993,362	993,362	993,362	—	993,362
Profit-Based RSUs (pre-Merger)	—	2,653,240	2,653,240	2,653,240	—	2,653,240
LTRP Award	—	200,000	200,000	—	—	200,000
Performance-Based RSUs	—	196,971	196,971	—	—	196,971
Restricted Shares	—	472,731	472,731	—	—	472,731
Merger Incentive RSUs	—	354,504	354,504	—	354,504	354,504
Health and Welfare Benefits
Continuation of Health & Welfare Benefits	—	—	—	82,641	—	82,641
Continuation of Life Insurance Benefit	—	—	—	8,269	—	8,269
Perquisites and Tax Payments
Outplacement Services	—	—	—	18,000	—	18,000
Flight Benefits	49,337	49,337	49,337	49,337	—	49,337
Tax Indemnification on Flight Benefits	190,804	—	190,804	190,804	—	190,804

Estimate of Mr. McDonald’s Potential Post-Employment Payments and Benefits
Type of Payment or Benefit	Retirement ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	2,859,043	—	2,859,043
Long-Term Incentives
Stock Options—Accelerated Awards (pre-Merger)	—	434,310	434,310	434,310	434,310	434,310
RSUs—Accelerated Awards (pre-Merger)	—	1,214,774	1,214,774	1,214,774	1,214,774	1,214,774
2009 Cash Incentive Opportunity (pre-Merger)	—	600,000	600,000	600,000	600,000	600,000
LTRP Award	177,778	177,778	177,778	—	—	177,778
Performance-Based RSUs	—	175,088	175,088	—	—	175,088
Restricted Shares	—	420,216	420,216	—	—	420,216
Merger Incentive RSUs	—	354,504	354,504	—	354,504	354,504
Health and Welfare Benefits
Continuation of Health & Welfare Benefits	—	—	—	25,827	—	25,827
Continuation of Life Insurance Benefit	—	—	—	43,734	—	43,734
Perquisites and Tax Payments
Outplacement Services	—	—	—	18,000	—	18,000
Flight Benefits	14,948	14,948	14,948	14,948	—	14,948
Tax Indemnification on Flight Benefits	106,783	106,783	106,783	106,783	—	106,783

Estimate of Mr. Compton’s Potential Post-Employment Payments and Benefits
Type of Payment or Benefit	Retirement ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	4,640,625	—	4,640,625
Long-Term Incentives
LTIP Award (pre-Merger)	—	331,725	331,725	331,725	—	331,725
LTRP Award	200,000	200,000	200,000	—	—	200,000
Performance-Based RSUs	—	196,971	196,971	—	—	196,971
Restricted Shares	—	472,731	472,731	—	—	472,731
Merger Incentive RSUs	—	354,504	354,504	—	354,504	354,504
Health and Welfare Benefits
Continuation of Health & Welfare Benefits	—	—	—	86,153	—	86,153
Continuation of Life Insurance Benefit	—	—	—	26,942	—	26,942
Perquisites and Tax Payments
Outplacement Services	—	—	—	18,000	—	18,000
Flight Benefits	50,762	50,762	50,762	50,762	—	50,762
Tax Indemnification on Flight Benefits	200,555	200,555	200,555	200,555	—	200,555
Automobile	97,917	97,917	97,917	97,917	—	97,917

Estimate of Ms. Foxhall’s Potential Post-Employment Payments and Benefits
Type of Payment or Benefit	Retirement ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	4,021,875	—	4,021,875
Long-Term Incentives
LTRP Award	133,333	133,333	133,333	—	—	133,333
Performance-Based RSUs	—	131,316	131,316	—	—	131,316
Restricted Shares	—	315,148	315,148	—	—	315,148
Merger Incentive RSUs	—	295,416	295,416	—	295,416	295,416
Health and Welfare Benefits
Continuation of Health & Welfare Benefits	24,671	88,030	24,671	24,671	—	24,671
Continuation of Life Insurance Benefit	90,560	—	90,560	90,560	—	90,560
Perquisites and Tax Payments
Outplacement Services	—	—	—	18,000	—	18,000
Flight Benefits	89,514	89,514	89,514	89,514	—	89,514
Tax Indemnification on Flight Benefits	316,358	316,358	316,358	316,358	—	316,358

Termination for “Cause”

Upon a termination for “cause,” our named executive officers are not entitled to any additional payments or benefits. However, upon any termination of employment, including a termination for “cause,” the named executive officers who came from Continental would retain their frozen SERP benefits. The value of these benefits as of December 31, 2011 are set forth in the 2011 Pension Benefits Table and the benefits are described under “—Narrative to Pension Benefits Table.” This is a frozen benefit and there is no enhancement of this benefit under any separation scenario. The SERP benefit payable is not affected by the cause of termination, other than death. Assuming a termination on December 31, 2011 other than due to death, the lump sum benefit payable to such officers would be as follows: Mr. Smisek—$11,030,297; Mr. Rowe—$465,394; Mr. Compton—$3,819,956; and Ms. Foxhall—$375,928. Upon a termination other than due to death, the lump sum benefit would be payable as follows: for Messrs. Smisek and Compton, partially on January 1, 2012 and partially on July 1, 2012; for Mr. Rowe, on November 1, 2030; and for Ms Foxhall, on July 1, 2012. For purposes of these calculations, we have assumed that the lump sum interest rate in effect at the time of payment for those benefits payable after January 1, 2012 will be the same as the assumption currently in effect (4.12%). For the lump sum mortality assumption, we have used the 2012 IRS prescribed 417(e) table.

Retirement or Resignation without “Good Reason”

If any of Messrs. Smisek, McDonald or Compton or Ms. Foxhall retired on December 31, 2011 (Mr. Rowe was not retirement eligible as of December 31, 2011), or if Mr. Rowe resigned without “good reason” (as defined in his employment agreement) on December 31, 2011, he or she would have been entitled to the benefits set forth below. Upon such a termination of employment, Messrs. Smisek, Rowe and Compton and Ms. Foxhall would also have been entitled to their frozen SERP benefits described above. Because Messrs. Smisek, McDonald and Compton and Ms. Foxhall are retirement eligible, it is assumed that they would choose to retire rather than to resign without “good reason.”

•

LTIP Awards/Profit-Based RSUs (pre-Merger). No additional amounts would be payable pursuant to the LTIP awards or Profit Based RSUs in connection with a retirement or resignation without “good reason” on December 31, 2011. Messrs. Smisek, Rowe, and Compton and Ms. Foxhall have received full payment for the LTIP award for the 2009-2011 performance period. Mr. Compton and Ms. Foxhall were retirement eligible at the end of 2010 and also have received (i) pro-rated payments for the then-completed portion of the performance periods with respect to the LTIP awards granted in 2010 for the three-year period ending December 31, 2012, and (ii) full payment with respect to their Profit-Based RSU awards granted in 2008, 2009 and 2010. Payment for the LTIP awards earned through the period ended December 31, 2011 are included in the Non-Equity Incentive Plan Compensation column of the 2011 Summary Compensation Table. Mr. Smisek waived his right to receive early payment with respect to the LTIP awards and Profit-Based RSUs due to his retirement eligibility.

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2011 LTRP Awards / Performance-Based RSUs. Retirement eligible participants who retire receive pro-rated payments under the LTRP awards and the Performance-Based RSUs if and when actively employed participants receive payments based on the Company’s actual performance results through the end of the performance period, which in each case ends on December 31, 2013. The total potential payment opportunities (non pro-rated) under the awards granted to Messrs. Smisek, McDonald and Compton and Ms. Foxhall are set forth in the Grants of Plan-Based Awards for 2011 table. Assuming retirement at December 31, 2011, each would be eligible for payment of one-third of these 2011 awards based on the Company’s actual performance achieved through December 31, 2013. For purposes of the termination tables set forth above, one-third of the target opportunity under the LTRP award has been included as an estimate of the future payment to Messrs. Smisek, McDonald and Compton and Ms. Foxhall in connection with his or her year-end retirement. No amount has been included with respect to the 2011 Performance-Based RSU Awards because as of December 31, 2011 the satisfaction of the required performance conditions was not considered probable. No amounts are payable under the LTRP awards or the Performance-Based RSU awards in connection with a voluntary resignation without “good reason” and therefore no amounts have been included for these awards under this scenario for Mr. Rowe.

•	Restricted Shares. The 2011 restricted share awards terminate upon retirement or resignation without “good reason.”

•	Merger Incentive RSUs. The Merger Incentive RSUs terminate upon retirement or resignation without “good reason.”

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Health and Welfare Benefits. Upon any termination other than for “cause”, Mr. Smisek and Ms. Foxhall are eligible to receive continued coverage under the Company’s welfare benefits plans for themselves and their eligible dependents at rates equivalent to those paid by similarly-situated employees who continue in service. Mr. Smisek will receive this benefit until he is eligible for Medicare (but in no event beyond age 65). Ms. Foxhall will continue to receive this benefit until the later of the date she or her spouse becomes eligible for Medicare. Upon any termination other than for “cause”, Mr. Smisek and Ms. Foxhall are eligible to receive continued life insurance benefits. Mr. Smisek receives this benefit until he is eligible for Medicare (but in no event beyond age 65) and Ms. Foxhall receives this benefit until the later of the date she or her spouse becomes eligible for Medicare.

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Flight Benefits. Upon any termination other than for “cause”, flight benefits are provided for the remainder of the executive’s lifetime, with indemnification for taxes on imputed income, subject to an annual limit. Prior to the Merger, United and Continental adopted policies to eliminate tax indemnification for post-separation perquisites provided to officers who were not entitled to such benefits as of the date the respective policy was adopted. Each of the named executive officers had a grandfathered right to these post separation tax reimbursements. Upon death, each executive’s survivors will receive a limited flight benefit, which has not been separately valued for purposes of the above tables and is shown at the same value as the other termination scenarios. Mr. Smisek also is entitled to two parking spaces at the Company’s hub airports in Houston, Texas and Chicago, Illinois for the remainder of his lifetime. The aggregate current annual cost of these parking spaces is approximately $1,200, which has not been separately valued for purposes of the above table.

•

Automobile. Upon any termination other than for “cause”, Mr. Compton retains the automobile that he was using at the time his employment terminated, which was valued at the carrying value of the automobile currently provided by the Company. Mr. Rowe’s employment agreement includes a similar provision, but he has waived his right to a Company provided automobile and thus there was no applicable value.

Termination Due to Death or Disability

If a named executive officer was terminated due to death or disability on December 31, 2011, in addition to applicable benefits as described above, he or she would have been entitled to the following benefits:

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LTIP Awards / Profit Based RSUs (pre-Merger). For Messrs. Smisek, Rowe, and Compton, the outstanding LTIP award for the performance period 2010-2012 would vest and be paid in full without proration. Ms. Foxhall would not receive any additional payment with respect to such LTIP award beyond what she has previously received based on her retirement eligibility. For Messrs. Smisek and Rowe, all outstanding Profit-Based RSUs would also vest and be paid in full without proration. The value of the LTIP awards is based on the base salary and position of the executive on September 30, 2010. The applicable base salaries for this purpose are as follows: Mr. Smisek—$730,000; Mr. Rowe—$383,908; and Mr. Compton—$383,908. The value of each Profit-Based RSU was determined by multiplying the number of units that were unvested as of the date of the triggering event by $23.48, the average closing price of a share of Continental common stock for the 20 trading days prior to October 1, 2010, and multiplying that amount by 150%, the level of performance deemed achieved upon the Merger.

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Stock Options / RSUs (Pre-Merger). For Mr. McDonald, all outstanding stock options and RSUs will accelerate and vest upon death or disability. The exercise period for outstanding stock options will be extended to one year from the date of termination. The value of each stock option award that was subject to acceleration was determined by multiplying the number of shares subject to each option that was unvested as of December 31, 2011 by the excess (if any) of $18.87 (the closing share price of the Company’s common stock on December 30, 2011) over the exercise price of the option. As of December 31, 2011, Mr. McDonald held 31,000 unvested stock options. As of December 31, 2011, Mr. McDonald held 54,401 pre-Merger RSUs. The value of each RSU award was determined by multiplying the number of RSUs subject to acceleration by $22.33, the average closing price of a share of Company common stock for the 20 trading days prior to October 1, 2010.

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2009 Cash Incentive Opportunity (pre-Merger). For Mr. McDonald, a pro-rata portion of a long-term cash incentive opportunity granted in 2009 under the ICP will vest at the target level ($600,000). This award was paid on April 1, 2012 pursuant to its regular vesting schedule.

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2011 LTRP Awards / Performance-Based RSUs. For Mr. Smisek, the 2011 LTRP award and the 2011 Performance-Based RSUs vest and become payable (without proration) at the same time as payments are made to other participants, based on actual achievement of performance targets and as if Mr. Smisek had remained employed through the end of the applicable performance period. For purposes of the termination tables set forth above, the target opportunity under the LTRP award has been included as an estimate of the future payment to Mr. Smisek. No amount has been included for Mr. Smisek with respect to the 2011 Performance-Based RSU award because as of December 31, 2011 the satisfaction of the required performance conditions was not considered probable. For Messrs. Rowe, McDonald and Compton and Ms. Foxhall, the 2011 LTRP awards and the 2011 Performance-Based RSUs vest at the target level and are paid out immediately on a pro-rata basis. The value of each 2011 Performance-Based RSU was determined based on the Common Stock closing stock price on December 30, 2011, which was $18.87 per share. Vested Performance-Based RSUs will be settled based on the 20-day average closing price of a share of Company Common Stock at the end of the performance period, but may not exceed the maximum payment amount established by the Compensation Committee. The 20-day average closing price as of December 30, 2011 was $19.98 per share.

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Restricted Shares. The 2011 restricted share awards vest in full. The value of each restricted share was determined based on a share price of $18.87, the closing price of a share of Company common stock on December 30, 2011.

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Merger Incentive RSUs. For Mr. Smisek, the Merger Incentive RSUs vest and become payable (without proration) at the same time as payments are made to other participants, based on actual achievement of integration goals and as if Mr. Smisek had remained employed through the end of the applicable performance period. For purposes of the termination tables set forth above, the value of the Merger Incentive RSUs is based on the outstanding awards as of December 31, 2011 assuming that the awards had achieved the threshold or entry level of performance as set forth in the Outstanding Equity Awards at 2011 Fiscal Year-End table above. For Messrs. Rowe, McDonald and Compton and Ms. Foxhall, the Merger Incentive RSUs vest at the target level and are paid out immediately on a pro-rata basis. For purposes of the termination tables, the value of each Merger Incentive RSU was determined based on the Common Stock closing share price on December 30, 2011, which was $18.87 per share. Vested Merger Incentive RSUs will be settled based on the 20-day average closing price of the Company’s Common Stock either immediately prior to the vesting date or, as applicable, on the last day of the month in which the Merger milestone is achieved, but may not exceed the maximum payment amount established by the Compensation Committee. The 20-day average closing price of the Common Stock as of December 31, 2011 was $19.98 per share.

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Frozen SERP Benefit. If the executive dies, the surviving spouse is entitled to immediate payment of the SERP benefit in a lump sum. This lump sum payment is the present value of the hypothetical benefit that would be payable if the participant had terminated employment on the date of death, survived until age 60, been entitled to and elected a contingent annuitant option with 50% of the benefit continuing to his or her surviving spouse at his or her death, and died the day after benefits commenced. Assuming a date of death of December 31, 2011, the lump sum benefit would be payable on January 1, 2012 and the amounts payable to the beneficiaries of the named executive officers would be as follows: Mr. Smisek — $5,160,197; Mr. Rowe — $97,616; Mr. Compton — $2,130,569; and Ms. Foxhall — $176,668.

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Health and Welfare Benefits. In the case of death, the named executive officers’ beneficiaries are entitled to receive proceeds of life insurance benefits as determined under the applicable life insurance policies. For Messrs. Rowe, McDonald, and Compton and Ms. Foxhall, this benefit is equal to three times his or her base salary at the time of death. For Mr. Smisek, there is a life insurance benefit included in his employment agreement which, as of December 31, 2011, provides his beneficiary with a payment equal to $6,703,125, representing 2.75 times the sum of (i) his base salary ($975,000) and (ii) 150% of his base salary (equivalent to the value of his cash severance). In the case of disability, the named executive officer is eligible to receive monthly benefits under the Company’s applicable disability policies. There is no additional cost to the Company associated with payments under these policies and therefore no additional amounts are included in the tables with respect to these policies.

Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason”

If any of the named executive officers was terminated by the Company without “cause” or terminated voluntarily for “good reason” (as defined in his or her employment agreement) on December 31, 2011, in addition to the benefits described above (with the exception of the disability benefits or life insurance payment and except as modified below), he or she would have been entitled to the following:

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Cash Severance. A cash severance payment equal to 2.75 times the sum of (i) his or her current base salary (Smisek—$975,000, Rowe—$750,000, McDonald—$850,000, Compton—$750,000, and Foxhall—$650,000) and, (ii)(a) for Mr. Rowe, target bonus under the annual incentive plan for 2011 (135% of base salary), (b) for Messrs. McDonald and Compton and Ms. Foxhall, the target percentage under the applicable annual incentive plan for 2010 (135%, 125% and 125%, respectively) multiplied by year-end base salary or, (c) for Mr. Smisek, 150% of his year-end base salary. However, for Mr. McDonald, the severance payment will be reduced by $2,634,082 as an offset for an amount of certain special retention payments he previously received from the Company. To the extent permitted under Section 409A of the Code, the severance payment is made in one lump sum payment. If the severance payment is subject to a six-month delay, interest will be paid on the delayed payment.

•

Stock Options (pre-Merger). For Mr. McDonald, all outstanding stock options will accelerate and vest as set forth above. The stock options will remain exercisable for a period generally equal to three months following termination.

•	2009 Long-Term Cash Incentive Opportunity (pre-Merger). For Mr. McDonald, payment of the full target value of the 2009 long-term cash incentive opportunity as described above.

•

2011 LTRP Awards / Performance-Based RSUs. For Mr. Smisek, the 2011 LTRP award and the 2011 Performance-Based RSUs vest and become payable (without proration) at the same time as payments are made to other participants, based on actual achievement of performance targets and as if Mr. Smisek had remained employed through the end of the applicable performance period. For purposes of the termination tables set forth above, the target opportunity under the LTRP award has been included as an estimate of the future payment to Mr. Smisek. No amount has been included for Mr. Smisek with respect to the 2011 Performance-Based RSU award because as of December 31, 2011 the satisfaction of the required performance conditions was not considered probable. For Messrs. Rowe, McDonald and Compton and Ms. Foxhall, the 2011 LTRP awards and the 2011 Performance-Based RSUs would be forfeited and no payment would be made with respect to such awards.

•	Restricted Shares. For Mr. Smisek, the 2011 restricted share awards vest in full. The value of each restricted share was determined based on a share price of $18.87, the closing price of a share of

Company common stock on December 30, 2011. For Messrs. Rowe, McDonald and Compton and Ms. Foxhall, the 2011 restricted share awards would be forfeited and no payment would be made with respect to such awards.

•

Merger Incentive RSUs. For Mr. Smisek, the Merger Incentive RSUs vest and become payable (without proration) at the same time as payments are made to other participants, based on actual achievement of integration goals and as if Mr. Smisek had remained employed through the end of the applicable performance period. For purposes of the termination tables set forth above, Mr. Smisek’s Merger Incentive RSUs were valued as described above in the event his employment terminated due to death or disability. For Messrs. Rowe, McDonald and Compton and Ms. Foxhall, the Merger Incentive RSUs would be forfeited and no payment would be made with respect to such awards.

•

Health and Welfare Benefits. For Mr. Smisek and Ms. Foxhall, continued coverage under the Company’s welfare benefit plans and continued life insurance benefits as set forth above. For Messrs. Rowe, McDonald, and Compton continued coverage under the Company’s welfare benefits plans for themselves and their eligible dependents at rates equivalent to those paid by similarly situated employees who continue in service, for 33 months following termination (until September 30, 2014) or (i) if earlier, until he receives similar benefits from a subsequent employer or (ii) if he had otherwise been entitled to receive retiree medical coverage under a particular welfare benefit plan if he had retired as of the date of termination, he would receive coverage pursuant to the terms of such plan. The continued welfare benefits shall be subject to any Medicare or other coordination of benefits provisions under a particular welfare benefit plan. Messrs. Rowe, McDonald, and Compton, also receive continued life insurance benefits for 33 months following termination.

•	Outplacement Services. Outplacement consulting services for 12 months following termination with an estimated cost of $18,000.

“Change in Control”

If a “change in control” of the Company occurred on December 31, 2011, under the Management Equity Incentive Plan and the ICP, Mr. McDonald would have been entitled to the following with respect to his pre-Merger awards: (i) the immediate vesting of stock options; (ii) the immediate vesting of restricted stock units that were unvested as of December 31, 2011, with restricted stock units settled in cash based upon the average of the closing price of UAL stock during the 20 trading days prior to October 1, 2010 ($22.33); and (iii) a prorated 2009 long-term cash incentive opportunity paid at target. Except as noted below with respect to retirement eligible participants or the Merger Incentive RSUs, no payments or benefits are provided to the named executive officers unless there is also a qualified termination of employment. These payments and benefits are generally parallel to those provided upon a qualified termination in the absence of a change in control. For purposes of the termination tables set forth above, “qualifying event” includes involuntary termination without “cause,” voluntary termination for “good reason,” death, disability and attainment of retirement eligibility.

The 2011 restricted share awards include a double-trigger with respect to a change in control, and would vest in full only if the holder terminated for “good reason” or upon a qualifying event within two years of the change in control and prior to normal vesting. The 2011 LTRP awards and the Performance Based RSU awards also include double-trigger provisions. Pursuant to each of these awards, the performance goals would be deemed satisfied at the target level of performance, which was specified by the Compensation Committee as the change in control level of performance at the time the awards were granted. Payments would be subject to continued employment through the end of the performance period except in situations involving a qualifying termination event, death, disability or with respect to a retirement eligible participant, who would be eligible for pro-rata payment. Payments with respect to these awards upon a qualifying termination event, death or disability would be made without proration to Mr. Smisek and on a pro-rated basis to the other named executive officers. The outstanding Merger Incentive RSUs would be deemed to have been achieved at the target level of performance and would be eligible for immediate payment on a pro-rata basis (except for Mr. Smisek, whose payment would not be prorated).

None of our named executive officers will be entitled to indemnification with respect to excise taxes under Section 4999 of the Code for a change in control other than the 2010 Merger. Instead, payments to each named executive officer that would be subject to the excise tax will be reduced to the level at which the excise tax will not be applied unless such executive would be in a better net after-tax position by receiving the full payments and paying the excise tax.

Termination of Mr. Halbert

Mr. Halbert’s Separation Payments and Estimated Benefits:
Type of Payment or Benefit	Separation Agreement Payments and Benefits ($)
Cash Severance	3,000,000
Health and Welfare Benefits
Continuation of Health & Welfare Benefits	65,162
Continuation of Life Insurance Benefit	11,312
Perquisites and Tax Payments
Flight Benefits	13,930
Tax Indemnification on Flight Benefits	146,598

Effective April 30, 2011, the Company and Mr. Halbert entered into a separation agreement setting forth the terms of Mr. Halbert’s separation from the Company. Pursuant to the agreement, the Company and Mr. Halbert agreed to the following payments in connection with his termination: (i) cash severance in the amount of $3 million, (ii) continuation of health and welfare benefits and life insurance, on the same basis as such benefits are provided to active employees, through December 31, 2013, and (iii) continuation of lifetime flight benefits in accordance with the terms of his employment agreement. Mr. Halbert’s 2011 incentive awards were forfeited in full as of his separation date in accordance with the terms of the awards. Mr. Halbert remains subject to restrictive covenants governing confidentiality, non-solicitation and non-competition in accordance with the terms of his employment agreement and through the period ending December 31, 2013, except with respect to confidentiality obligations that continue indefinitely. The Company and Mr. Halbert also entered into a consulting agreement that provides the Company the opportunity to obtain up to 1,000 hours of professional consulting services from Mr. Halbert through the period ending December 31, 2013. The Company has not utilized any services pursuant to such agreement. The terms of the separation agreement and the consulting agreement were considered and approved by the Compensation Committee.

Material Defined Terms

The terms “cause” and “good reason” as used above are defined under the employment agreements and are set forth below.

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“Cause” means, in general, (i) gross neglect or willful gross misconduct (for Mr. Smisek such conduct must result in a material economic harm to the Company); (ii) conviction of, or plea of nolo contendre to, a felony or crime involving moral turpitude; (iii) the executive’s commission of an act of deceit or fraud intended to result in personal and unauthorized enrichment of the executive at the Company’s expense; or (iv) a material breach of a material obligation of the executive under his or her employment agreement. For Messrs. Rowe, McDonald, and Compton and Ms. Foxhall, “cause” also includes (a) the executive’s abuse of alcohol or drugs rendering the executive unable to perform the material duties and services required under his or her employment agreement or (b) a material violation of Company policies.

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With respect to Mr. Smisek, “good reason” means, in general, (i) a material diminution in his authority, duties or responsibilities; (ii) a change in the location at which he must performance services by more than 50 miles from Houston, Texas and Chicago, Illinois; (iii) a diminution in his base salary, except as part of an across-the-board reduction in salary; (iv) failure to appoint him as Chairman of the Board upon the end of Mr. Tilton’s service as such or the removal of Mr. Smisek as Chairman of the Board; (v) the expiration of the employment agreement following non-renewal by the Company; or (vi) a material breach of the employment agreement by the Company.

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With respect to Messrs. Rowe, McDonald, and Compton and Ms. Foxhall, “good reason” means, in general, (i) a material diminution in the executive’s authority, duty or responsibilities; (ii) a material diminution in the executive’s base salary, except as part of an across-the-board reduction in salary; (iii) a relocation of the executive’s principal place of employment by more than 50 miles (other than a relocation to Chicago, Illinois as a result of the Merger); or (iv) a material breach of the applicable employment agreement by the Company.

•

“Change in Control” means, in general, the occurrence of any one of the following events: (i) certain acquisitions by a third-party or third-parties, acting in concert, of at least a specified threshold percentage of the Company’s then outstanding voting securities; (ii) consummation of certain mergers or consolidations of the Company with any other corporation; (iii) stockholder approval of a plan of complete liquidation or dissolution of the Company; (iv) consummation of certain sales or dispositions of all or substantially all the assets of the Company; and (v) certain changes in the membership of the Company’s board of directors.

Restrictive Covenants and Release Requirement

The employment agreements with Messrs. Rowe, McDonald, and Compton and Ms. Foxhall contain non-solicitation, non-competition and no-hire provisions for the two year period following termination of employment (except, with respect to the non-competition covenant, if such termination is by the Company without “cause” or by the executive for “good reason”). Mr. Smisek will continue to be subject to the Confidentiality and Non-Compete Agreement with Continental dated April 23, 2009, which includes an 18-month non-compete obligation following termination of his employment, except if such termination is by the Company for a reason other than “cause” or by Mr. Smisek for “good reason”. In addition, each of the above named executives officers is bound by an obligation of confidentiality for an indefinite duration.

The employment agreements with each of the named executive officers contain a requirement to execute a release of claims in favor of the Company in order to receive the above referenced benefits (other than the frozen SERP benefits).

Methodologies and Assumptions used for Calculating Other Potential Post-Employment Payments

For purposes of quantifying the payments and estimated benefits disclosed in the foregoing tables, the Company utilized the following assumptions and methodologies to calculate the applicable costs to the Company:

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Continuation of health and welfare benefits. The present value of health and welfare benefits which are continued for a pre-defined period following certain qualifying triggering events was determined based on assumptions used for financial reporting purposes (i.e. FASB ASC 715-20-50 assumptions) using a discount rate of 4.78%, and includes only the portion of the benefits that is greater than the benefit that would be provided to all management employees. Mr. Smisek is assumed to be eligible for Medicare beginning on August 17, 2019. The later of the date that Ms. Foxhall or her spouse become eligible for Medicare is assumed to be October 14, 2018. The value of the continued life insurance benefits was determined based on individual insurance premium rates paid by the Company for each executive.

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Flight benefits and related tax reimbursements. The value of travel privileges was determined by utilizing the following assumptions: (i) executive and eligible family members and significant others continue to utilize the travel benefit for a period of 20 years; (ii) the level of usage for each year is the same as the actual usage was for the executive and such persons for 2011; and (iii) the incremental cost to the Company for providing travel benefits for each year is the same as the actual incremental cost incurred by the Company for providing travel benefits to the executive and eligible family members and significant others for 2011. On the basis of these assumptions, the Company determined the value of travel benefits by calculating the present value of the assumed incremental cost of providing the benefit to the executive and the executive’s spouse over a 20-year period using a discount rate of 4.78%. The tax indemnification on flight benefits was determined utilizing the same three assumptions stated above. Using these assumptions, the Company determined the value of the indemnification by calculating the present value of the executive’s future assumed annual tax indemnification (equal to the executive’s actual 2011 tax indemnity) over a 20-year period for retirees using a discount rate of 4.78%.

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280G excise tax. Section 4999 of the Code imposes an excise tax on so-called “excess parachute payments” made to an executive in connection with a change in control as described in section 280G of the Code. Each of the named executive officers (other than Mr. McDonald) is entitled to a reimbursement for any potential excise taxes under Section 4999 of the Code solely to the extent that the application of such excise tax is due to the 2010 Merger. As of December 31, 2011, the Company’s 280G analysis has determined that no such excise taxes are payable with respect to the named executive officers and therefore no amount of tax indemnification has been included in the tables. The analysis of estimated excise taxes under Section 4999 of the Code that are in connection with the Merger are calculated in accordance with the provisions of Section 280G of the Code. Certain elements of compensation are not subject to the excise tax, including any amounts attributable to reasonable compensation for services provided following the Merger, depending on the actual timing and circumstances surrounding the applicable termination of employment.

With respect to any change in control transaction occurring on December 31, 2011 or any future transaction that results in the application of an excise tax under section 4999 of the Code, amounts payable to our executives will be reduced to the threshold level under section 280G of the Code to avoid the excise tax, except to the extent that the executive would be in a better net after-tax position by receiving the payments and paying the excise tax. The above tables do not assume any reduction in payments as a result of this provision.

2011 DIRECTOR COMPENSATION

The following table represents the amount of director compensation in 2011 for each director other than Mr. Smisek. As the Company’s President and Chief Executive Officer, Mr. Smisek receives no additional compensation for his service as a director. Mr. Smisek’s compensation as an employee of the Company is shown in the 2011 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
CURRENT DIRECTORS(3)
Stephen R. Canale	—	—	1,170	1,170
Carolyn Corvi	102,500	80,000	971	183,471
W. James Farrell	102,500	80,000	20,169	202,669
Jane C. Garvey	97,500	80,000	6,509	184,009
Walter Isaacson	97,500	80,000	26,636	204,136
Henry L. Meyer III	102,500	80,000	9,048	191,548
Oscar Munoz	107,500	80,000	35,608	223,108
James J. O’Connor	110,000	80,000	41,533	231,533
Laurence E. Simmons	105,000	80,000	27,887	212,887
Glenn F. Tilton	702,500	230,000	109,110	1,041,610
David J. Vitale	112,500	80,000	24,188	216,688
John H. Walker	95,000	80,000	10,403	185,403
Charles A. Yamarone	102,500	80,000	6,398	188,898
FORMER DIRECTORS
Kirbyjon H. Caldwell(4)	73,125	80,000	32,146	185,271
Wendy J. Morse(5)	—	—	22,401	22,401

(1) This column reflects the grant date fair value of 3,636.36 share units granted to each of the non-employee directors on June 9, 2011, as discussed under the caption “Equity Compensation” below, calculated pursuant to FASB ACS Topic 718. The column also reflects the grant date fair value of 7,763 restricted stock units granted to Mr. Tilton on October 31, 2011 in connection with his service as the Company’s non-executive Chairman, as discussed under the caption “Chairman Compensation” below, calculated pursuant to FASB ACS Topic 718. As of December 31, 2011, the aggregate number of share units outstanding for each individual who served as a non-employee director was: 3,636.36 for each of Ms. Corvi, and Messrs. Meyer, Munoz, Simmons, Tilton and Yamarone; 7,452.23 for Ms. Garvey; 10,664.85 for each of Messrs. Farrell, O’Connor, Vitale and Walker; and 30,344.06 for Mr. Isaacson. In addition, Mr. Tilton holds 13,147 restricted stock units.

(2) All other compensation includes: (a) with respect to certain non-employee directors, matching contributions to nonprofit organization(s) to which the director makes a personal commitment(s), as discussed under the caption “Charitable Contributions” below; (b) for Mr. Tilton, insurance premiums paid by the Company; reserved parking at the Company’s headquarters in Chicago; and the incremental cost to the Company relating to his personal use of a company car and driver ($50,808); (c) a tax reimbursement relating to flight benefits (which value is greater than the incremental cost to the Company of providing such benefits) for each director as follows: Mr. Canale - $1,170; Ms. Corvi - $971; Mr. Farrell - $17,733; Ms. Garvey - $1,509; Mr. Isaacson - $6,312; Mr. Meyer - $9,048; Mr. Munoz -$30,306; Mr. O’Connor -$18,765; Mr. Simmons - $21,718; Mr. Tilton - $10,042; Mr. Vitale - $3,918; Mr. Walker - $9,272; Mr. Yamarone - $6,398; Mr. Caldwell - $27,191; and Ms. Morse - $18,135; and (d) as required by SEC rules, for certain directors whose perquisites equal or exceed $10,000, the aggregate incremental cost to the Company of such director’s flight benefits.

(3) James J. Heppner is not included in the table as Mr. Heppner joined the Board of Directors effective January 1, 2012.

(4) Effective September 28, 2011, Mr.Caldwell ceased serving as a member of the Board of Directors.

(5) Effective December 31, 2011, Ms. Morse ceased serving as a member of the Board of Directors.

We do not pay directors who are employees of the Company or directors who are elected by a class of stock other than Common Stock additional cash or equity compensation for their services as directors; however, each of the ALPA director and the IAM director are entitled to receive certain flight benefits. For purposes of the disclosure contained in this section, we refer to the non-employee directors elected by the holders of our Common Stock as “non-employee directors.”

To attract and retain the services of experienced and knowledgeable non-employee directors, the Company adopted the 2006 Director Equity Incentive Plan, which we refer to as the “DEIP.” Under the DEIP, non-employee directors may receive as compensation periodic awards, stock compensation or cash compensation. Periodic awards are equity-based awards including options, restricted stock, stock appreciation rights and/or shares that are granted to non-employee directors from time to time at the discretion of the Board.

The Nominating/Governance Committee periodically reviews and makes recommendations to the Board regarding the form and amount of compensation of the Company’s directors, including the compensation of the non-executive Chairman. The Nominating/Governance Committee has not delegated any authority with respect to director compensation matters, and no executive officer plays a role in determining the amount of director compensation. The Compensation Committee’s compensation consultant, Exequity, has advised the Nominating/Governance Committee with respect to director compensation matters. These matters include, among other things, a review and market analysis of board of director pay and benefits, and share ownership guidelines.

Retainer and Meeting Fees

For the year ended December 31, 2011, cash compensation for the non-employee directors consisted of the following:

•	an annual retainer of $80,000;

•

an additional annual retainer of $10,000 for the Chairperson of the Public Responsibility Committee; $15,000 for the Chairperson of the Compensation, Executive, Finance and Nominating/Governance Committees; and $20,000 for the Chairperson of the Audit Committee; and

•

an additional annual retainer of $5,000 for the members (other than the Chair) of the Public Responsibility Committee, $7,500 for the members (other than the Chair) of the Compensation, Executive, Finance and Nominating/Governance Committees; and $10,000 for the members (other than the Chair) of the Audit Committee.

Equity Compensation

For the year ended December 31, 2011, non-employee directors received an annual grant of share units on June 9, 2011, with a grant date fair value equal to $80,000. Each share unit represents the economic equivalent of one share of Common Stock and vests on the one-year anniversary of the date of grant. Delivery of a cash payment in settlement of the share units will be made on the vesting date based on the average of the high and low sale prices of Common Stock on the anniversary date.

The stock ownership guidelines that apply to our non-employee directors encourage our non-employee directors to hold at least 3,500 shares of Common Stock or equity-based awards (including share units and restricted shares). The Nominating/Governance Committee reviews equity ownership of the non-employee directors annually. Once a non-employee director is determined to be in compliance with the stock ownership guidelines, the non-employee director will be considered to be in compliance until such time as he or she sells or otherwise disposes of any of his or her Common Stock, at which time the Nominating/Governance Committee will re-evaluate the non-employee director’s compliance with the stock ownership guidelines. All non-employee directors are currently in compliance with the guidelines.

Deferral Options under the DEIP

In prior years, non-employee directors were permitted to defer the receipt of some or all cash compensation through credits to a cash and/or share account established and maintained by the Company on behalf of the director. Non-employee directors were also permitted to defer the receipt of shares that would otherwise be issued under a periodic award through credits to his or her share account. Distribution from the cash and/or share accounts will be made, if in a lump sum, or will commence, if in installments, as soon as administratively practicable after January 1 of the year following the year the non-employee director terminates his or her position as a director of the Company. The Board eliminated the deferral option with respect to compensation awarded in 2011.

Travel Benefits

We consider it important for our directors to understand our business and to have exposure to our operations and employees. For that reason, our directors receive flight benefits, including a travel card permitting positive space travel by the director, the director’s spouse or qualified domestic partner and certain other eligible travelers, frequent flyer cards, and access to our United Club facilities. These benefits are taxable to the director, subject to the reimbursement of certain of such taxes by the Company. Prior to the Merger, United and Continental adopted policies to eliminate tax indemnification for post-separation perquisites provided to non-employee directors who did not have an existing right to such benefits as of the date the respective policy was adopted. The tax indemnification provided to the non-employee directors is subject to an annual limit. A director who retires from the Board with at least five consecutive years of service will receive lifetime travel benefits, subject to certain exceptions.

Charitable Contributions

We adopted a program in 2009 through which the Company provides a matching charitable contribution to qualifying nonprofit organizations to which a director makes a personal commitment in an aggregate amount of up to $20,000 per year. In the case of each of the ALPA director and IAM director, the Company will provide a matching charitable contribution to qualifying nonprofit organizations to which the director or their respective union contributes up to $20,000 per year in the aggregate.

During 2011, directors elected by the holders of Common Stock were also entitled to donate ten round trip tickets each year for complimentary positive space travel to charity.

Chairman Compensation

Upon completion of the Merger on October 1, 2010, Mr. Tilton stepped down as President and Chief Executive Officer of the Company and became non-executive Chairman of the Board. Mr. Tilton entered into a letter agreement with the Company setting forth the terms of his compensation as non-executive Chairman of the Board following the Merger.

Pursuant to this letter agreement, Mr. Tilton is entitled to the same compensation and travel privileges as those provided to the other non-employee directors of the Company. In addition, Mr. Tilton is entitled to receive certain enhanced payments and benefits in recognition of the unique contributions he is expected to make and the heightened responsibilities he is expected to have in the role of Chairman of the Board in light of his prior roles leading the Company as President, Chief Executive Officer and Chairman. Mr. Tilton is entitled to an additional annual cash retainer equal to $600,000 and an additional annual grant of restricted stock units with a grant date fair market value equal to $150,000. The restricted stock units will vest upon the earliest of: (i) the first anniversary of the grant date; (ii) December 31, 2012; (iii) Mr. Tilton’s separation from service as Chairman due to his death, disability or his removal without cause; and (iv) Mr. Tilton’s retirement with the consent of the Company’s Board. Mr. Tilton is also entitled to office space and administrative support during his service as Chairman of the Board and for a period of ten years thereafter and the use of a company car and driver until December 31, 2012.

AUDIT COMMITTEE REPORT

United Continental Holdings, Inc. Audit Committee Report

To the Board of United Continental Holdings, Inc.:

The Audit Committee is comprised of six non-employee members of the Board. After reviewing the qualifications of the current members of the Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that: (i) all current Committee members are “independent” as that concept is defined in Section 10A of the Exchange Act; (ii) all current Committee members are “independent” as that concept is defined in the applicable rules of the NYSE; (iii) all current Committee members are “financially literate” under the rules of the NYSE; and (iv) each of Mr. Munoz, Mr. Vitale and Mr. Walker qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act.

The Board appointed the undersigned directors as members of the Committee and adopted a written charter setting forth the procedures and responsibilities of the Committee. Each year, the Committee reviews the charter and reports to the Board on its adequacy in light of applicable NYSE rules. In addition, the Company will furnish an annual written affirmation to the NYSE relating to, among other things, clauses (ii)-(iv) of the first paragraph of this report and the adequacy of the Committee charter.

During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “10-K”), the Committee, among other matters:

•

reviewed and discussed the audited financial statements included in the 10-K with management and the Company’s independent registered public accounting firm, referred to in this report as the “independent auditors”;

•	reviewed the overall scope and plans for the audit and the results of the examinations by the Company’s independent auditors;

•

met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors;

•

discussed with the Company’s senior management, independent auditors and internal auditors the process used for the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC;

•

reviewed and discussed with the independent auditors: (i) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies; (ii) the written communications required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence and the independence of the independent auditors; and (iii) the matters required to be discussed with the Committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended;

•

based on these reviews and discussions, as well as private discussions with the independent auditors and the Company’s internal auditors, recommended to the Board the inclusion of the audited financial statements of the Company and its subsidiaries in the 10-K; and

•

determined that the non-audit services provided to the Company by the independent auditors (discussed below under Proposal No. 2) are compatible with maintaining the independence of the independent auditors. The Committee’s pre-approval policies and procedures are discussed below under Proposal No. 2.

Notwithstanding the foregoing actions and the responsibilities set forth in the Committee charter, the charter clarifies that the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditor’s report. The functions of the Committee are not intended to duplicate or substitute the activities of management and the independent auditors, and the Committee members cannot provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certifications as to the work of the independent auditors. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.

The Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receives the communications described above. The Committee has also established procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide the Committee with an independent basis to determine that management has maintained: (i) appropriate accounting and financial reporting principles or policies; or (ii) appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Respectfully submitted,

Audit Committee

Oscar Munoz, Chairman

Carolyn Corvi

Walter Isaacson

Laurence E. Simmons

David J. Vitale

John H. Walker

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Independent Public Accountants

Ernst & Young LLP was the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011. The Audit Committee has approved the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

As previously disclosed, the Audit Committee approved the dismissal of Deloitte & Touche LLP as the Company’s independent registered public accounting firm on February 25, 2010 following the conclusion of Deloitte & Touche LLP’s 2009 fiscal year audit for the Company. Deloitte & Touche LLP’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2009 and December 31, 2008 and through the interim period between December 31, 2009 and the conclusion of Deloitte & Touche LLP’s 2009 fiscal year audit for the Company, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Committee Pre-Approval Policy and Procedures

In October 2002, the Audit Committee adopted a policy on pre-approval of services of the Company’s independent registered public accounting firm. The policy provides that the Audit Committee shall pre-approve all audit and non-audit services to be provided to the Company and its subsidiaries and affiliates by its auditors. The process by which this is carried out is as follows:

For recurring services, the Audit Committee reviews and pre-approves the independent registered public accounting firm’s annual audit services and employee benefit plan audits in conjunction with the Committee’s annual appointment of the outside auditors. The materials include a description of the services along with related fees. The Committee also reviews and pre-approves other classes of recurring services along with fee thresholds for pre-approved services. In the event that the pre-approval fee thresholds are met and additional services are required prior to the next scheduled Committee meeting, pre-approvals of additional services follow the process described below.

Any requests for audit, audit-related, tax and other services not contemplated with the recurring services approval described above must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

On a periodic basis, the Audit Committee reviews the status of services and fees incurred year-to-date and a list of newly pre-approved services since its last regularly scheduled meeting. The Audit Committee has considered whether the 2011 non-audit services provided by the independent registered public accounting firm are compatible with maintaining auditor independence.

All of the services in 2011 and 2010 under the Audit Related, Tax and All Other Fees categories below have been approved by the Audit Committee pursuant to paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X of the Exchange Act.

Independent Registered Public Accounting Firm Fees

UAL’s aggregate fees billed for professional services rendered by external auditors in 2011 and 2010 are as follows (in thousands):

Service	2011	2010
Audit Fees	$4,124	$4,028
Audit-Related Fees	209	325
Tax Fees	1,198	463
All Other Fees	5	11

Total	$5,536	$4,827

Audit Fees

For 2011 and 2010, audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements (including an audit of the effectiveness of the Company’s internal control over financial reporting), including audits covering UAL and its wholly owned subsidiaries, United and Continental (for Continental, only includes fees for audit services after the Merger date). Audit fees also include attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, Merger-related technical accounting consultations, purchase accounting audit procedures, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

Audit-Related Fees

In 2011, fees for audit-related services included audits of subsidiaries and joint ventures that are not required to be audited by governmental or regulatory bodies. In 2010, fees for audit-related services consisted of carve-out audits and due diligence and assistance with Merger-related activity prior to the closing of the Merger. Audit-related services also include audits of subsidiaries that are not required to be audited by governmental or regulatory bodies.

Tax Fees

Tax fees include professional services provided for preparation of tax returns of certain expatriate employees, personal tax compliance and advice for certain officers, preparation of federal, foreign and state tax returns, review of tax returns prepared by the Company, assistance in assembling data for tax-related analysis or to respond to governmental reviews of past tax filings, and Merger-related tax advice (2010 only), exclusive of tax services rendered in connection with the audit.

All Other Fees

Fees for all other services billed in 2011 and 2010 consist of a subscription to Ernst & Young LLP’s on-line accounting research tool.

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for fiscal year 2012. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2010. It is anticipated that representatives of Ernst & Young LLP will be present at the meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from those attending the meeting.

The stockholders are being asked to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2012. Although ratification is not required by law or the Company’s Bylaws, the Board is submitting the appointment to the stockholders as a matter of good corporate governance. In the event of a negative vote on such ratification, the Audit Committee may reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012, WHICH IS DESIGNATED AS PROPOSAL NO. 2.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, we are providing stockholders with the opportunity to vote on an advisory resolution, commonly known as a “say-on-pay” proposal, approving the Company’s executive compensation as reported in this proxy statement:

RESOLVED, that the stockholders approve the compensation of the named executive officers of United Continental Holdings, Inc., as disclosed in the proxy statement for the 2012 Annual Meeting of Stockholders under the section captioned “Executive Compensation” including the Compensation Discussion and Analysis, the compensation tables, the accompanying footnotes, and the related disclosure contained therein.

At the 2011 Annual Meeting of Stockholders, stockholders were asked to cast a non-binding advisory vote on whether the say-on-pay vote should be held every year, every two years or every three years (the “Frequency Vote”). A majority of stockholders voting on the matter indicated a preference for holding the say-on-pay vote on an annual basis. Accordingly, the Board resolved that the non-binding advisory vote to approve the compensation of the Company’s named executive officers will be held on an annual basis at least until the next Frequency Vote is held.

Our executive compensation program for 2011 is described in this proxy statement under the section captioned “Executive Compensation” including the Compensation Discussion and Analysis (“CD&A”), the compensation tables, the accompanying footnotes, and the related disclosure contained therein.

As discussed in the CD&A, our executive compensation programs are designed to fulfill the following principles: (i) linking executive pay to performance; (ii) attracting, retaining and appropriately rewarding our executives in line with market practices; and (iii) aligning the interests of our stockholders and executives.

The Compensation Committee designed the 2011 executive compensation program to harmonize the programs of United and Continental so that the Company’s management team participated in a single, consistent compensation program. The 2011 program also recognized the increased scope of responsibility of each of our executives following the Merger, and reinforced key themes of consistent profitability, outperforming our peers, and creating the world’s leading airline.

Our 2011 executive compensation program includes the following features which illustrate our commitment to the principles stated above:

•	A significant majority of the targeted value of our named executive officers’ pay is contingent on Company performance.

•	We utilize multiple performance metrics to motivate and reward achievements that are complementary of one another and that contribute to the long-term creation of stockholder value.

•

We utilize performance measures that emphasize absolute performance goals, which provide the primary links between incentive compensation and the Company’s business strategy and operational results, while providing balance through relative performance goals, which measure Company performance in comparison to an industry peer group.

•	Our annual incentive awards, long-term relative performance awards and Performance-Based RSUs include a limit on the maximum payout opportunities.

•

Our peer group for compensation benchmarking purposes was carefully selected to include companies of similar size in terms of median revenues, scope and complexity with which we compete for talent following the Merger.

•	All long-term incentives granted in 2011 have “double trigger” vesting provisions, such that a change-in-control transaction alone will not cause immediate vesting of the awards.

•	Pay is targeted at market median levels.

•	No annual incentives are paid unless co-workers receive a profit-sharing payment for the year.

•	Our executives are subject to stock ownership guidelines and an insider trading policy.

•	We have a policy against the implementation of new tax indemnification agreements for excise taxes that may arise from a future change-in-control.

•	We maintain a clawback policy, requiring the return of incentive payments in certain restatement situations.

•	Our executive pay program has been designed with features to mitigate against the risk of inappropriate behaviors.

•	Our Compensation Committee retains the services of an independent executive compensation consultant who provides services directly to the Compensation Committee.

•	As noted above, we have adopted an annual policy for say-on-pay vote as recommended by our stockholders at our 2011 Annual Meeting.

We urge our stockholders to read the CD&A section of this proxy statement, which discusses in greater detail how our 2011 executive compensation program implemented our guiding principles. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.

Because this vote is advisory, it will not be binding upon the Board. Moreover, this vote will not be construed as overruling a decision by the Board, creating or implying any additional fiduciary duty by the Board, or restricting or limiting the ability of the Company’s stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PAY-FOR-PERFORMANCE COMPENSATION POLICIES AND PROCEDURES EMPLOYED BY THE COMPENSATION COMMITTEE, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION IN THIS PROXY STATEMENT, WHICH IS DESIGNATED AS PROPOSAL NO. 3.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

If a stockholder of record wishes to submit a proposal for inclusion in next year’s proxy statement, the proposal must be received by us no later than December 28, 2012 and otherwise comply with SEC rules. Failure to otherwise comply with SEC rules will cause the proposal to be excluded from the proxy materials. All notices must be submitted to the General Counsel and Secretary, United Continental Holdings, Inc.—HDQLD, 77 W. Wacker Drive, Chicago, Illinois 60601.

Additionally, we must receive notice of any stockholder proposal to be submitted at the 2013 Annual Meeting of Stockholders (but not required to be included in the related proxy statement) by March 14, 2013, or such proposal will be considered untimely pursuant to Rule 14a-4 under the Exchange Act, and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

To propose business or nominate a director at the 2013 Annual Meeting of Stockholders, proper notice must be submitted by a stockholder of record no later than March 14, 2013 in accordance with our Bylaws. The notice must contain the information required by the Bylaws. No business proposed by a stockholder can be transacted at the 2013 Annual Meeting of Stockholders, and no nomination by a stockholder will be considered, unless the notice satisfies the requirements of the Bylaws. If we do not receive notice of any other matter that you wish to raise at the 2013 Annual Meeting of Stockholders, on or before March 14, 2013, our Bylaws provide that the matter shall not be transacted and the nomination shall not be considered.

ANNUAL REPORT

A copy of our Annual Report for the year ended December 31, 2011, has been made available to you on or about April 27, 2012 with this proxy statement and is available at http://www.edocumentview.com/ual. Additional copies of the 2011 Annual Report and this Notice of Annual Meeting and proxy statement, and accompanying proxy card may be obtained from the Corporate Secretary’s Office at United Continental Holdings, Inc. —HDQLD, 77 W. Wacker Drive, Chicago, Illinois 60601.

COPIES OF OUR FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO UNITED CONTINENTAL HOLDINGS, INC., C/O THE CORPORATE SECRETARY’S OFFICE—HDQLD, 77 W. WACKER DRIVE, CHICAGO, ILLINOIS 60601. YOU CAN ALSO OBTAIN A COPY OF OUR FORM 10-K AND OTHER PERIODIC FILINGS AT THE COMPANY’S WEBSITE OR FROM THE SEC’S EDGAR DATABASE AT WWW.SEC.GOV.

OTHER BUSINESS

Management knows of no other matters to be brought before the meeting. It is the case, however, that your proxy, whether submitted by mail, internet or telephone, grants the persons named in the proxy card the authority to vote on all other matters properly presented at the meeting in accordance with their best judgment. For certain matters, including stockholder proposals that are considered untimely pursuant to Rule 14a-4 under the Exchange Act, the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such matters.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week

Instead of mailing your proxy or voting instructions, you may choose one of the two methods outlined below to vote your proxy or direct the trustee as to shares held in your 401(k) plan. We encourage you to vote by internet.

Internet

•  Log on to the internet and go to

     http://www.envisionreports.com/ual.

•  Follow the steps outlined on the secured website.

Telephone

•  Call toll free 1-800-652-VOTE (8683) within the United States,

     Canada & Puerto Rico any time on a touch tone telephone.

     There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

*    Proxies submitted by internet or telephone must be received by 11:59 p.m., Eastern Time, on Monday, June 11, 2012. Voting instructions to the trustee of the United 401(k) plans submitted by internet or telephone must be received by 12:00 p.m., Eastern Time, on Thursday, June 7, 2012.

This Proxy is solicited on behalf of the Board of Directors.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy/Voting Instruction Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1,
FOR Proposal 2 and FOR Proposal 3.

1. Election of Directors	For	Withhold		For	Withhold		For	Withhold	+

01 - Carolyn Corvi	☐	☐	02 - Jane C. Garvey	☐	☐	03 - Walter Isaacson	☐	☐

04 - Henry L. Meyer III	☐	☐	05 - Oscar Munoz	☐	☐	06 - Laurence E. Simmons	☐	☐

07 - Jeffery A. Smisek	☐	☐	08 - Glenn F. Tilton	☐	☐	09 David J. Vitale	☐	☐

10 - John H. Walker	☐	☐	11 - Charles A. Yamarone	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the Appointment of Emst & Young LLP as the Company’s Independent Registered Public Accounting Firm.	☐	☐	☐	3.	Advisory Resolution Approving the Compensation of the Named Executive Officers.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Admission Ticket

2012 Annual Meeting of Stockholders of United Continental Holdings, Inc.

Tuesday, June 12, 2012

9:00 a.m., Eastern Time

Crowne Plaza Hotel

1605 Broadway

New York, New York 10019

Doors will open for registration and admittance at 8:00 a.m. Upon arrival, you must present this admission ticket and valid picture identification at the registration desk to be admitted to the Annual Meeting.

* The Proxy Statement and 2011 Annual Report are available at http://www.envisionreports.com/ual

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Annual Meeting Proxy/Voting Instruction Card – United Continental Holdings, Inc.

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Glenn F. Tilton, Jeffery A. Smisek and Brett J. Hart, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of United Continental Holdings, Inc. owned of record by the undersigned on the matters listed in this proxy and, in their discretion, on such other matters as may properly come before the 2012 Annual Meeting of Stockholders to be held at the Crowne Plaza Hotel, 1605 Broadway, New York, New York 10019 on June 12, 2012 at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, unless otherwise specified herein. This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted FOR all the director nominees listed under Proposal 1, FOR Proposal 2, and FOR Proposal 3. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting.

EMPLOYEES/PARTICIPANTS HOLDING SHARES IN UNITED AIRLINES 401(K) PLANS: This card constitutes your voting instructions to Evercore Trust Company, N.A. or its successor, as trustee under the United Airlines 401(k) plans. By signing on the reverse side, you are instructing the trustee to vote the shares of common stock of United Continental Holdings, Inc. held in the 401(k) plan in which you participate with regard to the matters listed on the reverse side of this proxy card and to act in its discretion upon other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof, all as set forth in the Notice to Plan Participants. Your voting instructions to the trustee are confidential. If properly executed and timely received, the voting instruction card will constitute a direction to the trustee to vote in the matter directed. In its discretion, the trustee is authorized to vote upon other business as may properly come before the Annual Meeting. If no choice is made or no timely direction is received, the trustee will vote your shares in proportion to allocated shares in such plan for which instructions are received, subject to applicable law.

The proxies cannot vote your shares, and the trustee cannot ensure that your instructions are tabulated, unless you vote or instruct the trustee by telephone, internet or sign and return this card. Voting instructions to the trustee from employees/participants holding shares in the 401(k) plans that are submitted by internet or telephone must be received prior to 12:00 PM, Eastern Time, on Thursday, June 7, 2012. Votes from all other stockholders that are submitted by internet or telephone must be received prior to 11:59 PM, Eastern Time, on Monday, June 11, 2012.

TO BE SIGNED AND DATED ON THE REVERSE SIDE